                           SCHEDULE 14A INFORMATION

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                               Caterpillar Inc.
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

                           [LOGO OF] CATERPILLAR /R/


                              100 NE Adams Street
                             Peoria, Illinois 61629

                    Notice of Annual Meeting of Stockholders
                           Wednesday, April 14, 1999
                       10:30 a.m., Eastern Standard Time

                    Graylyn International Conference Center
                           of Wake Forest University
                         Winston-Salem, North Carolina

                                              February 26, 1999

Fellow stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 1999 Caterpillar Inc. Annual Meeting of Stockholders to:

     .  elect directors;

     .  approve appointment of independent auditors for 1999;

     .  act on stockholder proposals presented; and

     .  conduct other business properly brought before the meeting.

You must have an admission ticket to attend, and procedures for requesting that ticket are detailed on page 26 of this proxy statement. Attendance and voting is limited to stockholders of record at the close of business on February 16, 1999.

I look forward to seeing you at the meeting.

                                              Sincerely yours,

                                              /s/ Glen A. Barton

                                              Glen A. Barton
                                              Chairman

                               Table of Contents

Notice of Annual Meeting..........................................Cover

Attendance and Voting Matters........................................ 1

The Caterpillar Board of Directors................................... 2

X    Proposal 1 -- Election of Directors............................. 3

Caterpillar Stock Beneficially Owned by Officers and Directors....... 7

Persons Owning More than Five Percent of Caterpillar Stock........... 8

Performance Graph.................................................... 8

Report of the Compensation Committee on Executive Compensation....... 9

Executive Compensation Tables........................................16

X    Proposal 2 -- Appointment of Auditors...........................19

X    Proposal 3 -- Stockholder Proposal Regarding Country
                   Selection Guidelines..............................19

                   Caterpillar Response..............................21

X    Proposal 4 -- Stockholder Proposal to Declassify Board..........22

                   Caterpillar Response..............................23

Other Matters........................................................24

Admission Ticket Request Procedure...................................26

Appendix -- General and Financial Information -- 1998...............A-1

                         Attendance and Voting Matters

Admission Ticket Required

Anyone wishing to attend the Annual Meeting must have an admission ticket issued in their name. Admission is limited to stockholders of record on the record date and one guest, or a stockholder's authorized proxy holder. The requirements for obtaining an admission ticket are specified in the "Admission Ticket Request Procedure" located on page 26. Share ownership through our Employee Investment Plan is not record ownership, as the Plan Trustee is the owner of record for all Plan shares.

Voting Matters

Record Date Information

Each share of Caterpillar stock you own as of February 16, 1999 entitles you to one vote. On February 16, 1999, there were 356,261,190 shares of Caterpillar common stock outstanding.

Voting by Telephone or Internet

This year, Caterpillar is offering shareholders the opportunity to vote by phone or via the internet. Instructions for shareholders interested in using either of these methods to vote are set forth on the enclosed proxy card or voting instruction form.

If you vote by phone or via the internet, please have your social security number and proxy or voting instruction card available. The sequence of numbers appearing on your card and your social security number are necessary to verify your vote. A phone or internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the card by mail. Voting by phone and via the internet are valid proxy voting methods under Delaware law and Caterpillar bylaws.

Giving your Proxy to Someone Other than Individuals Designated on the Card

If you want to give your written proxy to someone other than individuals named on the proxy card:

     . cross out individuals named and insert the name of the individual you are authorizing to vote; or

     . provide a written authorization to the individual you are authorizing to vote along with your proxy card.

To obtain an admission ticket for your authorized proxy representative, see the requirements specified in the "Admission Ticket Request Procedure" on page 26.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. If at least one-third of Caterpillar stockholders are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others, because he does not have the authority to do so.

Vote Necessary for Action

Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor.

Other action is by an affirmative vote of the majority of shares present at the meeting. Abstentions and broker non-votes have the effect of a vote "AGAINST" matters other than director elections.

Votes submitted by mail, telephone or internet, will be voted by the individuals named on the card in the manner you indicate. If you do not specify how you want your shares voted, they will be voted in accordance with management's recommendations. You may change your vote by voting in person at the Annual Meeting or by submitting another proxy that is dated later.


                      The Caterpillar Board of Directors

Structure

Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term.

Directors elected at the 1999 Annual Meeting of Stockholders will hold office for a three-year term expiring in 2002. Other directors are not up for election this year and will continue in office for the remainder of their terms.

If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the meeting.

X    PROPOSAL 1 -- Election of Directors

Directors Up For Election This Year for Terms Expiring in 2002

    . W. FRANK BLOUNT, 60, Director and Chief Executive Officer of Telstra
      Corporation Limited (telecommunications) since 1992. Other directorships:
      Entergy Corporation and First Union National Bank of Georgia. Mr. Blount has been a director of the Company since 1995.

    . JOHN R. BRAZIL, 52, President of Bradley University (Peoria, IL) since
      1992. Other directorships: Cilcorp Inc. Dr. Brazil has been a director of the Company since 1998.

    . JAMES P. GORTER, 69, Chairman of the Board of Baker, Fentress & Company
      (mutual fund) since 1987 and Limited Partner of Goldman, Sachs & Co. (investment bankers) since 1988. Other directorships: Consolidated-Tomoka Land Co. Mr. Gorter has been a director of the Company since 1990.

    . PETER A. MAGOWAN, 56, Chairman and Chief Executive Officer of Safeway
      Inc. (leading food retailer) from 1980 until 1993 and Chairman until 1998. Mr. Magowan is also President and Managing General Partner of the San Francisco Giants (Major League baseball team). Other directorships:
      DaimlerChrysler AG and Safeway Inc. Mr. Magowan has been a director of the Company since 1993.

    . CLAYTON K. YEUTTER, 68, Of Counsel to Hogan & Hartson (a Washington,
      D.C. law firm) since 1993. Other directorships: Allied Zurich Plc; ConAgra, Inc.; FMC Corporation; Farmers Group Inc.; Oppenheimer Funds; Texas Instruments Incorporated; and Zurich Allied AG. Mr. Yeutter has been a director of the Company since 1991.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES PRESENTED IN PROPOSAL 1.

Directors Remaining in Office Until 2001

    . JOHN T. DILLON, 60, Chairman and Chief Executive Officer of
      International Paper (paper and forest products) since 1996. Prior to his current position, Mr. Dillon was President and Chief Operation Officer from 1995 to 1996 and Executive Vice President - Packaging from 1987 to 1995. Mr. Dillon has been a director of the Company since 1997.

    . JUAN GALLARDO, 51, Chairman and Chief Executive Officer of Grupo
      Embotelladoras Unidas S.A. de C.V. (bottling) since 1986; Chairman and Chief Executive Officer of Grupo Azucarero Mexico, S.A. de C.V. (sugar mills) since 1990; and Vice Chairman of Home Mart de Mexico, S.A. de C.V. (retail trade) since 1993. Other Directorships: Nacional de Drogas; Bufete Industrial, S.A. de C.V.; Grupo Industrial Minera Mexico, S.A. de C.V.; and Mexico Fund Inc. Mr. Gallardo has been a director of the Company since 1998.

    . GORDON R. PARKER, 63, retired in 1994 as Chairman of Newmont Mining
      Corporation (production, worldwide exploration for, and acquisition of gold properties). Other directorships: Gold Fields Limited; Gold Fields of South Africa Ltd.; Phelps Dodge Corporation; and The Williams Companies, Inc. Mr. Parker has been a director of the Company since 1995.

    . GEORGE A. SCHAEFER, 70, retired in 1990 as Chairman and Chief Executive
      Officer of Caterpillar Inc. Other directorships: Aon Corporation and Helmerich & Payne, Inc. Mr. Schaefer has been a director of the Company since 1983.

Directors Remaining in Office Until 2000

    . LILYAN H. AFFINITO, 67, retired in 1991 as Vice Chairman of Maxxam Group
      Inc. (forest products operations). Other directorships: Jostens Inc.; KeySpan Energy Corporation; and Kmart Corporation. Ms. Affinito has been a director of the Company since 1980.

    . GLEN A. BARTON, 59, Chairman and Chief Executive Officer of Caterpillar
      Inc. since February 1, 1999. Prior to his current position, Mr. Barton was Vice Chairman from November 1, 1998 to February 1, 1999 and Group President from 1990 to November 1, 1998. Other directorships: Inco Ltd. Mr. Barton has been a director of the Company since 1998.

    . DONALD V. FITES, 65, retired effective February 1, 1999 as Chairman and
      Chief Executive Officer of Caterpillar Inc. Other directorships: AT&T Corporation; Georgia-Pacific Corporation; and Mobil Corporation. Mr. Fites has been a director of the Company since 1986.

    . DAVID R. GOODE, 58, Chairman, President, and Chief Executive Officer of
      Norfolk Southern Corporation (holding company engaged principally in surface transportation) since 1992. Other directorships: Aeroquip-Vickers, Inc.; Georgia-Pacific Corporation; and Texas Instruments Incorporated. Mr. Goode has been a director of the Company since 1993.

    . JOSHUA I. SMITH, 57, Chairman and Chief Executive Officer of The MAXIMA
      Corporation (computer systems and management information products and services) since 1978. Other directorships: Federal Express Corporation; Inland Steel Corporation; and The Allstate Corporation. Mr. Smith has been a director of the Company since 1993.

Board Meetings and Committees

In 1998, our full Board met six times. In addition to those meetings, directors attended meetings of individual Board committees and non-employee directors met twice in executive session. For our incumbent Board as a whole, attendance in 1998 at full Board and committee meetings was 94.9%.

Our Board has four standing committees.

The Audit Committee reviews management's independent accountant selection and makes recommendations to the Board based on that review. The Committee also questions management, including Caterpillar's internal audit staff and independent accountants on the application of accounting and reporting standards to Caterpillar. Present members of the Committee are Frank Blount, John Brazil, Juan Gallardo, David Goode (chairman), James Gorter, Gordon Parker, and George Schaefer. The Committee held three meetings during 1998.

The Compensation Committee reviews Caterpillar's compensation practices and approves its compensation programs and plans. Present members of the Committee are Lilyan Affinito, John Dillon, David Goode, James Gorter (chairman), Peter Magowan, and Clayton Yeutter. The Committee held four meetings during 1998.

The Nominating Committee recommends candidates to fill Board vacancies and for the slate to be proposed by the Board at the Annual Meeting of Stockholders. The Nominating Committee also advises the Board on nominees for Chairman of the Board, Chief Executive Officer, and other executive officer positions at Caterpillar. The Committee considers director nominees from stockholders for election at the annual stockholders' meeting if a written nomination is received by Caterpillar's Corporate Secretary not later than 90 days in advance of the meeting (nomination procedures are discussed in greater detail in our bylaws which will be provided upon written request). Present members of the Committee are Frank Blount, John Brazil, Donald Fites, Juan Gallardo, Gordon Parker, George Schaefer, and Joshua Smith (chairman). The Committee held four meetings during 1998.

The Public Policy Committee makes recommendations to the Board on public and social policy issues impacting Caterpillar. The Committee also oversees Caterpillar's compliance programs and reviews major litigation, legislation and stockholder matters not within the responsibilities of another Board committee. Present members of the Committee are Lilyan Affinito, John Dillon, Donald Fites, Peter Magowan, Joshua Smith, and Clayton Yeutter (chairman). The Committee held three meetings during 1998.

Director Compensation

Of our current Board members, only Mr. Barton is a salaried employee of Caterpillar. Board members that are not salaried employees of Caterpillar receive separate compensation for Board service. That compensation includes:

      Annual Retainer:             $30,000
      Attendance Fees:             $1,000 for each Board meeting
                                   $1,000 for each Board Committee meeting
                                   Expenses related to attendance
      Committee Chairman Stipend:  $5,000 annually
      Stock Options:               4,000 shares annually
      Restricted Stock:            750 shares annually (400 shares have a
                                   restricted period of three years, while 350 shares are restricted until the director terminates service)

Under the Directors' Deferred Compensation Plan, directors may defer 50% or more of their annual compensation in an interest bearing account or an account representing shares of Caterpillar stock. Under the 1996 Stock Option and Long-Term Incentive Plan, non-employee directors may also elect to receive all or a portion of their annual retainer fees, attendance fees, or stipends in shares of Caterpillar stock.

Our directors also participate in a Charitable Award Program. Beginning in the year of a director's death, an amount is paid proportionately in 10 annual installments to charities selected by the director and to the Caterpillar Charitable Foundation. The maximum amount payable under the program is $1 million on behalf of each eligible director and is based on the director's length of service. The program is financed through the purchase of life insurance policies, and directors derive no financial benefit from the program.

Legal Proceedings

Joshua I. Smith is Chairman and Chief Executive Officer of The MAXIMA Corporation. On June 26, 1998, that corporation filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States District Court for the Southern District of Maryland.

        Caterpillar Stock Beneficially Owned by Officers and Directors
                           (As of December 31, 1998)

Affinito...........41,092/1/    Magowan...................................................25,204/9/
Barton............203,775/2/    Owens....................................................188,832/10/
Blount..............7,600/3/    Parker....................................................13,302/11/
Brazil................200       Schaefer..................................................76,110/12/
Dillon..............3,083/4/    Shaheen...................................................79,345/13/
Fites.............922,751/5/    Smith..................................................... 7,402/14/
Flaherty..........299,716/6/    Thompson..................................................75,845/15/
Gallardo...........11,453       Yeutter...................................................24,202/16/
Goode..............17,302/7/    All directors and executive officers as a group........4,206,915/17/
Gorter.............41,452/8/

-------------------------------------------------------------------------------
 /1/Includes 28,000 shares subject to stock options exercisable within 60 days.
    In addition to the shares listed above, a portion of compensation has been deferred pursuant to the Directors' Deferred Compensation Plan representing an equivalent value as if such compensation had been invested on December 31, 1998 in 7,995 shares of Common Stock.

 /2/Includes 137,510 shares subject to stock options exercisable within 60 days.
    In addition to the shares listed above, a portion of compensation has been deferred pursuant to supplemental employees' investment plans representing an equivalent value as if such compensation had been invested on December 31, 1998 in 4,136 shares of Common Stock.

 /3/Includes 4,000 shares subject to stock options exercisable within 60 days.

 /4/Includes 1,333 shares subject to stock options exercisable within 60 days.

 /5/Includes 754,645 shares subject to stock options exercisable within 60 days.
    In addition to the shares listed above, a portion of compensation has been deferred pursuant to supplemental employees' investment plans representing an equivalent value as if such compensation had been invested on December 31, 1998 in 11,653 shares of Common Stock.

 /6/Includes 201,200 shares subject to stock options exercisable within 60 days.
    In addition to the shares listed above, a portion of compensation has been deferred pursuant to supplemental employees' investment plans representing an equivalent value as if such compensation had been invested on December 31, 1998 in 6,245 shares of Common Stock.

 /7/Includes 12,000 shares subject to stock options exercisable within 60 days.
    In addition to the shares listed above, a portion of compensation has been deferred pursuant to the Directors' Deferred Compensation Plan representing an equivalent value as if such compensation had been invested on December 31, 1998 in 5,173 shares of Common Stock.

 /8/Includes 28,000 shares subject to stock options exercisable within 60 days.
    In addition to the shares listed above, a portion of compensation has been deferred pursuant to the Directors' Deferred Compensation Plan representing an equivalent value as if such compensation had been invested on December 31, 1998 in 4,679 shares of Common Stock.

 /9/Includes 12,000 shares subject to stock options exercisable within 60 days.

/10/Includes 132,400 shares subject to stock options exercisable within 60 days.
    In addition to the shares listed above, a portion of compensation has been deferred pursuant to supplemental employees' investment plans representing an equivalent value as if such compensation had been invested on December 31, 1998 in 2,693 shares of Common Stock.

/11/Includes 8,000 shares subject to stock options exercisable within 60 days.

/12/Includes 24,000 shares subject to stock options exercisable within 60 days.

/13/Includes 52,188 shares subject to stock options exercisable within 60 days

/14/Includes 4,000 shares subject to stock options exercisable within 60 days.

/15/Includes 16,667 shares subject to stock options exercisable within 60 days.
    In addition to the shares listed above, a portion of compensation has been deferred pursuant to supplemental employees' investment plans representing an equivalent value as if such compensation had been invested on December 31, 1998 in 3,473 shares of Common Stock.

/16/Includes 16,000 shares subject to stock options exercisable within 60 days.
    In addition to the shares listed above, a portion of compensation has been deferred pursuant to the Directors' Deferred Compensation Plan representing an equivalent value as if such compensation had been invested on December 31, 1998 in 3,669 shares of Common Stock.

/17/Includes 2,813,734 shares subject to stock options exercisable within 60 days. Also includes 34,769 shares for which voting and investment power is shared. All directors and executive officers as a group beneficially own less than one percent of outstanding Common Stock.


          Persons Owning More than Five Percent of Caterpillar Stock
                           (As of December 31, 1998)

                                                  Voting                  Dispositive
                                                Authority                  Authority           Total Amount   Percent
                                         ---------------------------------------------------   of Beneficial     of
 Name and Address                          Sole          Shared       Sole          Shared       Ownership     Class
-----------------------------------------------------------------------------------------------------------------------
 Oppenheimer Capital                       -0-         25,656,242     -0-         25,656,242     25,656,242     7.0%
 Oppenheimer Tower
 World Financial Center
 New York, NY 10281


                               Performance Graph

                                CATERPILLAR INC.

                    Total Cumulative Shareholder Return for
                   Five-Year Period Ending December 31, 1998

                       [Performance Graph Appears Here]

                        Fiscal Year Ended December 31,

December 31,         1993    1994    1995    1996    1997    1998
-------------------------------------------------------------------
Caterpillar Inc.      100  124.91  135.83  177.66  233.32  226.03
-------------------------------------------------------------------
S&P 500               100  101.32  139.37  171.35  228.50  293.79
-------------------------------------------------------------------
S&P Machinery
(Diversified)         100   97.38  120.18  149.77  198.11  164.88
-------------------------------------------------------------------

                     Report of the Compensation Committee
                           on Executive Compensation

Compensation Policies

The Compensation Committee ("Committee") establishes compensation guidelines and targets based upon the performance of Caterpillar, business units within Caterpillar, and individual executive officers. The Committee's goal is to establish a compensation program that:

     .  links the interests of management and stockholders;

     .  links executive compensation with long-term Caterpillar performance; and

     .  attracts and retains executives of high caliber and ability.

For 1998, that program consisted of base salary, short-term incentive compensation, stock options, and long-term incentive compensation.

The Committee believes this compensation program was a significant factor contributing to Caterpillar's success this past year, including a sixth consecutive year of record sales and revenues and the second best year in company history for profits.


Special Recognition

We believe the following recognition this past year is a testament to the effectiveness of our compensation programs.

For the second straight year, Fortune named Caterpillar as one of the "World's Most Admired Companies" in 1998. This rating was based on overall quality of management, innovativeness, value as a long-term investment, financial strength, responsibility to the community and the environment, wise use of corporate assets, and effectiveness in doing business globally. Fortune described these companies as at "the forefront of creating the truly multinational corporation -
- not just a firm that does business in multiple countries, but an enterprise with a work force and corporate culture that reflect the diversity of the markets in which they operate."

Solar Turbines Incorporated, a Caterpillar wholly-owned subsidiary, received the Malcolm Baldrige National Quality Award in the manufacturing category from the United States Department of Commerce and the National Institute of Standards and Technology. The award recognizes U.S. companies for their achievements in quality and business excellence. The Committee believes this award reflects the superior dedication and commitment of Caterpillar employees around the world.

Base Salary

Executive Officers

Each year the Committee reviews base salaries of individual executive officers and their salary ranges. In determining adjustments to base salary and salary ranges for a particular year, the Committee relies on consultant surveys regarding salaries and other short-term compensation ("total short-term compensation") at comparable companies. In making salary adjustments, the Committee also makes subjective determinations regarding the performance of individual officers.

In setting 1998 base salaries and salary ranges for all executive officers, including Mr. Fites, the Committee referred to the Hewitt Survey of Core Group I Companies ("Survey"). The Survey included 25 companies, all of which are in the S&P 500 Composite Index and none of which are in the S&P Machinery (Diversified) Index. As a cross-check, the Committee also reviewed survey data from Hay and Towers Perrin. According to the Survey, total short-term compensation of Caterpillar executive officers was below market average.

Based on Survey results, the Committee increased the salary ranges for 1998 by 5% for the Group President level and by 5% for the Vice President level. The Committee also approved increases in the base salary of all executive officers for 1998 based upon a subjective analysis of each officer's individual performance. After these adjustments, the total short-term compensation of executive officers as a group remained below average according to the Survey.

Chief Executive Officer

For 1998 Mr. Fites' base salary was increased to $1.35 million. In determining his base salary, the Committee used the Survey as a benchmark. With the increase, Mr. Fites' base salary for 1998 was higher than the average of CEOs included in the Survey, and his total short-term compensation was slightly higher than average.

In setting Mr. Fites' 1998 salary, the Committee also evaluated his performance as an executive in the prior year. Determinative factors included his contributions to Caterpillar, his home community, and a variety of national and international business organizations. Some of the significant achievements considered include:

     .  Caterpillar reported record profits and sales and revenues in 1997;

     . reengineered business processes continued to result in significant reductions in product development time, necessary physical testing, and product development costs;

     . strategic alliances and acquisitions designed to enhance Caterpillar's competitive position were pursued and completed; and

     . Mr. Fites continued his active participation in initiatives and organizations designed to benefit not only Caterpillar but also industry as a whole.

Short-Term Incentive Compensation

Executive Officers

In 1998, executive officers, together with most management and salaried employees, participated in Caterpillar's Corporate Incentive Compensation Plan ("Corporate Plan"). Payouts under the Corporate Plan for 1998 were based on a team award incorporating Caterpillar's pre-tax return on assets ("ROA") for the year and an individual award based on a subjective determination of individual performance. For 1998, a total of approximately $171.3 million was earned by about 50,364 Caterpillar employees under corporate and business unit incentive plans.

For 1998, the team award portion of the payout was calculated by multiplying:

     .  annual base salary;

     . a specific percentage of base salary, which increases for higher positions within Caterpillar, placing a greater percentage of compensation at risk for those with greater opportunity to affect Caterpillar's performance; and

     . a performance factor based upon Caterpillar's achievement of specific levels of ROA.

Before any amount could be awarded under the Corporate Plan for 1998, a minimum Caterpillar ROA level had to be achieved. Increasing amounts are awarded for Caterpillar achievement up to a maximum ROA. Minimum, target, and maximum ROA levels to be achieved for 1998 were increased from 1997. For 1998, the minimum ROA level under the Corporate Plan was exceeded (although the target was not achieved) and all executive officers received a team award.

In addition to a team award, all executive officers received an individual award under the Corporate Plan for 1998 based on a subjective determination of individual performance. The aggregate of individual awards to all officers cannot exceed the amount available in a discretionary pool established for such awards. The discretionary pool amount is a specific percentage of team awards paid to all executive officers.

In 1998, twenty-five executive officers participated in incentive plans applicable to their business units. Caterpillar has 376 incentive plans applicable to business units and divisions within those units. Each business unit within Caterpillar has its own criteria for determining incentive compensation for its employees. With the exception of nine incentive plans, for 1998, at least 25% of the payout under a business unit plan had to be based on Caterpillar achievement of ROA levels applicable to the Corporate Plan. Other factors determining business unit payout in 1998 included return on sales ("ROS") for the particular unit, unit ROA, unit accountable profit, operating expenses, percentage of industry sales, and customer satisfaction. The two most widely used factors determining payouts under the business unit plans in 1998 were unit ROA and unit accountable profit.

In 1998, executive officers participating in their respective business unit incentive plans were eligible to receive 50% of the team award amount that would have been awarded if he or she had participated solely in the business unit plans, and 50% of the amount that would have been awarded had the officer participated solely in the Corporate Plan.

Chief Executive Officer

Because Caterpillar exceeded its minimum ROA level under the Corporate Plan for 1998, Mr. Fites received a team award under the Corporate Plan. Mr. Fites also received an individual award under the Corporate Plan for 1998.

At the beginning of 1998, Mr. Fites discussed with the Committee his goals and expectations for the year. As discussed more fully below, Mr. Fites addressed those goals with the type of leadership that exemplified his tenure at Caterpillar.

Mr. Fites' Goals and Results

     . Caterpillar Results - Mr. Fites set aggressive benchmarks for Caterpillar profit before tax and return on assets. In a challenging economic environment, those goals were not met. However, under Mr. Fites' leadership Caterpillar achieved its second best annual profit performance ever, and sales and revenues hit a sixth consecutive all-time high in 1998.

     . CEO Succession - Mr. Fites established a goal of successfully assisting the Board in selection of his successor as CEO. This goal was met in 1998 as Mr. Fites provided valuable assistance to the Board in this critical task, culminating in the selection of an outstanding candidate in Mr. Barton.

     . Finalization and Integration of Perkins Engines Acquisition - Mr. Fites set a goal of finalizing Caterpillar's acquisition of Perkins Engines and implementing a plan to integrate Perkins Engines into the Caterpillar organization. This goal was met in 1998. The Perkins Engines acquisition was finalized, and, in a challenging economic environment, integration proceeded well in that key Perkins' customers and managers were retained. During the integration process in 1998, incremental sales opportunities and potential cost savings were also identified.

     . Growth Initiatives - Mr. Fites established a goal of carefully managing Caterpillar's growth initiatives in terms of timing and cost. These initiatives include electric power generation, agricultural products, mining systems, compact machines and further strengthening of Caterpillar's product support network. This goal was met in 1998, in that on balance all growth initiatives are on time and are being implemented at below estimated cost.

     . Pursuit of Additional Alliances and Acquisitions - Mr. Fites set a goal of pursuing additional acquisitions in 1998 designed to improve Caterpillar's competitive position and enhance shareholder value. This goal was met in 1998 as Caterpillar completed, in addition to Perkins Engines, several acquisitions designed to meet these criteria and actively pursued affiliations with customers and suppliers.

     . Contact with Core Constituencies - Mr. Fites expressed his commitment to maintain regular contact in 1998 with financial analysts, stockholders, dealers, customers, and employees. Mr. Fites met that goal. He met with approximately 100 financial analysts in New York during the year and personally visited several of Caterpillar's largest shareholders. Mr. Fites also attended several dealer meetings during the year both inside and outside the U.S., called on over 25 major customers, and visited 14 major Caterpillar facilities around the world.

     . Industry-Wide Efforts - In 1998, Mr. Fites continued his participation in initiatives designed to benefit industry as a whole. He was very active in promoting legislation and governmental action designed to promote open and free trade around the world. He also provided leadership to the Business Roundtable, U.S.-Japan Business Council, Competitiveness Policy Council, Advisory Committee for Trade Policy and Negotiations, and the Equipment Manufacturers Institute.

     . Commitment to Charities and Peoria Community - In 1998, Mr. Fites received the Lewis J. Burger Outstanding Volunteer Fund Raiser award from the Central Illinois chapter of the National Society of Fund Raising Executives. His efforts included chairing Bradley University's successful $100 million centennial capital campaign, a $3 million capital campaign for a new Easter Seal Rehabilitation Center in Central Illinois, several Salvation Army divisional and national fund raising initiatives, leadership of the World Methodist Council's financial development efforts and support of numerous other fund raising activities.

Statement of Gratitude for Mr. Fites' Accomplishments

Effective February 1, 1999, and in accordance with Caterpillar policy, Donald V. Fites retired as Caterpillar's Chief Executive Officer. During his 42 years of service to Caterpillar, Mr. Fites has won high respect, admiration and affection not only within the Company, but also in widespread business, financial, and governmental circles both at home and abroad.

His broad range of knowledge and interests, coupled with exceptional intellectual capacity and integrity, have resulted in major contributions to the welfare and growth of Caterpillar. As architect of Caterpillar's present organization structure, a major force in expansion of its product offerings, and a leader who has insisted upon, and achieved, maintenance of high quality personnel in all areas, it can truly be said that he has contributed greatly to Caterpillar's present high stature in the world.

On behalf of the Caterpillar Board of Directors, the Compensation Committee would like to express its appreciation for all that Mr. Fites has done and for all that he will do in the future in his continuing capacity as a member of the Caterpillar Board.

Stock Options

Executive Officers

In 1998, all executive officers, as well as other key employees, were granted incentive and non-qualified stock options under Caterpillar's 1996 Stock Option and Long-Term Incentive Plan. Incentive stock options were granted up to the maximum number of shares which may be issued in accordance with U.S. tax law to an individual. The portion of any option grant not issued as an incentive stock option was issued as a non-qualified stock option. The number of options granted to a particular officer in 1998 depended upon that officer's position and a subjective assessment of that officer's individual performance.

To ensure executive officers retain significant stockholdings in Caterpillar, the Committee encourages them to own a number of shares at least equal to the average number of shares for which they received options in their last three option grants. For 1998, if 100% of the minimum ownership guideline was not met, significant progress had not been made to achieve the desired ownership level, or a satisfactory explanation for failure to meet the guideline had not been presented, the Committee would have reduced the number of shares included in the officer's grant. For 1998, no officer was penalized for low share ownership.


Chief Executive Officer

In 1998, Mr. Fites received an option grant covering 200,000 shares of Caterpillar stock, as reflected in the Summary Compensation Table and Option Grants Table. Like other executive officers, Mr. Fites received this grant based upon his position at Caterpillar and an assessment of his individual performance. Individual performance factors considered by the Committee are those discussed above with respect to Mr. Fites' individual Corporate Plan award.


Long-Term Incentive Compensation

Executive Officers

Under the long-term incentive portion of the Option Plan ("LTIP"), a three-year performance period ("cycle") is established each year, with participants receiving a payout (50% in cash and 50% in restricted stock) if certain minimum, target or maximum performance thresholds are achieved at the end of the cycle. The Committee has discretion to apply different performance criteria for different cycles. The Committee also has discretion during a cycle to adjust performance measures set for that period to reflect changes in accounting principles and practices; mergers, acquisitions or divestitures; major technical innovations; or extraordinary, nonrecurring or unusual items.

A cycle under the LTIP's predecessor (i.e., a long-term incentive supplement to Caterpillar's 1987 Stock Option Plan) was established at the beginning of 1996 for the years 1996-1998, with a payout to occur in 1999. Amounts that could be paid at the end of that cycle depended upon an executive's base salary at the end of the period, a predetermined percentage of that salary that varied based on an executive's position, and whether certain after-tax ROA thresholds had been achieved. For an executive to receive any payout under the cycle established in 1996, Caterpillar had to achieve a threshold ROA level for the cycle. If a target ROA level was achieved, a larger amount would be received, while attaining a certain maximum ROA level would yield the maximum amount payable under the cycle. For the cycle established in 1996, the maximum ROA level was exceeded and all participants, including those named in the Summary Compensation Table, received a payout in early 1999 under that cycle. The total value of cash and restricted stock received by 151 LTIP participants under the cycle established in 1996 was approximately $13.3 million.

Cycles were also established under the LTIP in 1997 and 1998 for the periods 1997-1999 and 1998-2000, with payouts to occur, if at all, in 2000 and 2001. Like the 1996 cycle discussed above, a payout under these cycles will depend upon an executive's base salary at the end of the period, a predetermined percentage of that salary that varies based on the executive's position, and whether certain after-tax ROA levels (minimum, target, and maximum levels) have been achieved.


Chief Executive Officer

Mr. Fites received a payout in 1999 under the 1996 LTIP cycle based on the criteria discussed above. The amount received by Mr. Fites is disclosed in the LTIP Payouts column of the Summary Compensation Table.

Mr. Fites also has the potential to receive in 2000, 2001, and 2002 a payout under the LTIP for the 1997-1999, 1998-2000, 1999-2001 cycles based on the criteria discussed above. Minimum, target, and maximum amounts that could be received by Mr. Fites, as well as other named executive officers, are referenced in the Long-Term Incentive Plans/Awards Table. Due to Mr. Fites' retirement in 1999, potential amounts received in 2000, 2001, and 2002 will be prorated based on the time period in which he was employed during the applicable LTIP cycles.

                 By the Compensation Committee consisting of:

James P. Gorter (Chairman)      John T. Dillon                  Peter A. Magowan
    Lilyan H. Affinito          David R. Goode                Clayton K. Yeutter

                         Executive Compensation Tables

                                                   1998 Summary Compensation Table
                            -------------------------------------------------------------------------------------
                                                                                            Long-Term
                                                                                           Compensation
                                             Annual                              --------------------------------
                                          Compensation                               Awards           Payouts
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Securities           LTIP
 Name and                                                       Other Annual       Underlying         Payouts         All Other
 Principal Position         Year       Salary       Bonus/2/    Compensation       Options/3/           ($)        Compensation/1/
------------------------------------------------------------------------------------------------------------------------------------
 D. V. Fites                1998     $1,350,000   $  972,000       $2,524/5/         200,000        $1,215,000/4/      $64,799
   Chairman                 1997      1,250,000    1,280,000          -0-            150,000         1,125,000          56,700
   and CEO                  1996      1,150,000    1,151,150          -0-            150,000         1,000,500          55,200
------------------------------------------------------------------------------------------------------------------------------------
 G. A. Barton               1998        562,503      409,500        1,654/5/          50,000           492,917/4/       26,999
   Vice Chairman            1997        500,000      384,000          -0-             50,000           375,000          24,000
                            1996        450,000      321,750          -0-             50,000           326,250          18,299
------------------------------------------------------------------------------------------------------------------------------------
 G. S. Flaherty             1998        545,004      294,300          -0-             50,000           408,750/4/       21,363
   Group President          1997        500,000      384,000          -0-             50,000           375,000          20,700
                            1996        450,000      321,750          -0-             50,000           326,250          21,600
------------------------------------------------------------------------------------------------------------------------------------
 J. W. Owens                1998        485,004      261,900          -0-             50,000           363,750/4/       17,246
   Group President          1997        430,000      330,240          -0-             50,000           322,500          12,041
                            1996        380,000      271,700          -0-             50,000           257,133          11,400
------------------------------------------------------------------------------------------------------------------------------------
 R. L. Thompson             1998        485,004      261,900          -0-             50,000           363,750/4/       14,549
   Group President          1997        430,000      330,240          -0-             50,000           322,500          12,900
                            1996        380,000      271,700          -0-             50,000           257,133          11,400
------------------------------------------------------------------------------------------------------------------------------------

/1/Consists of matching Company contributions, respectively, for the Employees'
   Investment Plan and Supplemental Employees' Investment Plans of Messrs. Fites ($8,354/$56,445), Barton ($8,279/$18,720), Flaherty ($7,723/$13,640), Owens
   ($6,565/$10,681), and Thompson ($4,937/$9,612).
/2/Consists of cash payments made pursuant to the Corporate Incentive
   Compensation Plan in 1999 with respect to 1998 performance, in 1998 with respect to 1997 performance, and in 1997 with respect to 1996 performance.
/3/Numbers for 1996 and 1997 have been adjusted to reflect a two-for-one stock split effective after the 1997 grant. No options have been granted at an option price below fair market value on the date of the grant. Although no outstanding options have been repriced, an exercise price adjustment was made to such options to reflect the two-for-one stock split.
/4/This payout was made in early 1999. 50% was in cash and 50% in restricted stock. Caterpillar's average stock price on December 31, 1998 ($46.9375 per share) was used to determine the restricted stock portion of the payout. As of December 31, 1998, the number and value of restricted stock held was:
   D. V. Fites 40,226 ($1,888,108); G. A. Barton 13,311 ($624,785),
   G. S. Flaherty 13,311 ($624,785), J. W. Owens 10,396 ($487,962), and
   R. L. Thompson 10,396 ($487,962). Dividends are paid on this restricted stock.
/5/Tax payment related to use of company aircraft.

                                                       Option Grants in 1998
---------------------------------------------------------------------------------------------------------------------------
                                                            Individual Grants
                           ---------------------------------------------------------------
                                           % of Total                                        Potential Realizable Value
                           Number of        Options                                            at Assumed Annual Rates
                           Securities      Granted to                                        of Stock Price Appreciation
                           Underlying      Employees       Exercise                              for Option Term/1/
                            Options        In Fiscal         Price         Expiration     ---------------------------------
     Name                  Granted/2/     Year 1998/3/     Per Share          Date              5%                10%
---------------------------------------------------------------------------------------------------------------------------
     D. V. Fites            200,000           4.22         $55.6875         6/9/2008      $     7,004,320   $    17,750,300

     G. A. Barton            50,000           1.05          55.6875         6/9/2008      $     1,751,080   $     4,437,575

     G. S. Flaherty          50,000           1.05          55.6875         6/9/2008      $     1,751,080   $     4,437,575

     J. W. Owens             50,000           1.05          55.6875         6/9/2008      $     1,751,080   $     4,437,575

     R. L. Thompson          50,000           1.05          55.6875         6/9/2008      $     1,751,080   $     4,437,575

     Executive Group        979,120          20.66          55.6875         6/9/2008      $    34,290,349   $    86,898,369

     All Stockholders/4/      N/A             N/A             N/A             N/A         $12,798,811,719   $32,434,661,416

     Executive Group
     Gain as % of all
     Stockholder Gain         N/A             N/A             N/A             N/A             .2679%            .2679%
---------------------------------------------------------------------------------------------------------------------------

/1/The dollar amounts under these columns reflect the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and 10% rates of appreciation would result in per share prices of $90.7091 and $144.4390, respectively. Caterpillar expresses no opinion regarding whether this level of appreciation will be realized and expressly disclaims any representation to that effect.

/2/Options are exercisable upon completion of one full year of employment following the grant date (except in the case of death or retirement) and vest at the rate of one-third per year over the three years following the grant. Upon exercise, option holders may surrender shares to pay the option exercise price and satisfy tax withholding requirements. Options granted to employees at the level of Vice President and above that are vested and not incentive stock options may be transferred to certain family members and descendants.

/3/In 1998, options for 4,739,495 shares were granted to employees as follows:
   Executive Group 979,120; non-employee directors 44,000; and all others 3,716,375.

/4/For "All Stockholders" the potential realizable value is calculated from $55.6875, the price of Common Stock on June 9, 1998, based on the outstanding shares of Common Stock on that date.

----------------------------------------------------------------------------------------------------------------------------
                                         Aggregated Option/SAR Exercises in 1998,
                                           and 1998 Year-End Option/SAR Values
                                                       ---------------------------------------------------------------------
                                                                Number of Securities
                                                               Underlying Unexercised              Value of Unexercised
                                                                  Options/SARs at                  In-the-Money Options/
                                                                   1998 Year-End                  SARs at 1998 Year-End2
----------------------------------------------------------------------------------------------------------------------------
                        Shares Acquired        Value
     Name               On Exercise/1/      Realized/2/     Exercisable      Unexercisable     Exercisable     Unexercisable
----------------------------------------------------------------------------------------------------------------------------
     D. V. Fites               -0-             $    -0-       804,000           350,000        $18,263,966       $701,565

     G. A. Barton              -0-                  -0-       137,510           100,000          2,063,418        233,860

     G. S. Flaherty            -0-                  -0-       201,200           100,000          3,909,006        233,860

     J. W. Owens             6,000              234,750       132,400           100,000          2,056,340        233,860

     R. L. Thompson         33,335              765,666        16,667           100,000                -0-        233,860
--------------------------------------------------------------------------------------------------------------------------

/1/Upon exercise, option holders may surrender shares to pay the option exercise price and satisfy tax withholding requirements. The amounts provided are gross amounts absent netting for shares surrendered.

/2/Calculated on the basis of the fair market value of the underlying securities at the exercise date or year-end, as the case may be, minus the exercise price.

                   Long-Term Incentive Plans/Awards in 1998


                                                            Estimated future payouts under
                                  Performance or             non-stock price-based plans/1/
                                Other Period Until  -----------------------------------------------
     Name                      Maturation or Payout   Threshold         Target            Maximum
---------------------------------------------------------------------------------------------------
     D. V. Fites/2/                 1998-2000          145,800          291,600            437,400
                            -----------------------------------------------------------------------
     Chairman and CEO               1997-1999          279,450          558,900            838,350
                            -----------------------------------------------------------------------
     G. A. Barton                   1998-2000          140,800          281,585            422,400
                            -----------------------------------------------------------------------
     Vice Chairman                  1997-1999          140,800          281,585            422,400
                            -----------------------------------------------------------------------
     G. S. Flaherty                 1998-2000          136,250          272,500            408,750
                            -----------------------------------------------------------------------
     Group President                1997-1999          136,250          272,500            408,750
                            -----------------------------------------------------------------------
     J. W. Owens                    1998-2000          121,250          242,500            363,750
                            -----------------------------------------------------------------------
     Group President                1997-1999          121,250          242,500            363,750
                            -----------------------------------------------------------------------
     R. L. Thompson                 1998-2000          121,250          242,500            363,750
                            -----------------------------------------------------------------------
     Group President                1997-1999          121,250          242,500            363,750
---------------------------------------------------------------------------------------------------

/1/Payout is based upon an executive's base salary at the end of the three-year cycle, a predetermined percentage of that salary, and Caterpillar's achievement of specified levels of after-tax return on assets ("ROA") over the three-year period. The target amount will be earned if 100% of targeted ROA is achieved. The threshold amount will be earned if 50% of targeted ROA is achieved, and the maximum award amount will be earned at 150% of targeted ROA. Base salary levels for 1998 were used to calculate the estimated dollar value of future payments under both cycles.
/2/Estimates for Mr. Fites' Long-Term Incentive Plan awards have been adjusted to reflect his retirement effective February 1, 1999.

                                        Pension Plan Table
---------------------------------------------------------------------------------------------------
Remuneration                                Years of Service
---------------------------------------------------------------------------------------------------
                                 15         20        25          30          35
                      -----------------------------------------------------------------------------
     $  100,000              $  22,500  $ 30,000   $  37,500   $  45,000   $  52,500
     $  150,000                 33,750    45,000      56,250      67,500      78,750
     $  200,000                 45,000    60,000      75,000      90,000     105,000
     $  250,000                 56,250    75,000      93,750     112,500     131,250
     $  300,000                 67,500    90,000     112,500     135,000     157,500
     $  350,000                 78,750   105,000     131,250     157,500     183,750
     $  400,000                 90,000   120,000     150,000     180,000     210,000
     $  450,000                101,250   135,000     168,750     202,500     236,250
     $  500,000                112,500   150,000     187,500     225,000     262,500
     $  550,000                123,750   165,000     206,250     247,500     288,750
     $  650,000                146,250   195,000     243,750     292,500     341,250
     $  750,000                168,750   225,000     281,250     337,500     393,750
     $  850,000                191,250   255,000     318,750     382,500     446,250
     $  950,000                213,750   285,000     356,250     427,500     498,750
     $1,100,000                247,500   330,000     412,500     495,000     577,500
     $1,400,000                315,000   420,000     525,000     630,000     735,000
     $1,600,000                360,000   480,000     600,000     720,000     840,000
     $1,950,000                438,750   585,000     731,250     877,500   1,023,750
     $2,500,000                562,500   750,000     937,500   1,125,000   1,312,500
     $3,000,000                675,000   900,000   1,125,000   1,350,000   1,575,000

The compensation covered by the pension program is based on an employee's annual salary and bonus. Amounts payable pursuant to a defined benefit supplementary pension plan are included. As of December 31, 1998, the persons named in the Summary Compensation Table had the following estimated credited years of benefit service for purposes of the pension program: D. V. Fites 35 years*; G. A. Barton 35 years*; G. S. Flaherty 35 years*; J. W. Owens 26 years; and R. L. Thompson 16 years. The amounts payable under the pension program are computed on the basis of an ordinary life annuity and are not subject to deductions for Social Security benefits or other amounts.

----------------
* Although having served more than 35 years with the Company, amounts payable under the plan are based on a maximum of 35 years of service.

POST-RETIREMENT SECURITY ARRANGEMENT

Because of continuing concerns regarding the personal safety of Mr. Fites, we are providing him with certain post-retirement, security-based services. At a cost of approximately $185,000 annually to Caterpillar, Mr. Fites will be provided with a home security system and assigned security personnel. Mr. Fites will also have use of company aircraft at an estimated annual cost not anticipated to exceed $75,000, such cost to fluctuate based on actual usage. As we have done in connection with our initial decision to provide these services, Caterpillar will conduct a comprehensive security analysis annually to evaluate continued need.


X    PROPOSAL 2 -- Appointment of Auditors

The Board of Directors seeks from the stockholders an indication of their approval or disapproval of the Board's appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as independent auditors for 1999.

PricewaterhouseCoopers has been our independent auditor since 1925, and no relationship exists other than the usual relationship between independent public accountant and client.

If the appointment of PricewaterhouseCoopers as independent auditors for 1999 is not approved by the stockholders, the adverse vote will be considered a direction to the Board of Directors to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment for the year 1999 will stand, unless the Board finds other good reason for making a change.

Representatives of PricewaterhouseCoopers will be available at the annual meeting of stockholders to respond to questions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.


X    PROPOSAL 3 -- Stockholder Proposal Regarding Country Selection Guidelines

Mr. Seamus P. Finn, O.M.I., advises that, on behalf of The Missionary Oblates of Mary Immaculate, 391 Michigan Ave. NE, Washington, DC 20017 (owners of 4,500 shares of Company stock), he or another representative intends to present for consideration and action at the annual meeting the following resolution. Co-sponsors of this proposal are the United Methodist Church, The Sisters of St. Francis of Philadelphia, and The Congregation of the Sisters of St. Agnes. Each of the co-sponsors is the holder of at least 100 shares of Company stock.

Resolution Proposed by Stockholder

BE IT RESOLVED: the shareholders request the Board to review and develop guidelines for country selection and report these guidelines to shareholders and employees by October 1999. In its review, the Board shall develop guidelines on maintaining investments in or withdrawing from countries where:

     .  there is a pattern of ongoing and systematic violation of human rights

     .  a government is illegitimate

     . there is a call by human rights advocates, pro-democracy organizations or legitimately elected representatives for economic sanctions against their country

Supporting Statement of Proponent

WHEREAS: Levi Strauss & Co. bases its decision on whether to do business in certain countries based on criteria that include whether:

"Brand image would be adversely affected by a country's perception or image among our customers and/or consumers"

"Human rights environment would prevent us from conducting business activities in a manner that is consistent with the Global Sourcing Guidelines and other Company policies"

"Political, economic and social environment would threaten the Company's reputation and/or commercial interests"

Nobel Peace Prize Laureate and Burmese democracy movement leader Aung San Suu Kyi has called for economic sanctions on Burma, stating that corporations that do business in Burma "create jobs for some people but what they're mainly going to do is make an already wealthy elite wealthier, and increase its greed and strong desire to hang on to power....these companies harm the democratic process a great deal."

Because of the Burmese military junta's large-scale repression of the democracy movement, on May 20, 1997, President Clinton signed an executive order banning new US investment in Burma;

Several cities, including New York and San Francisco, and the Commonwealth of Massachusetts have enacted laws that effectively prohibit contracts with companies that do business in Burma;

The Oil, Chemical and Atomic Workers Union (OCAW) and the AFL-CIO support economic sanctions on Burma; [Company-specific data.]

Human rights organizations have documented not only numerous human rights abuses committed by Burmese troops deployed to secure the Total/Unocal pipeline area but also the use of forced labor by the Burmese military on infrastructure connected to the pipeline project;

On October 3, 1996, a lawsuit was filed in US federal court seeking a halt to Unocal's role in the Yadana pipeline and seeking compensatory and punitive damages on behalf of victims of human rights abuses connected to the pipeline;

Our company also does business in other countries with controversial human rights records such as [company-specific data.];


Caterpillar Response

Statement in Opposition to Proposal

Under this proposal, Caterpillar's Board of Directors would be asked to develop guidelines for doing business in countries around the world based on our view of a particular country's human rights record and government legitimacy. On occasion, the U.S. government has attempted imposing similar criteria in the form of boycotts and embargoes with significant negative impact on U.S. companies and people depending upon them, both in the U.S. and in the boycotted country. We believe the same would result for Caterpillar if we implemented this proposal.

Unilateral country selection measures are counterproductive and almost always ineffective. They are a gamble that a foreign country will respond to such actions. In reality, these measures lead to a nationalistic backlash against the U.S., strengthening regimes whose policies we oppose. American ideals are not advanced and citizens of these countries are worse off. And, other countries quickly fill the gap created and strengthen their commercial ties with the boycotted country.

Unilateral country selection measures significantly undermine American competitiveness. The Institute for International Economics estimates that unilateral economic sanctions cost the United States approximately $15-20 billion in lost exports in 1995. This translates into a loss of more than 200,000 high-wage American jobs. These figures do not take into account additional losses arising from lost U.S. investment opportunities, or the future impact of American companies being perceived as unreliable suppliers.

At Caterpillar, we have felt the significant negative impact of unilateral country selection measures in the past. In 1980, U.S. sanctions prevented us from meeting commitments on a Soviet gas pipeline project. As a result, we were tainted as an unreliable supplier in the region and forced to cede it to Japanese competitors.

Caterpillar's health and growth are inextricably tied to our competitiveness in global markets. Approximately one-half of our sales are outside the U.S. today and we anticipate that by 2010 70% of our sales will be abroad. Implementing country-selection criteria as the proponent suggests would significantly undermine our status as a world leader in our industry and do substantial harm to the citizens of excluded countries.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

X   PROPOSAL 4 -- Stockholder Proposal to Declassify Board

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278 (owner of 100 shares of Company stock) advises that he intends to present for consideration and action at the annual meeting the following resolution.


Resolution Proposed by Stockholder

BE IT RESOLVED that Caterpillar shareholders request the Board of Directors take the necessary steps to amend the company's governing instruments, including the corporate by-laws, to ELECT THE ENTIRE BOARD OF DIRECTORS EACH YEAR with an independent lead director.

  This includes the requirement that less frequent than annual election of the entire board can be re-instituted only with a majority vote of outstanding shares and as a separate issue.


Supporting Statement of Proponent

This proposal is to enhance the director selection process, to increase director accountability to better address challenges facing Caterpillar. This will strengthen the board and improve CAT performance.

  Director accountability is closely related to financial performance. It is intuitive that, when directors are accountable through election, they perform better. The current piecemeal director election risks insulating directors and senior management from the consequences of poor financial performance.

  Annual election of all directors received more than 49% CAT shareholder approval in 1996. The 49% approval would have been a majority if the CAT election used the more balance standards that apply to public election in the United States of America.

  CAT directors currently serve on many boards of successful companies that benefit from annual election of all directors.

What news reports highlight challenges for CAT director accountability?

     .  Diesel-engine makers agree to $1 Billion penalty in EPA pollution case.

     .  CAT and Cummins are assessed the highest penalties.

     .  This is the largest civil environmental-enforcement action in U.S.
        history.
            Wall Street Journal    Oct. 23, 1998

     .  CAT profits fell 13 percent in the third quarter.

     .  CAT forced to give greater discounts.

     .  Morgan Stanley Dean Witter lowered its Caterpillar rating to neutral.
            Reuters                Oct. 19, 1998

     .  We don't recommend CAT stock at this time.
            Value Line             Aug. 7, 1998

     .  CAT stock fell 7%.

     . CAT said earnings are less than expected due to weaker Asian sales and higher costs.
            New York Times              July 16, 1998

     .  CAT pays $1.3 Billion for Perkins Engines.

     . Perkins' owner said the business could not easily be expanded into new market areas.
            Chicago Tribune             Dec. 12, 1997


What can CAT directors improve from the past?

     .  The 1991 UAW strike against CAT took a large human toll.

     . Collapsed marriages, suicides, heart attacks and stress flourished during the strike.
            Chicago Tribune             Feb. 11, 1996

     .  CAT Chairman Donald Fites received a 75% pay boost after the long strike.
            Wall Street Journal         March 4, 1996

     . CAT executives tell hometown congressman, Republican Ray La Hood, they are unhappy he co-sponsored legislation to protect HMO patients.
            Los Angeles Times           March 27, 1998

     . Chairman Fites has $20 million ($20,272,031) in unexercised stock options.
            Internet -- www.paywatch.org

What evidence is there that directors lack a commitment to the company?

W. Frank Blount   Attended less than 75% of meetings
Juan Gallardo T.  Owns no stock
John T. Dillon    Owns less than 1800 shares

The Business Week November 25, 1996 Cover Story said for the "The Best Board Place the entire board up for election every year."
  Institutional Shareholder Services (www.cda.com/iss), a proxy advisory firm for institutional shareholders, recommends electing the entire board each year.


                 ELECT THE ENTIRE BOARD OF DIRECTORS EACH YEAR
                                   YES ON 4

Caterpillar Response

Statement in Opposition to Proposal

Through sound bites without context, the proponent alleges that recent Caterpillar performance justifies elimination of our classified board structure. We would like to highlight a few facts regarding Caterpillar performance conspicuously ignored by the proponent.

     . From 1993 through 1997, Caterpillar reported five consecutive years of record sales and revenues and profits. For 1998, a sixth consecutive year of record sales and revenues was reported, with a year second only to 1997 for profits.

     . Since 1993, our stock has split twice and dividends increased eight-fold, including a 20% increase in June of 1998. In this time frame, we have also initiated two stock repurchase programs.

     . For the second year in a row, Fortune named Caterpillar as one of the "World's Most Admired Companies" in 1998. This rating was based on overall quality of management, innovativeness, value as a long-term investment, financial strength, responsibility to the community and environment, wise use of corporate assets, and effectiveness in doing business globally.

     . In 1997, Industry Week selected Caterpillar as one of the "World's 100 Best Managed Companies" and Worth Financial selected Caterpillar as one of the "World's 50 Best Stocks to Own."

     . In 1996, in the very article the proponent cites as support for his proposal, Caterpillar's Board was named as one of the 25 "Best Boards" by Business Week.

At Caterpillar, we make decisions based on their potential to enhance shareholder value and growth for the long-term. Our performance the past six years, as well as recognition from independent third parties regarding that performance, solidly demonstrates that our current corporate governance structure is working. A primary component of that structure, in addition to the talent and foresight of our individual Board members, is the continuity and stability our classified Board structure provides.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.


                                 Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of our records, all reports required to be filed pursuant to
Section 16(a) of the Exchange Act were filed on a timely basis.

Stockholder Proposals for the 2000 Annual Meeting

If you want to submit a proposal for possible inclusion in the Company's 2000 Proxy Statement, we must receive it on or before October 29, 1999.

Matters Raised at the Meeting not Included in this Statement

We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

Under Caterpillar bylaws, a stockholder may bring a matter before the annual meeting by giving adequate notice to our Corporate Secretary. To be adequate, that notice must contain information specified in our bylaws and be received by us not less than 45 days nor more than 90 days prior to the annual meeting. If, however, less than 60 days notice of the meeting date is given to stockholders, notice of a matter to be brought before the annual meeting may be provided to us up to the 15th day following the date notice of the annual meeting was mailed. Under this criteria, stockholders have until March 15, 1999, to provide us with notice of a matter to be brought before the annual meeting.


Solicitation

Caterpillar is soliciting this proxy on behalf of its Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. We have hired Innisfree M&A Incorporated for $20,000, plus out-of-pocket expenses, to assist in the solicitation.


Stockholder List

A stockholder list will be available for your examination during normal business hours at Wachovia Bank, 100 North Main Street, 5th Floor, Winston-Salem, North Carolina, at least 10 days prior to the annual meeting.


Revocability of Proxy

You may revoke the enclosed proxy by filing a written notice of revocation with us or by providing a later executed proxy.

                      Admission Ticket Request Procedure

Request Deadline

Ticket requests must be submitted in writing and received by Caterpillar on or before April 2, 1999. No requests will be processed after that date.


Number of Tickets

Admission tickets will be limited to shareholders of record on February 16, 1999 and one guest, or a shareholder's authorized proxy representative.


To Submit Request

Submit requests to R. Rennie Atterbury III, Secretary by mail to 100 NE Adams Street, Peoria, IL 61629-7310 or by fax to (309) 675-6620. Ticket requests will not be accepted by telephone.


Verification

In all cases, record date share ownership will be verified.


Authorized Proxy Representative

A shareholder may appoint a representative to attend the meeting and/or vote on his/her behalf. The admission ticket must be requested by the shareholder but will be issued in the name of the authorized representative. Individuals holding admission tickets that are not issued in their name will not be admitted to the meeting. Shareholder information specified below and a written proxy authorization must accompany the ticket request.


Registered Stockholders                                   Beneficial (Street) Holders
For ownership verification provide:                       For ownership verification provide:
 . Name(s) of stockholder                                  . February brokerage account statement
 . Address                                                   showing Caterpillar stock ownership or
 . Phone Number                                            . Letter from broker, bank or other
 . Social Security # and/or Share-                           nominee verifying record date (2/16/99)
  holder Account Number                                     stock ownership

Also Include:                                             Also Include:
 . Name of guest if other than stockholder                 . Name of guest if other than stockholder
 . Name of authorized proxy representative,                . Name of authorized proxy representative,
  if one appointed                                          if one appointed
 . Address where tickets should be mailed                  . Address where tickets should be mailed
  and phone number                                          and phone number

                                   APPENDIX





                               CATERPILLAR INC.

                       GENERAL AND FINANCIAL INFORMATION

                                     1998

                               TABLE OF CONTENTS

                                                                     Page
Report of Management................................................  A-3

Report of Independent Accountants...................................  A-3

Consolidated Financial Statements and Notes.........................  A-4

Five-year Financial Summary......................................... A-20

Management's Discussion and Analysis (MD&A)

     Machinery and Engines Sales Table by Geographic Region......... A-21

     1998 Compared with 1997........................................ A-22

     Supplemental Information....................................... A-23

     Fourth-Quarter 1998 Compared with Fourth-Quarter 1997.......... A-25

     1997 Compared with 1996........................................ A-25

     Liquidity & Capital Resources.................................. A-26

     Employment..................................................... A-27

     Other Matters.................................................. A-27

     Year 2000 Challenge............................................ A-29

     Outlook........................................................ A-30

Supplemental Stockholder Information................................ A-32

Directors and Officers.............................................. A-33

REPORT OF MANAGEMENT                                            Caterpillar Inc.
--------------------------------------------------------------------------------
The management of Caterpillar Inc. has prepared the accompanying consolidated financial statements for the years ended December 31, 1998, 1997, and 1996, and is responsible for their integrity and objectivity. The statements were prepared in conformity with generally accepted accounting principles, applying certain estimates and judgments as required.

  Management maintains a system of internal accounting controls which has been designed to provide reasonable assurance that: transactions are executed in accordance with proper authorization, transactions are properly recorded and summarized to produce reliable financial records and reports, assets are safeguarded, and the accountability for assets is maintained.

  The system of internal controls includes statements of policies and business practices, widely communicated to employees, which are designed to require them to maintain high ethical standards in their conduct of company affairs. The internal controls are augmented by careful selection and training of supervisory and other management personnel, by organizational arrangements that provide for appropriate delegation of authority and division of responsibility, and by an extensive program of internal audit with management follow-up.

  The financial statements have been audited by PricewaterhouseCoopers LLP, independent accountants, in accordance with generally accepted auditing standards. They have made similar annual audits since the initial incorporation of our company. Their role is to render an objective, independent opinion on management's financial statements. Their report appears below.

  Through its Audit Committee, the Board of Directors reviews our financial and accounting policies, practices, and reports. The Audit Committee consists exclusively of seven directors who are not salaried employees and who are, in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member. The Audit Committee meets several times each year with representatives of management, including the internal auditing department, and the independent accountants to review the activities of each and satisfy itself that each is properly discharging its responsibilities. Both the independent accountants and the internal auditors have free access to the Audit Committee and meet with it periodically, with and without management representatives in attendance, to discuss, among other things, their opinions as to the adequacy of internal controls and to review the quality of financial reporting.


                                                           /s/ Donald V. Fites
                                                           Chairman of the Board

                                                         /s/ F. L. McPheeters
                                                         Chief Financial Officer

                                                                January 20, 1999


--------------------------------------------------------------------------------

REPORT OF INDEPENDENT ACCOUNTANTS

TO THE STOCKHOLDERS OF CATERPILLAR INC.:

In our opinion, the accompanying consolidated financial statements, in Statements 1 through 4, present fairly, in all material respects, the financial position of Caterpillar Inc. and its subsidiaries at December 31, 1998, 1997, and 1996, and the consolidated results of their operations and their consolidated cash flow for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Peoria, Illinois

January 20, 1999

STATEMENT 1
Consolidated Results of Operations for the Years Ended December 31

(Millions of dollars except per share data)
--------------------------------------------------------------------------------

                                                                                           Supplemental consolidating data
                                                                                   ------------------------------------------------
                                                             Consolidated          Machinery and Engines/1/    Financial Products
                                                      -------------------------    -------------------------   ---------------------
                                                        1998     1997    1996       1998     1997     1996      1998    1997   1996
                                                      -------  -------  -------    -------  -------  -------   ------  ------  -----
Sales and revenues:
  Sales of Machinery and Engines (Note 1C)..........  $19,972  $18,110  $15,814    $19,972  $18,110  $15,814   $   --  $   --  $  --
  Revenues of Financial Products (Note 1C)..........    1,005      815      708         --       --       --    1,117     839    732
                                                      -------  -------  -------    -------  -------  -------   ------  ------  -----
     Total sales and revenues.......................   20,977   18,925   16,522     19,972   18,110   15,814    1,117     839    732
Operating costs:
  Cost of goods sold................................   15,031   13,374   11,832     15,031   13,374   11,832       --      --     --
  Selling, general, and administrative expenses.....    2,561    2,232    1,993      2,210    1,932    1,715      377     324    302
  Research and development expenses.................      643      528      410        643      528      410       --      --     --
  Interest expense of Financial Products............      489      361      295         --       --       --      501     373    316
                                                      -------  -------  -------    -------  -------  -------   ------  ------  -----
     Total operating costs..........................   18,724   16,495   14,530     17,884   15,834   13,957      878     697    618
                                                      -------  -------  -------    -------  -------  -------   ------  ------  -----
Operating profit....................................    2,253    2,430    1,992      2,088    2,276    1,857      239     142    114
  Interest expense excluding Financial Products.....      264      219      194        264      219      194       --      --     --
  Other income (expense) (Note 3)...................      185      202      143         46      153      127       65      61     37
                                                      -------  -------  -------    -------  -------  -------   ------  ------  -----
Consolidated profit before taxes....................    2,174    2,413    1,941      1,870    2,210    1,790      304     203    151
  Provision for income taxes (Note 6)...............      665      796      613        554      724      558      111      72     55
                                                      -------  -------  -------    -------  -------  -------   ------  ------  -----
  Profit of consolidated companies..................    1,509    1,617    1,328      1,316    1,486    1,232      193     131     96
  Equity in profit of unconsolidated affiliated
    companies (Note 10).............................        4       48       33          4       48       33       --      --     --
  Equity in profit of Financial Products'
    subsidiaries....................................       --       --       --        193      131       96       --      --     --
                                                      -------  -------  -------    -------  -------  -------   ------  ------  -----
Profit..............................................  $ 1,513  $ 1,665  $ 1,361    $ 1,513  $ 1,665  $ 1,361   $  193  $  131  $  96
                                                      =======  =======  =======    =======  =======  =======   ======  ======  =====
Profit per share of common stock (Note 15)..........  $  4.17  $  4.44  $  3.54
                                                      =======  =======  =======
Profit per share of common stock -- assuming
  dilution (Note 15)................................  $  4.11  $  4.37  $  3.50
                                                      =======  =======  =======
Dividends declared per share of common stock........  $  1.15  $   .95  $   .78
                                                      =======  =======  =======

/1/ Represents Caterpillar Inc. and its subsidiaries except for Financial Products, which is accounted for on the equity basis.

The supplemental consolidating data is presented for the purpose of additional analysis. See Note 1B on Page A-7 for a definition of the groupings in these statements. Transactions between Machinery and Engines and Financial Products have been eliminated to arrive at the consolidated data.



STATEMENT 2
Changes in Consolidated Stockholders' Equity for the Years Ended December 31 (Dollars in millions)

--------------------------------------------------------------------------------

                                                                                     1998              1997              1996
                                                                                ---------------   ---------------   ---------------
Common stock (Note 14):
  Balance at beginning of year...............................................   $ (442)           $   50            $  333
  Common shares issued, including treasury shares reissued:
    1998 -- 800,315; 1997 -- 1,426,532; 1996 -- 1,487,992....................       16                26                20
  Treasury shares purchased:
    1998 -- 11,612,300; 1997 -- 14,118,412; 1996 -- 8,816,008................     (567)             (706)             (303)
  Issuance of common stock to effect 2-for-1 stock split.....................       --               188                --
                                                                                ------            ------            ------
  Balance at year-end........................................................     (993)             (442)               50
                                                                                ------            ------            ------
Profit employed in the business:
  Balance at beginning of year...............................................    5,026             3,904             2,840
  Profit.....................................................................    1,513    1,513    1,665    1,665    1,361    1,361
  Dividends declared.........................................................     (416)             (355)             (297)
  Issuance of common stock to effect 2-for-1 stock split.....................       --              (188)               --
                                                                                ------            ------            ------
  Balance at year-end........................................................    6,123             5,026             3,904
                                                                                ------            ------            ------
Accumulated other comprehensive income:
  Foreign currency translation adjustment/2/ (Note 1F):
   Balance at beginning of year..............................................       95               162               215
   Aggregate adjustment for year.............................................      (30)     (30)     (67)     (67)     (53)     (53)
                                                                                ------   ------   ------   ------   ------    -----
   Balance at year-end.......................................................       65                95               162
                                                                                ------   ------   ------   ------   ------    -----
 Minimum Pension Liability Adjustment/2/:
   Balance at beginning of year..............................................       --                --                --
   Aggregate adjustment for year.............................................      (64)     (64)      --       --       --       --
                                                                                ------   ------   ------   ------  -------    -----
   Balance at year-end.......................................................      (64)               --                --
                                                                                ------            ------            ------
 Comprehensive income........................................................             1,419             1,598             1,308
                                                                                         ======            ======             =====
Stockholders' equity at year-end.............................................   $5,131            $4,679            $4,116
                                                                                ======            ======            ======

/2/  No reclassification adjustments to report.


          See accompanying Notes to Consolidated Financial Statements.

STATEMENT 3                                                     Caterpillar Inc.
Financial Position at December 31
(Dollars in millions)
--------------------------------------------------------------------------------

                                                                                         Supplemental consolidating data
                                                                             -------------------------------------------------------
                                                      Consolidated             Machinery and Engines/1/        Financial Products
                                               ---------------------------   ---------------------------   -------------------------
                                                1998      1997      1996      1998      1997      1996      1998      1997     1996
                                               -------   -------   -------   -------   -------   -------   -------   ------   ------
Assets
  Current assets:
    Cash and short-term investments...         $   360   $   292   $   487   $   303   $   241   $   445   $    57   $   51   $   42
    Receivables -- trade and other....           3,660     3,331     2,956     2,604     3,346     2,960     1,875      285      175
    Receivables -- finance (Note 5)...           3,516     2,660     2,266        --        --        --     3,516    2,660    2,266
    Deferred income taxes and prepaid
     expenses (Note 6)................           1,081       928       852     1,081       935       876        18        9       15
    Inventories (Notes 1D and 4)......           2,842     2,603     2,222     2,842     2,603     2,222        --       --       --
                                               -------   -------   -------   -------   -------   -------   -------   ------   ------
  Total current assets................          11,459     9,814     8,783     6,830     7,125     6,503     5,466    3,005    2,498
  Property, plant, and equipment --
   net (Notes 1E and 9)...............           4,866     4,058     3,767     4,125     3,483     3,242       741      575      525
  Long-term receivables -- trade and
   other..............................              85       134       128        85       134       128        --       --       --
  Long-term receivables -- finance
   (Note 5)...........................           5,058     3,881     3,380        --        --        --     5,058    3,881    3,380
  Investments in unconsolidated
   affiliated companies (Note 10).....             773       751       701       773       751       701        --       --       --
  Investments in Financial Products'
   subsidiaries.......................              --        --        --     1,269       882       759        --       --       --
  Deferred income taxes (Note 6)......             955     1,040     1,093       980     1,075     1,132         8        5        3
  Intangible assets (Note 1E).........           1,241       228       233     1,241       228       233        --       --       --
  Other assets (Note 17)..............             691       850       643       316       510       368       375      340      275
                                               -------   -------   -------   -------   -------   -------   -------   ------   ------
Total assets..........................         $25,128   $20,756   $18,728   $15,619   $14,188   $13,066   $11,648   $7,806   $6,681
                                               =======   =======   =======   =======   =======   =======   =======   ======   ======

Liabilities
  Current liabilities:
    Short-term borrowings (Note 12)...         $   809   $   484   $ 1,192   $    49   $    53   $    36   $   760   $  431   $1,156
    Accounts payable and accrued
     expenses.........................           3,558     3,358     2,858     3,440     3,020     2,556       811      654      520
    Accrued wages, salaries, and
     employee benefits................           1,217     1,128     1,010     1,208     1,120     1,005         9        8        5
    Dividends payable.................             107        92        76       107        92        76        --       --       --
    Deferred and current income taxes
     payable (Note 6).................              15       175       142       (19)       46        70        34      129       72
    Deferred liability................              --        --        --        --        --        --       143       --       --
    Long-term debt due within one
     year (Note 13)...................           2,239     1,142     1,180        60        54       122     2,179    1,088    1,058
                                               -------   -------   -------   -------   -------   -------   -------   ------   ------
  Total current liabilities...........           7,945     6,379     6,458     4,845     4,385     3,865     3,936    2,310    2,811
  Long-term debt due after one year
   (Note 13)..........................           9,404     6,942     5,087     2,993     2,367     2,018     6,411    4,575    3,069
  Liability for postemployment
   benefits (Note 7)..................           2,590     2,698     3,019     2,590     2,698     3,019        --       --       --
  Deferred income taxes and other
   liabilities (Note 6)...............              58        58        48        60        59        48        32       39       42
                                               -------   -------   -------   -------   -------   -------   -------   ------   ------
Total liabilities.....................          19,997    16,077    14,612    10,488     9,509     8,950    10,379    6,924    5,922
                                               -------   -------   -------   -------   -------   -------   -------   ------   ------

Contingencies (Notes 17 and 18)

Stockholders' equity (Statement 2)
  Common stock of $1.00 par value
    (Note 14):
  Authorized shares: 900,000,000
  Issued shares (1998, 1997, and
    1996 -- 407,447,312)
    at paid-in amount.................           1,063     1,071       881     1,063     1,071       881       683      403      353
  Profit employed in the business.....           6,123     5,026     3,904     6,123     5,026     3,904       615      506      404
  Accumulated other comprehensive
    income............................               1        95       162         1        95       162       (29)     (27)       2
  Treasury stock (1998 -- 50,248,957
    shares; 1997 -- 39,436,972 shares;
    and 1996 -- 26,745,092 shares) at
    cost..............................          (2,056)   (1,513)     (831)   (2,056)   (1,513)     (831)       --       --       --
                                               -------   -------   -------   -------   -------   -------   -------   ------   ------
Total stockholders' equity............           5,131     4,679     4,116     5,131     4,679     4,116     1,269      882      759
                                               -------   -------   -------   -------   -------   -------   -------   ------   ------
Total liabilities and stockholders'
  equity..............................         $25,128   $20,756   $18,728   $15,619   $14,188   $13,066   $11,648   $7,806   $6,681
                                               =======   =======   =======   =======   =======   =======   =======   =======  ======

/1/ Represents Caterpillar Inc. and its subsidiaries except for Financial Products, which is accounted for on the equity basis.

The supplemental consolidating data is presented for the purpose of additional analysis. See Note 1B on Page A-7 for a definition of the groupings in these statements. Transactions between Machinery and Engines and Financial Products have been eliminated to arrive at the consolidated data.



          See accompanying Notes to Consolidated Financial Statements.

STATEMENT 4
Statement of Cash Flow for the Years Ended December 31
(Millions of dollars)
-------------------------------------------------------------------------------

                                                                                   Supplemental consolidating data
                                                                         ----------------------------------------------------
                                                     Consolidated        Machinery and Engines/1/    Financial Products
                                              -------------------------  -------------------------  -------------------------
                                                1998     1997     1996     1998     1997     1996     1998     1997     1996
                                              -------  -------  -------  -------  -------  -------  -------  -------  -------
Cash flow from operating activities:
 Profit.....................................  $ 1,513  $ 1,665  $ 1,361  $ 1,513  $ 1,665  $ 1,361  $   193  $   131  $    96
 Adjustments for noncash items:
  Depreciation and amortization.............      865      738      696      697      599      575      168      139      121
  Profit of Financial Products..............       --       --       --     (193)    (131)     (96)      --       --       --
  Other.....................................      (72)      23      158       34      (16)     118     (137)      41       43
 Changes in assets and liabilities:
  Receivables -- trade and other............     (104)    (396)    (319)     993     (341)    (298)  (1,258)     (82)     (14)
  Inventories...............................     (104)    (375)    (111)    (104)    (375)    (111)      --       --       --
  Accounts payable and accrued expenses.....        8      562      134     (114)     529       57      284       37       65
  Other -- net..............................     (328)    (121)    (137)    (177)    (129)    (143)     (72)      57       20
                                              -------  -------  -------  -------  -------  -------  -------  -------  -------
Net cash provided by (used for) operating
 activities.................................    1,778    2,096    1,782    2,649    1,801    1,463     (822)     323      331
                                              -------  -------  -------  -------  -------  -------  -------  -------  -------
Cash flow from investing activities:
 Capital expenditures -- excluding
  equipment leased to others................     (925)    (824)    (506)    (918)    (819)    (500)      (7)      (5)     (6)
 Expenditures for equipment leased to others     (344)    (282)    (265)      (9)      (5)      (8)    (335)    (277)    (257)
 Proceeds from disposals of property,
  plant, and equipment......................      141      138      135       17       15       21      124      123      114
 Additions to finance receivables...........   (8,537)  (6,644)  (5,802)      --       --       --   (8,537)  (6,644)  (5,802)
 Collections of finance receivables.........    4,635    3,605    3,407       --       --       --    4,635    3,605    3,407
 Proceeds from sale of finance receivables..    1,705    1,833    1,425       --       --       --    1,705    1,833    1,425
 Net intercompany borrowings................       --       --       --       29      (94)     325     (244)      --       --
 Investments and acquisitions...............   (1,428)     (59)    (612)  (1,428)     (59)    (612)      --       --       --
 Other -- net...............................      173     (308)    (166)    (111)    (290)    (153)       4      (68)     (33)
                                              -------  -------  -------  -------  -------  -------  -------  -------  -------
Net cash used for investing activities......   (4,580)  (2,541)  (2,384)  (2,420)  (1,252)    (927)  (2,655)  (1,433)  (1,152)
                                              -------  -------  -------  -------  -------  -------  -------  -------  -------
Cash flow from financing activities:
 Dividends paid.............................     (400)    (338)    (289)    (400)    (338)    (289)     (49)     (28)     (12)
 Common stock issued, including treasury
  shares reissued...........................        6       11       10        6       11       10      280       50       20
 Treasury shares purchased..................     (567)    (706)    (303)    (567)    (706)    (303)      --       --       --
 Net intercompany borrowings................       --       --       --      244       --       --      (29)      94     (325)
 Proceeds from long-term debt issued........    4,590    2,284    1,088      627      462       37    3,963    1,822    1,051
 Payments on long-term debt.................   (1,153)  (1,237)  (1,335)     (65)    (177)    (166)  (1,088)  (1,060)  (1,169)
 Short-term borrowings -- net...............      388      258    1,262      (23)      17       18      411      241    1,244
                                              -------  -------  -------  -------  -------  -------  -------  -------  -------
Net cash provided by (used for) financing
 activities.................................    2,864      272      433     (178)    (731)    (693)   3,488    1,119      809
                                              -------  -------  -------  -------  -------  -------  -------  -------  -------
Effect of exchange rate changes on cash.....        6      (22)      18       11      (22)      22       (5)      --       (4)
                                              -------  -------  -------  -------  -------  -------  -------  -------  -------
Increase (decrease) in cash and short-term
 investments................................       68     (195)    (151)      62     (204)    (135)       6        9      (16)
Cash and short-term investments at the
 beginning of the period....................      292      487      638      241      445      580       51       42       58
                                              -------  -------  -------  -------  -------  -------  -------  -------  -------
Cash and short-term investments at the end
 of the period..............................  $   360  $   292  $   487  $   303  $   241  $   445  $    57  $    51  $    42
                                              =======  =======  =======  =======  =======  =======  =======  =======  =======

/1/ Represents Caterpillar Inc. and its subsidiaries except for Financial
    Products, which is accounted for on the equity basis.

All short-term investments, which consist primarily of highly liquid investments with original maturities of three months or less, are considered to be cash equivalents.

The supplemental consolidating data is presented for the purpose of additional analysis. See Note 1B on Page A-7 for a definition of the groupings in these statements. Transactions between Machinery and Engines and Financial Products have been eliminated to arrive at the consolidated data.

         See accompanying Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                      Caterpillar Inc.
(Dollars in millions except per share data)
--------------------------------------------------------------------------------

                         1.  Operations and summary of
                             significant accounting policies
================================================================================
A.  Nature of operations

We operate in three principal lines of business:

     (1) Machinery -- design, manufacture, and marketing of construction, mining, agricultural, and forestry machinery -- track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, mining shovels, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, telescopic handlers, skid-steer loaders, and related parts.

     (2) Engines -- design, manufacture, and marketing of engines for Caterpillar Machinery, on-highway trucks and locomotives; marine, petroleum, construction, industrial, and other applications; electric power generation systems; and related parts. Reciprocating engines meet power needs ranging from 5 to over 21,000 horsepower (4 to over 15 660 kilowatts). Turbines range from 1,340 to 18,000 horsepower (1000 to 13 500 kilowatts).

     (3) Financial Products -- financing to customers and dealers for the purchase and lease of Caterpillar and noncompetitive related equipment, as well as some financing for Caterpillar sales to dealers. Also provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment. This line of business consists primarily of Caterpillar Financial Services Corporation (Cat Financial) and its subsidiaries and Caterpillar Insurance Services Corporation.

     Our products are sold primarily under the marks "Caterpillar," "Cat," "Solar," "Barber-Greene," "MaK," and "Perkins."

     We conduct operations in our Machinery and Engines' lines of business under highly competitive conditions, including intense price competition. We place great emphasis upon the high quality and performance of our products and our dealers' service support. Although no one competitor is believed to produce all of the same types of machines and engines, there are numerous companies, large and small, which compete with us in the sale of each of our products.

     Machines are distributed principally through a worldwide organization of dealers, 64 located in the United States and 131 located outside the United States. Worldwide, these dealers have more than 1,400 places of business and serve 166 countries. Reciprocating engines are sold principally through the worldwide dealer organization and to other manufacturers for use in products manufactured by them. Some of the reciprocating engines manufactured by Perkins are also sold through their worldwide distributor network. Our dealers do not deal exclusively with our products; however, in most cases sales and servicing of our products are our dealers' principal business. Turbines and large marine reciprocating engines are sold through sales forces employed by Solar and MaK, respectively. Occasionally these employees are assisted by independent sales representatives.

     Manufacturing activities of the Machinery and Engines' lines of business are conducted in 41 plants in the United States; nine in the United Kingdom; four in China; three each in Australia, France, Germany, and Italy; two each in India, Japan, Mexico, and Northern Ireland; and one each in Belgium, Brazil, Canada, Hungary, Indonesia, Netherlands, Poland, Russia, South Africa, and Sweden. Thirteen parts distribution centers are located in the United States and ten are located outside the United States.

     The Financial Products' line of business also conducts operations under highly competitive conditions. Financing for users of Caterpillar products is available through a variety of competitive sources, principally commercial banks and finance and leasing companies. We emphasize prompt and responsive service to meet customer requirements and offer various financing plans designed to increase the opportunity for sales of our products and generate financing income for our company. Financial Products' activity is primarily conducted in the United States, with additional offices in Asia, Australia, Canada, Europe, and Latin America.

B.  Basis of consolidation

The financial statements include the accounts of Caterpillar Inc. and its subsidiaries. Investments in companies that are owned 20% to 50% are accounted for by the equity method (see Note 10 on Page A-12).

     The accompanying financial statements and supplemental consolidating data, where applicable, have been grouped as follows:

     Consolidated -- Caterpillar Inc. and its subsidiaries.

     Machinery and Engines -- primarily our manufacturing, marketing, and parts distribution operations, with the Financial Products' subsidiaries on an equity basis.

     Financial Products -- our finance and insurance subsidiaries, primarily Cat Financial and Caterpillar Insurance Services Corporation.

     Certain amounts for prior years have been reclassified to conform with the current-year financial statement presentation.

C.  Sales and revenue recognition

Sales of machines and engines are generally unconditional sales that are recorded when product is shipped and invoiced to independently owned and operated dealers or customers.

     Revenues primarily represent finance and lease revenues of Cat Financial, a wholly-owned subsidiary. Finance revenues are recognized over the term of the contract at a constant rate of return on the scheduled uncollected principal balance. Lease revenues are recognized in the period earned. Recognition of income is suspended when collection of future income is not probable. Income recognition is resumed if the receivable becomes contractually current and collection doubts are removed; previously suspended income is recognized at that time.

D.  Inventories

Inventories are valued principally by the LIFO (last-in, first-out) method. The value of inventories on the LIFO basis represented approximately 85% of total inventories at current cost value at December 31, 1998, 1997, and 1996.

     If the FIFO (first-in, first-out) method had been in use, inventories would have been $1,978, $2,067, and $2,123 higher than reported at December 31, 1998, 1997, and 1996, respectively.

E.  Depreciation and amortization

Depreciation of plant and equipment is computed principally using accelerated methods. Amortization of purchased intangibles is computed using the straight-line method, generally over a period of 20 years or less.

     The increase in intangible assets in 1998 was primarily related to the acquisition of Perkins (see Note 22 on Page A-19).

F.  Foreign currency translation
The functional currency for most of our Machinery and Engines' consolidated companies is the U.S. dollar. The functional currency

NOTES continued
(Dollars in millions except per share data)
--------------------------------------------------------------------------------

for most of our Financial Products' and equity basis companies is the respective local currency. Gains and losses resulting from the translation of foreign currency amounts to the functional currency are included in the results of operations. Gains and losses resulting from translating assets and liabilities from the functional currency to U.S. dollars are included in "Accumulated other comprehensive income," which is part of stockholders' equity.


G.  Derivative financial instruments

We use derivative financial instruments (derivatives) to manage foreign currency, interest rate, and commodity price exposures that arise in the normal course of business. Derivatives that we use are primarily foreign currency contracts (forward and option), interest rate swaps, and commodity contracts (swap and option). Derivatives are not used for speculative purposes.

     Please refer to Note 2 for more information on derivatives, including the methods used to account for them.

H.  Estimates in financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts. Examples of the more significant estimates include: accruals and reserves for warranty and product liability losses, postemployment benefits, environmental costs, income taxes, and plant closing and consolidation costs.

I.  Future accounting changes

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP requires the capitalization of certain costs associated with internally-developed, internal-use software that our company has historically expensed as incurred. We are required to adopt SOP 98-1 for the year beginning January 1, 1999. It will not have a material impact on the company's financial position, results of operations, or cash flows.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires that an entity record all derivatives in the statement of financial position at their fair value. It also requires changes in fair value to be recorded each period in current earnings or other comprehensive income depending upon the purpose for using the derivative and/or its qualification, designation, and effectiveness as a hedging transaction. We are required to adopt this new accounting standard for the year beginning January 1, 2000. We are currently analyzing the impact of SFAS 133. Due to the inherent complexities of this standard, we have not yet determined the full impact that the adoption of SFAS 133 will have on our financial position, results of operations, or cash flows. However, at this time, we do not believe that the impact will be material.

2.  Derivative financial instruments
    and risk management
================================================================================
A. Foreign exchange derivative instruments -- forward exchange and option contracts

Our Machinery and Engines' operations are subject to foreign exchange risk. Currency exchange rates impact the U.S. dollar amount of sales made and costs incurred in foreign currencies. Our Financial Products' operations are subject to foreign exchange risk when the currency of debt obligations does not match the currency of the receivables portfolio.

     Forward exchange contracts and certain foreign currency option contracts are used to hedge our foreign exchange risks. Other than the up-front premiums that we pay on foreign currency option contracts, all cash flow related to these contracts occurs when the contracts mature.

     Our accounting treatment of foreign currency contracts depends upon the nature of the contracts:

     1. Forward contracts designated as hedges of firm future foreign currency commitments and purchased foreign currency option contracts designated as hedges of probable foreign currency transactions:

        . No gains or losses are reported until the hedged transaction occurs, even if the contracts are terminated or mature prior to the time of the hedged transaction.

        . Gains and losses are recognized and reported on the same financial statement line as the hedged transaction when the hedged transaction occurs.

        . Gains and losses are immediately recognized in current income ("Other income (expense)" in Statement 1) in those unusual instances when the hedged transaction is no longer expected to occur, or a foreign currency contract is no longer effective as a hedge.

     2. All other foreign currency contracts (those used to hedge net balance sheet exposures and anticipated net cash flow exposures for the next 12 months):


        . All gains or losses are recognized in current income ("Other income
          (expense)") as currency exchange rates change.

        . Net gains are reflected as an asset ("Receivables -- trade and other" in Statement 3) until cash is actually received. Conversely, net losses are shown as a liability ("Accounts payable and accrued expenses" in Statement 3) until cash is actually paid.

          The notional amounts of outstanding contracts to buy and sell foreign currency were:

                                                  December 31,
                                               1998    1997   1996
                                              ------  ------  -----
   Hedges of firm commitments and/or
    probable foreign currency transactions..  $  222  $  166  $  27
   Hedges of balance sheet exposure and/or
    anticipated cash flow exposure for the
    next 12 months..........................  $1,802  $1,294  $ 911

   In addition, we had outstanding cross-currency (primarily cross-European currency) contracts totaling $6, $6, and $122 at December 31, 1998, 1997, and 1996, respectively, to hedge various European currencies against the Deutsche mark (1998 cross-European currency contracts involved currencies of Non-European Monetary Union (EMU) countries). We use the Deutsche mark to manage our continental European currency cash flows against the dollar, and then use cross-European currency contracts to manage the risk of exchange rate movement between the Deutsche mark and the specific European currency of the cash flow.

     The maturity dates for our outstanding contracts, including the cross-European contracts, are primarily less than six months.
     Please refer to Note 16 and Table IV on Page A-15 for fair value information on foreign currency contracts.

                                                                Caterpillar Inc.

--------------------------------------------------------------------------------

B.  Interest rate derivative instruments

We primarily use interest rate swap contracts to manage our exposure to interest rate changes and to lower the cost of borrowed funds.

  Interest rate swap contracts are linked to debt instruments and, in effect, change the characteristics of the debt (e.g., from fixed rate to floating rate). Interest rate swap contracts are not reflected in the financial statements at fair market value. The notional amounts of outstanding interest rate swap contracts were $3,083, $2,595, and $2,869 at December 31, 1998, 1997, and 1996,
respectively.

  The difference between the interest payable and the interest receivable on each interest rate swap contract is recorded each reporting period as an adjustment to current income ("Interest expense excluding Financial Products" or "Interest expense of Financial Products" in Statement 1, as applicable). Interest rate swap contracts that are in a payable position are shown as interest payable ("Accounts payable and accrued expenses" in Statement 3); those in a receivable position are shown as an asset ("Other assets" in Statement 3). The actual cash settlement on these interest rate swap contracts occurs at times specified in the agreement. If an interest rate swap contract is terminated prior to its maturity, no immediate gain or loss is recognized in the financial statements, except in those cases where the debt instrument to which the contract is linked is also terminated.

  Please refer to Note 16 and Table IV on Page A-15 for fair value information of interest rate swap contracts.

C. Commodity related derivative instruments

Our Machinery and Engines' operations are also subject to commodity price risk (i.e., potential price increases of our production material as a result of price increases in raw material). We make limited use of commodity swap and/or option contracts to manage the risk of unfavorable price movement. The use of these types of derivative financial instruments has not been material.

3. Other income (expense)
================================================================================

                                                        Years ended December 31,
                                                         1998     1997     1996
                                                        ------   ------   ------
Investment and interest income.......................   $  101   $  115   $   90
License fees.........................................       18       25       26
Foreign exchange (losses) gains......................      (23)     (10)       1
Miscellaneous income.................................       89       72       26
                                                        ------   ------   ------
                                                        $  185   $  202   $  143
                                                        ======   ======   ======

4. Inventories
================================================================================
                                                               December 31,
                                                         1998     1997     1996
                                                        ------   ------   ------
Raw materials and work-in-process....................   $1,041   $1,013   $  909
Finished goods.......................................    1,605    1,404    1,123
Supplies.............................................      196      186      190
                                                        ------   ------   ------
                                                        $2,842   $2,603   $2,222
                                                        ======   ======   ======

5.  Finance receivables
================================================================================
Finance receivables are receivables of Cat Financial, which generally can be repaid or refinanced without penalty prior to contractual maturity. Total finance receivables reported in Statement 3 are net of an allowance for credit losses.

  Please refer to Table I below for additional finance receivables information and Note 16 and Table IV on Page A-15 for fair value information.

_______________________________________________________________________________

                   TABLE I -- Finance Receivables Information
_______________________________________________________________________________
Contractual maturities of outstanding receivables:

                                                                    December 31, 1998

                                                         Installment  Financing
Amounts Due In                                            Contracts    Leases    Notes    Total
--------------                                           -----------  ---------  ------  --------
1999.................................................       $  917     $1,220    $  850   $2,987
2000.................................................          645        862       553    2,060
2001.................................................          417        581       436    1,434
2002.................................................          221        288       203      712
2003.................................................           78        115       177      370
Thereafter...........................................           15         95       812      922
                                                            ------     ------    ------   ------
                                                             2,293      3,161     3,031    8,485
Residual value.......................................           --        896        --      896
Less: Unearned income................................          197        487        13      697
                                                            ------     ------    ------   ------
Total................................................       $2,096     $3,570    $3,018   $8,684
                                                            ======     ======    ======   ======
Impaired loans and leases:
                                                                      1998       1997      1996
                                                                     ------     ------    ------
Average recorded investment...................................       $   74     $   47    $   43
                                                                     ======     ======    ======
At December 31:
 Recorded investment..........................................       $   61     $   30    $   33
 Less: Fair value of underlying collateral....................           35         18        21
                                                                     ------     ------    ------
Potential loss................................................       $   26     $   12    $   12
                                                                     ======     ======    ======
Allowance for credit loss activity:
                                                                      1998       1997      1996
                                                                     ------     ------    ------
Balance at beginning of year..................................       $   84     $   74    $   57
Provision for credit losses...................................           70         39        41
Less: Net credit losses.......................................           38         19        21
Less: Other -- net............................................            6         10         3
                                                                     ------     ------    ------
Balance at end of year........................................       $  110     $   84    $   74
                                                                     ======     ======    ======
Cat Financial's net investment in financing leases:
                                                                             December 31,
                                                                      1998       1997      1996
                                                                     ------     ------    ------
Total minimum lease payments receivable.......................       $3,161     $2,784    $2,383
Estimated residual value of leased assets:
 Guaranteed...................................................          229        206       162
 Unguaranteed.................................................          667        519       402
                                                                     ------     ------    ------
                                                                      4,057      3,509     2,947
Less: Unearned income.........................................          487        478       430
                                                                     ------     ------    ------
Net investment in financing leases............................       $3,570     $3,031    $2,517
                                                                     ======     ======    ======

================================================================================

NOTES continued
(Dollars in millions except per share data)
--------------------------------------------------------------------------------

6.  Income taxes
================================================================================
The components of profit before taxes were:

                                                       Years ended December 31,
                                                        1998     1997     1996
                                                       ------   ------   ------
U.S.................................................   $1,880   $2,071   $1,565
Non-U.S.............................................      294      342      376
                                                       ------   ------   ------
                                                       $2,174   $2,413   $1,941
                                                       ======   ======   ======

The components of the provision for income taxes were:
                                                       Years ended December 31,
                                                        1998     1997     1996
                                                       ------   ------   ------
Current tax provision:
 U.S. Federal.......................................   $  471   $  571   $  399
 Non-U.S............................................      102      103       83
 State (U.S.).......................................       45       54       36
                                                       ------   ------   ------
                                                       $  618   $  728   $  518
                                                       ------   ------   ------
Deferred tax provision (credit):
 U.S. Federal.......................................       93       60       86
 Non-U.S............................................      (55)       7        7
 State (U.S.).......................................        9        1        2
                                                       ------   ------   ------
                                                           47       68       95
                                                       ------   ------   ------
Total provision.....................................   $  665   $  796   $  613
                                                       ======   ======   ======

Reconciliation of the U.S. federal statutory rate to effective rate:

                                                       Years ended December 31,
                                                        1998     1997     1996
                                                       ------   ------   ------
U.S. statutory rate.................................    35.0 %   35.0 %   35.0 %
(Decreases) increases in taxes resulting from:
 Net operating loss carryforwards...................    (2.1)%   (1.0)%   (0.6)%
 Benefit of Foreign Sales Corporation...............    (3.2)%   (2.8)%   (2.5)%
 Other--net.........................................     0.9 %    1.8 %   (0.3)%
                                                       ------   ------   ------
Provision for income taxes..........................    30.6 %   33.0 %   31.6 %
                                                       ------   ------   ------

     We paid income taxes of $714, $709, and $452 in 1998, 1997, and 1996, respectively.

     During 1996, a settlement was reached with the U.S. Internal Revenue Service (IRS) covering tax years 1988 through 1991. The settlement had a slight favorable impact on our 1996 effective tax rate.

     We have recorded income tax expense at U.S. tax rates on all profits, except for undistributed profits of non-U.S. companies which are considered permanently invested. Determination of the amount of unrecognized deferred tax liability related to permanently invested profits is not feasible.

Deferred tax assets and liabilities:

                                                           December 31,
                                                       1998     1997      1996
                                                       ----     ----      ----
Deferred tax assets:
  Postemployment benefits
   other than pensions.............................. $ 1,032  $ 1,107   $ 1,212
  Warranty reserves.................................     194      159       114
  Unrealized profit excluded
   from inventories.................................     179      201       176
  Net operating loss carryforwards..................      83       76       105
  Inventory valuation method........................      78       62        63
  Other.............................................     198      213       233
                                                     -------  -------   -------
                                                       1,764    1,818     1,903
                                                     -------  -------   -------
Deferred tax liabilities:
  Capital assets....................................    (263)    (177)     (161)
  Pension...........................................     (51)     (79)      (86)
                                                     -------  -------   -------
                                                        (314)    (256)     (247)
                                                     -------  -------   -------

Valuation allowance for deferred tax assets.........     (61)    (129)     (153)
                                                     -------  -------   -------
Deferred taxes--net................................. $ 1,389  $ 1,433   $ 1,503
                                                     =======  =======   =======

     As of December 31, 1998, amounts and expiration dates of net operating loss carryforwards in various non-U.S. taxing jurisdictions were:

             2000    2001    2002    2003    Unlimited    Total
           ------------------------------------------------------
             $ 11    $  4    $ 17    $ 18      $ 261      $ 311

     In 1998, circumstances changed at certain of our European subsidiaries which allowed us to reduce the valuation allowance and to record additional deferred tax assets. The remaining valuation allowance primarily relates to one non-U.S. subsidiary. Circumstances could change in the future which would allow us to reduce the remaining valuation allowance and to record additional deferred tax assets.

7.  Postemployment benefit plans
================================================================================
A.  Pension plans

We have both U.S. and non-U.S. pension plans covering substantially all of our employees. The defined benefit plans provide a benefit based on years of service and/or the employee's average earnings near retirement.

     Please refer to Table II on Page A-11 for additional financial information.

B.  Other postretirement benefit plans

We have defined-benefit retirement health care and life insurance plans for substantially all of our U.S. employees.

     Please refer to Table II on Page A-11 for additional financial information.

C.  Other postemployment benefit plans

We offer long-term disability benefits, continued health care for disabled employees, survivor income benefits insurance, and supplemental unemployment benefits to substantially all eligible U.S. employees.

D.  Summary of long-term liability:

                                                       December 31,
                                                1998       1997       1996
                                               ------     ------     ------
Pensions.....................................  $   66     $    3     $    3
Postretirement benefits other than pensions..   2,457      2,628      2,948
Other postemployment benefits................      67         67         68
                                               ------     ------     ------
                                               $2,590     $2,698     $3,019
                                               ======     ======     ======

8.  Operating leases
================================================================================

We lease certain computer and communications equipment, transportation equipment, and other property through operating leases. Total rental expense for operating leases was $224, $176, and $151 for 1998, 1997, and 1996, respectively.

     Minimum payments for operating leases having initial or remaining non-cancelable terms in excess of one year are:

                           Years ended December 31,
                                                           After
             1999      2000     2001     2002     2003     2003     Total
             ------------------------------------------------------------
             $136      $ 97     $ 66     $ 45     $ 35     $170     $ 549

                                                                Caterpillar Inc.

--------------------------------------------------------------------------------
================================================================================
 TABLE II -- Financial Information Related to Pension and Other Postretirement
                                 Benefit Plans
--------------------------------------------------------------------------------

                                                                   Pension Benefits         Other Postretirement Benefits
                                                              ---------------------------  --------------------------------
                                                                1998      1997     1996       1998       1997       1996
                                                              --------  --------  -------  ----------  ---------  ---------
Change in benefit obligation:
 Benefit obligation, January 1..............................  $ 6,713   $ 6,082   $5,843     $ 3,603    $ 3,346    $ 3,031
 Service cost...............................................      148       114      110          82         72         81
 Interest cost..............................................      484       434      417         256        249        226
 Business combinations......................................      504        --       --          --         --         --
 Plan amendments............................................      335        --       --         226         --         --
 Actuarial (gains) losses...................................      272       439       88          43        117        196
 Foreign currency exchange rates............................       49        71        4          --         --         --
 Benefits paid..............................................     (471)     (427)    (380)       (190)      (181)      (188)
                                                              -------   -------   ------     -------    -------    -------
 Benefit obligation, December 31............................  $ 8,034   $ 6,713   $6,082     $ 4,020    $ 3,603    $ 3,346
                                                              -------   -------   ------     -------    -------    -------
Change in plan assets:
 Fair value of plan assets, January 1.......................  $ 7,718   $ 6,930   $6,199     $   804    $   547    $   297
 Actual return on plan assets...............................      983     1,188    1,023         104         76         74
 Business combinations......................................      448        --       --          --         --         --
 Foreign currency exchange rate changes.....................       34       (24)      14          --         --         --
 Voluntary employer contributions...........................       --        --       --         200        200        200
 Benefits paid..............................................     (471)     (427)    (380)       (185)      (176)      (186)
 Employer funding of benefits paid..........................       44        51       74         175        157        162
                                                              -------   -------   ------     -------    -------    -------
 Fair value of plan assets, December 31.....................  $ 8,756   $ 7,718   $6,930     $ 1,098    $   804    $   547
                                                              -------   -------   ------     -------    -------    -------
Over (under) funded, December 31............................  $   722   $ 1,005   $  848     $(2,922)   $(2,799)   $(2,799)
 Unrecognized prior service cost............................      577       332      319         208        (98)      (289)
 Unrecognized net actuarial (gain) loss.....................   (1,074)   (1,058)    (894)         51         38        (49)
 Unrecognized net asset existing at adoption of SFAS 87.....      (42)      (59)     (77)         --         --         --
                                                              -------   -------   ------     -------    -------    -------
 Net amount recognized in financial position................  $   183   $   220   $  196     $(2,663)   $(2,859)   $(3,137)
                                                              -------   -------   ------     -------    -------    -------
Components of net amount recognized in financial position:
 Prepaid benefit costs......................................  $   501   $   404   $  339     $    --    $    --    $    --
 Accrued benefit liabilities................................     (318)     (184)    (143)     (2,663)    (2,859)    (3,137)
 Intangible assets..........................................        2         3        3          --         --         --
 Adjustment for minimum pension liability...................      (66)       (3)      (3)         --         --         --
 Accumulated other comprehensive income.....................       64        --       --          --         --         --
                                                              -------   -------   ------     -------    -------    -------
 Net asset (liability) recognized...........................  $   183   $   220   $  196     $(2,663)   $(2,859)   $(3,137)
                                                              -------   -------   ------     -------    -------    -------
Components of net periodic benefit cost:
 Service cost...............................................  $   148   $   114   $  110     $    82    $    72    $    81
 Interest cost..............................................      484       434      417         256        249        226
 Expected return on plan assets.............................     (689)     (580)    (532)        (74)       (47)       (26)
 Amortization of:
   Net asset existing at adoption of SFAS 87................      (23)      (23)     (22)         --         --         --
   Prior service cost/1/....................................       88        62       63         (80)      (190)      (190)
   Net actuarial (gain) loss................................       (4)       (1)      (1)         --         --         (1)
                                                              -------   -------   ------     -------    -------    -------
 Total benefit cost included in results of operations.......  $     4   $     6   $   35     $   184    $    84    $    90
                                                              =======   =======   ======     =======    =======    =======
Rate assumptions as of December 31:
 Assumed discount rate/2/...................................    6.6%      7.0%     7.4%        6.8%       7.0%       7.5%
 Expected rate of compensation increase/2/................      4.0%      4.0%     4.2%        4.0%       4.0%       4.0%
 Expected long-term rate of return on plan assets/2/......      9.6%      9.5%     9.4%       10.0%       9.5%       9.5%

For measurement purposes, a 6.5% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999. This rate was assumed to decrease gradually to 4.5% in 2002.

/1/Prior service costs are amortized using a straight-line method. For our pension plans, the straight-line method is used over the average remaining service period of employees expected to receive benefits from the plan amendment. For our other postretirement benefit plans, the straight-line method is used over the average remaining service period of employees impacted by the plan amendment.

/2/Weighted-average rates.

NOTES continued
(Dollars in millions except per share data)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   TABLE II Continued -- Financial Information Related to Pension and Other
                         Postretirement Benefit Plans
--------------------------------------------------------------------------------
Effects of a one-percentage-point change in the assumed health care cost trend rates for 1998:

                                              One-percentage-    One-percentage-
                                              point increase     point decrease
                                              ---------------   ----------------
Approximate effect on the total of service
  and interest cost components of
  other postretirement benefit cost.........        $39              $ (32)
Approximate effect on accumulated
  postretirement benefit obligation.........       $337              $(286)


The following amounts relate to our pension plans with accumulated benefit obligations in excess of plan assets:

                                                         At December 31,
                                                  1998        1997         1996
                                                --------    --------    --------
Accumulated benefit obligation........          $(3,546)     $  (69)    $(2,459)
Projected benefit obligation..........          $(3,593)     $  (92)    $(2,479)
Fair value of plan assets.............          $ 3,239      $   41     $ 2,430

--------------------------------------------------------------------------------
9. Property, plant, and equipment
--------------------------------------------------------------------------------

                                                           December 31,
                                                  1998        1997         1996
                                                --------    --------    --------
Land -- at original cost................         $   140     $   121     $   122
Buildings and land improvements.........           2,949       2,773       2,704
Machinery, equipment, and other.........           5,871       5,309       5,047
Equipment leased to others..............           1,063         843         779
Construction-in-process.................             372         357         165
                                                --------    --------    --------
                                                  10,395       9,403       8,817
Less: Accumulated depreciation..........           5,529       5,345       5,050
                                                --------    --------    --------
Property, plant, and equipment -- net...         $ 4,866     $ 4,058     $ 3,767
                                                ========    ========    ========

  We had commitments for the purchase or construction of capital assets of approximately $295 at December 31, 1998.

Assets recorded under capital leases/1/:

                                                           December 31,
                                                  1998        1997         1996
                                                --------    --------    --------
Gross capital leases/2/...............           $   703      $  717      $  405
Less: Accumulated depreciation..........             547         561         279
                                                --------    --------    --------
Net capital leases......................         $   156      $  156      $  126
                                                ========    ========    ========

/1/ Included in Property, plant, and equipment table above.
/2/ Consists primarily of machinery and equipment.

Equipment leased to others (primarily by Financial Products):

                                                           December 31,
                                                  1998        1997         1996
                                                --------    --------    --------
Equipment leased to others --
  at original cost......................          $1,063       $ 843       $ 779
Less: Accumulated depreciation..........             328         272         251
                                                --------    --------    --------
Equipment leased to others -- net.......          $  735       $ 571       $ 528
                                                ========    ========    ========

  Scheduled minimum rental payments to be received for equipment leased to others:

                      December 31,
                                             After
     1999    2000    2001    2002    2003    2003
------------------------------------------------------
     $313    $239    $144     $96     $16      $8


10.  Unconsolidated affiliated companies
--------------------------------------------------------------------------------
Combined financial information of the unconsolidated affiliated companies, accounted for by the equity method, was as follows:

                                              Years ended September 30,
                                               1998     1997     1996
                                              -------  -------  -------
Results of Operations
 Sales...................................      $2,909   $3,613   $3,729
                                               ======   ======   ======
 Profit..................................      $    6   $  104   $   75
                                               ======   ======   ======


                                                    September 30,
                                               1998     1997     1996
                                              -------  -------  -------
Financial Position
 Assets:
   Current assets.........................     $1,569   $1,949   $1,995
   Property, plant, and equipment -- net..        788      792      733
   Other assets...........................        351      331      395
                                              -------  -------  -------
                                                2,708    3,072    3,123
                                              -------  -------  -------
 Liabilities:
  Current liabilities....................       1,259    1,610    1,683
  Long-term debt due after one year......         274      203      133
  Other liabilities......................          94      129      145
                                              -------  -------  -------
                                                1,627    1,942    1,961
                                              -------  -------  -------
  Ownership...............................     $1,081   $1,130   $1,162
                                              =======  =======  =======

  At December 31, 1998, consolidated "Profit employed in the business" in Statement 2 included $164 representing undistributed profit of the unconsolidated affiliated companies. In 1998, 1997, and 1996, we received $10, $36, and $10, respectively, in dividends from unconsolidated affiliated companies.

11.  Credit commitments
--------------------------------------------------------------------------------

                                             December 31, 1998
                                                   Machinery        Financial
                                 Consolidated     and Engines       Products
                                 ------------     -----------       ---------
Credit lines available:
 U.S...........................   $2,900/1/        $2,900/1/         $2,610/1/
 Non-U.S.......................    1,781              152             1,629
                                  ------           ------            ------
Total credit lines available..     4,681            3,052             4,239
Utilized credit:
 Backup for bank borrowings....      238               49               189
                                  ------           ------            ------
Unused credit.................    $4,443           $3,003            $4,050
                                  ======           ======            ======

/1/The total U.S. line of credit of $2,900 is available to both Machinery and Engines and Financial Products (Cat Financial). Cat Financial may use up to 90% of the available line subject to a maximum debt to equity ratio. Machinery and Engines may use up to 100% of the available line subject to a minimum level of net worth. Based on these restrictions, and the allocating decisions of available credit made by management, the line of credit available to Cat Financial at December 31, 1998, was $2,610.

  Based on long-term credit agreements, $2,353, $2,301, and $1,522 of commercial paper outstanding at December 31, 1998, 1997, and 1996, respectively, were classified as long-term debt due after one year.

12. Short-term borrowings
--------------------------------------------------------------------------------

                                                               December 31,
                                                         1998     1997     1996
                                                        ------   ------   ------
Machinery and Engines:
 Notes payable to banks...............................  $   49   $   53   $   36
Financial Products:
 Notes payable to banks...............................     189      145      257
 Commercial paper.....................................     497      235      859
 Other................................................      74       51       40
                                                        ------   ------   ------
                                                           760      431    1,156
                                                        ------   ------   ------
Total short-term borrowings...........................  $  809   $  484   $1,192
                                                        ======   ======   ======

 The weighted average interest rates on short-term borrowings outstanding were:

                                                               December 31,
                                                         1998     1997     1996
                                                        ------   ------   ------
Notes payable to banks................................   4.7%     4.9%     3.7%
Commercial paper......................................   5.2%     5.2%     5.2%
Other.................................................   5.2%     5.5%     5.5%


     Please refer to Note 16 and Table IV on Page A-15 for fair value information on short-term borrowings.

13.  Long-term debt
--------------------------------------------------------------------------------

                                                               December 31,
                                                         1998     1997     1996
                                                        ------   ------   ------
Machinery and Engines:
  Notes -- 9 3/8% due 2000............................  $  150   $  150   $  149
  Notes -- 9 3/8% due 2001............................     184      184      183
  Notes -- 6% due 2003................................     253       --       --
  Debentures -- 9% due 2006...........................     202      202      202
  Debentures -- 6% due 2007...........................     147      141      136
  Debentures -- 9 3/8% due 2011.......................     123      123      123
  Debentures -- 9 3/4% due 2000-2019..................     199      199      199
  Debentures -- 9 3/8% due 2021.......................     236      236      236
  Debentures -- 8% due 2023...........................     199      199      199
  Debentures -- 6 5/8% due 2028.......................     299       --       --
  Debentures -- 7 3/8% due 2097.......................     297      297       --
  Medium-term notes...................................      96      153      185
  Capital lease obligations...........................     510      438      281
  Other...............................................      98       45      125
                                                        ------   ------   ------
                                                         2,993    2,367    2,018

Financial Products:
  Commercial paper supported by revolving
     credit agreements (Note 11)......................   2,353    2,301    1,522
  Medium-term notes...................................   4,025    2,241    1,505
  Other...............................................      33       33       42
                                                        ------   ------   ------
Total Financial Products..............................   6,411    4,575    3,069
                                                        ------   ------   ------
Total long-term debt due after one year...............  $9,404   $6,942   $5,087
                                                        ======   ======   ======

     Other than the debt of the Financial Products' subsidiaries, all outstanding notes and debentures itemized above are unsecured direct obligations of Caterpillar Inc. The capital lease obligations are collateralized by leased manufacturing equipment and/or security deposits.

     The 6% notes may be redeemed in whole at their principal amount if we are required to pay additional taxes or duties as a result of a change in tax law and that obligation cannot be reasonably avoided. In addition, if the identity of beneficial owners of the notes must be disclosed in certain circumstances, we would be required either to redeem the notes or satisfy the information disclosure requirement through the payment of certain taxes or charges. We may also purchase the 6% notes at any time in the open market.

     The 6% debentures were sold at significant original issue discounts ($144). This issue is carried net of the unamortized portion of its discount, which is amortized as interest expense over the life of the issue. These debentures have a principal at maturity of $250 and an effective annual cost of 13.3%. We may redeem them, at our option, at an amount equal to the respective principal at maturity.

     We may redeem annually, at our option, an additional amount for the 9 3/4% sinking fund debenture issue, without premium, equal to 200% of the amount of the sinking fund requirement. Also, we may redeem additional portions of the sinking fund debentures by the payment of premiums which, starting in 1999, decrease periodically. The premium at the first redemption date of June 1, 1999, is 4.875%.

     We may redeem the 6 5/8% and the 7 3/8% debentures in whole or in part at our option at any time at a redemption price equal to the greater of 100% of the principal amount of the debentures to be redeemed or the sum of the present value of the remaining scheduled payments.

     The terms of other notes and debentures do not specify a redemption option prior to maturity.

     The medium-term notes are offered on a continuous basis through agents and are primarily at fixed rates. Machinery and Engines' medium-term notes have maturities from nine months to 30 years. At December 31, 1998, these notes had a weighted average interest rate of 7.7% with one month to six years remaining to maturity. Financial Products' medium-term notes have a weighted average interest rate of 5.48% with maturities up to 15 years at December 31, 1998.

     The aggregate amounts of maturities and sinking fund requirements of long-term debt during each of the years 1999 through 2003, including that due within one year and classified as current are:

                                                          December 31,
                                           1999    2000    2001    2002    2003
                                          ------  ------  ------  ------  ------
Machinery and Engines...................  $   60  $  174  $  203  $  137  $  221
Financial Products......................   2,179   2,371     960     289     350
                                          ------  ------  ------  ------  ------
                                          $2,239  $2,545  $1,163  $  426  $  571
                                          ======  ======  ======  ======  ======

     Interest paid on short-term and long-term borrowings for 1998, 1997, and 1996 was $669, $508, and $474, respectively.

     Please refer to Note 16 and Table IV on Page A-15 for fair value information on long-term debt.

14.  Capital stock
--------------------------------------------------------------------------------

A.   Stock options

In 1996, stockholders approved a plan providing for the granting of options to purchase common stock to officers and other key employees, as well as non-employee directors. This plan reserves 22,000,000 shares of common stock for issuance. Options vest at the rate of one-third per year over the three year period following the date of grant, and have a maximum term of ten years. Common shares issued under stock options, including treasury shares reissued, totaled 676,113; 1,264,539; and 1,313,932 in 1998, 1997, and 1996, respectively.

     Our plan grants options which have exercise prices equal to the average market price on the date of grant. We account for our

NOTES continued
(Dollars in millions except per share data)
--------------------------------------------------------------------------------
stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Therefore, no compensation expense is recognized in association with these options. As required by Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-Based Compensation," a summary of the pro forma net income and profit per share amounts are shown in Table III below. Consistent with the requirements of SFAS 123, compensation expense related to grants made prior to 1995 have not been taken into consideration. Therefore, the pro forma amounts for 1997 and 1996 are not representative of the impact of future disclosures. The fair value of each option grant is estimated at the date of grant using the Black-Scholes option-pricing model.

  Please refer to Table III below for additional financial information on our stock options.

B.  Restricted stock

The 1996 Stock Option and Long-Term Incentive Plan permits the award of restricted stock to officers and other key employees, as well as non-employee directors. During 1998, 117,052 shares of restricted stock were awarded to officers and other key employees as Performance Awards, and 7,150 shares of restricted stock were granted to non-employee directors.

C.  Stockholders' rights plan

We are authorized to issue 5,000,000 shares of preferred stock, of which 2,000,000 shares have been designated as Series A

-------------------------------------------------------------------------------

          TABLE III -- Financial Information Related to Capital Stock

SFAS 123 pro forma net income and earnings per share:

                                                Years ended December 31,
                                               1998       1997       1996
                                             --------   --------   --------
Net Income:
 As reported...............................   $1,513     $1,665     $1,361
 Pro forma.................................   $1,481     $1,640     $1,352
Profit per share of common stock:
 As reported:
  Basic....................................   $ 4.17     $ 4.44     $ 3.54
  Assuming dilution........................   $ 4.11     $ 4.37     $ 3.50
 Pro forma:
  Basic....................................   $ 4.08     $ 4.37     $ 3.51
  Assuming dilution........................   $ 4.04     $ 4.32     $ 3.48

Weighted-average assumptions used in determining fair value of option grants:

                                                       Grant Year
                                              1998        1997        1996
                                             -------     -------     -------
Dividend yield............................     1.91%       1.94%       2.13%
Expected volatility.......................    19.80%      25.51%      24.19%
Risk-free interest rates..................     5.55%       6.42%       6.59%
Expected lives............................   5 years     4 years     4 years

Changes in the status of common shares subject to issuance under options:

                                          1998                           1997                          1996
                             -----------------------------  -----------------------------  -----------------------------

                                               Weighted-                    Weighted-                    Weighted-
                                                Average                      Average                      Average
                                               Exercise                     Exercise                     Exercise
                                  Shares         Price         Shares         Price         Shares         Price
                               ------------  -------------  ------------  -------------  ------------  -------------
Fixed Options
 Outstanding at beginning
  of year...................     15,056,412      $31.89       13,874,114      $25.31       13,267,648      $21.96
 Granted to officers and
  key employees.............      4,695,495      $55.69        3,491,650      $51.66        3,334,100      $32.91
 Granted to outside
  directors.................         44,000      $54.38           40,000      $39.19           44,000      $33.47
 Exercised..................     (1,237,010)     $23.22       (2,274,474)     $22.16       (2,627,940)     $18.03
 Lapsed.....................       (119,120)     $45.74          (74,878)     $32.61         (143,694)     $28.23
                                -----------                   ----------                   ----------
 Outstanding at end of year.     18,439,777      $38.50       15,056,412      $31.89       13,874,114      $25.31
                                ===========                   ==========                   ==========
 Options exercisable at
  year-end..................     10,443,515      $28.48        8,386,814      $23.58        7,544,270      $20.44
 Weighted-average fair value of options granted during the
  year......................         $13.01                       $16.15                        $8.12

Stock options outstanding and exercisable:

                                   Options  Outstanding                          Options Exercisable
                    ----------------------------------------------------   --------------------------------
                                    Weighted-Average
                                        Remaining
                    # Outstanding   Contractual Life    Weighted-Average   # Outstanding   Weighted-Average
Exercise Prices      at 12/31/98        (Years)          Exercise Price     at 12/31/98     Exercise Price
---------------     -------------  ------------------   ----------------   -------------   ----------------
$11.78-$18.77          3,020,402           3.2                $16.02          3,020,402           $16.02
$26.77-$39.19          7,275,490           6.6                $30.50          6,221,118           $30.06
$51.66-$55.69          8,143,885           9.0                $53.98          1,201,995           $51.66
                     ------------                                           ------------
                      18,439,777           7.1                $38.50         10,443,515           $28.48
                     ============                                           ============

--------------------------------------------------------------------------------

                                                                Caterpillar Inc.

--------------------------------------------------------------------------------

Junior Participating Preferred Stock of $1.00 par value. None of the preferred shares have been issued.

  Stockholders would receive certain preferred stock purchase rights if someone acquired or announced a tender offer to acquire 15% or more of outstanding Caterpillar stock. In essence, those rights would permit each holder (other than the acquiring person) to purchase one share of Caterpillar stock at a 50% discount for every share owned. The rights, designed to protect the interests of Caterpillar stockholders during a takeover attempt, expire December 11, 2006.

15. Profit per share
--------------------

                                          Years ended December 31,
                                       1998          1997          1996
                                      ------        ------        ------
Profit (A)...................      $      1,513  $      1,665  $      1,361
                                   ============  ============  ============
Determination of shares:
 Weighted-average common
  shares outstanding (B).....       363,189,005   375,124,745   384,960,440
 Assumed conversion
  of stock options...........         4,941,357     5,416,215     3,724,630
                                   ------------  ------------  ------------
 Weighted-average common
  shares outstanding --
  assuming dilution (C)......       368,130,362   380,540,960   388,685,070
                                   ============  ============  ============
Profit per share of
 common stock (A/B)..........      $       4.17  $       4.44  $       3.54
Profit per share of common
 stock -- assuming
 dilution (A/C)..............      $       4.11  $       4.37  $       3.50

  Stock options to purchase 8,143,885 and 3,521,250 shares of common stock at a weighted-average price of $53.98 and $51.66 were outstanding during 1998 and 1997 respectively, but were not included in the computation of diluted profit per share, because the options' exercise price was greater than the average market price of the common shares. During 1996, there were no stock options excluded from the computation of diluted profit per share.

16.  Fair values of financial instruments
-----------------------------------------

We used the following methods and assumptions to estimate the fair value of our financial instruments:

  Cash and short-term investments -- carrying amount approximated fair value.

  Long-term investments (other than investments in unconsolidated affiliated companies) -- fair value was estimated based on quoted market prices.

  Foreign currency contracts (forwards and options) -- fair value was estimated based on quoted market prices of comparable instruments.

  Finance receivables -- fair value was estimated by discounting the future cash flow using current rates, representative of receivables with similar remaining maturities. Historical bad debt experience was also considered.

  Short-term borrowings -- carrying amount approximated fair value.

  Long-term debt -- for Machinery and Engines' notes and debentures, fair value was estimated based on quoted market prices. For Financial Products, fair value was estimated by discounting the future cash flow using our current borrowing rates for similar types and maturities of debt, except for floating rate notes for which the carrying amount was considered a reasonable estimate of fair value.

--------------------------------------------------------------------------------
               TABLE IV -- Fair Values of Financial Instruments
--------------------------------------------------------------------------------

Asset (Liability)                                    1998                    1997                 1996
                                          --------------------------  -------------------  -------------------
 At December 31                              Carrying        Fair     Carrying    Fair     Carrying    Fair
                                              Amount         Value     Amount     Value     Amount     Value        Reference #
                                          ---------------  ---------  --------  ---------  --------  ---------  --------------------
Cash and short-term investments..........         $   360    $   360   $   292    $   292   $   487   $   487   Statement 3, Note 17
Long-term investments....................             450        450       701        701       508       508   Note 17
Foreign currency contracts...............               8          9        41         47        (3)       (3)  Note 2
Finance receivables -- net
 (excluding operating and finance type
 leases and currency swaps/1/)...........           7,709      7,770     5,788      5,815     4,954     4,980   Note 5
Short-term borrowings....................            (809)      (809)     (484)      (484)   (1,192)   (1,192)  Note 12
Long-term debt
 (including amounts due within one year)
   Machinery and Engines.................          (3,053)    (3,465)   (2,421)    (2,785)   (2,140)   (2,377)  Note 13
   Financial Products....................          (8,590)    (8,634)   (5,663)    (5,721)   (4,127)   (4,176)  Note 13
Interest rate swaps
 Machinery and Engines --
  in a net receivable position...........               1         22         1         10         1         4   Note 2
  in a net payable position..............              (6)        --        (3)        (1)       (1)       (3)  Note 2
 Financial Products --
  in a net receivable position...........              14         19        --         20         1         4   Note 2
  in a net payable position..............              (2)       (24)       (3)       (12)       (4)      (16)  Note 2

/1/ Excluded items have a net carrying value at December 31, 1998, 1997, and 1996, of $865, $753, and $692, respectively.
--------------------------------------------------------------------------------

NOTES continued
(Dollars in millions except per share data)
_______________________________________________________________________________

  Interest rate swaps -- fair value was estimated based on the amount that we would receive or pay to terminate our agreements as of year end.

  Please refer to Table IV on Page A-15 for the fair values of our financial instruments.

17.  Concentration of credit risk
---------------------------------

Financial instruments with potential credit risk consist primarily of trade and finance receivables and short-term and long-term investments. Additionally, to a lesser extent, we have a potential credit risk associated with counterparties to derivative contracts.

  Trade receivables are primarily short-term receivables from independently owned and operated dealers which arise in the normal course of business. We perform regular credit evaluations of our dealers. Collateral is generally not required, and the majority of our trade receivables are unsecured. We do however, when deemed necessary, make use of various devices such as security agreements and letters of credit to protect our interests. No single dealer represents a significant concentration of credit risk.

  Finance receivables primarily represent receivables under installment sales contracts, receivables arising from leasing transactions and notes receivable. Receivables from customers in construction-related industries made up approximately one-third of total finance receivables at December 31, 1998, 1997, and 1996, respectively. We generally maintain a secured interest in the equipment financed. No single customer or region represents a significant concentration of credit risk.

  Short-term and long-term investments are held with high quality institutions and, by policy, the amount of credit exposure to any one institution is limited. Long-term investments are comprised of investments which collateralize capital lease obligations (see Note 13 on Page A-13) and investments of Caterpillar Insurance Co. Ltd. supporting insurance reserve requirements. Long-term investments are a component of "Other assets" in Statement 3.

  At December 31, 1998, 1997, and 1996, Cat Financial was contingently liable under guarantees for certain Caterpillar dealers' obligations totaling $254, $261, and $253, respectively, of which $119, $109, and $159, respectively, were outstanding. These guarantees have terms ranging up to two years and are fully secured by dealer assets. No loss has been experienced nor is any anticipated under these agreements.

  Outstanding derivative instruments, with notional amounts totaling $5,143, $4,079, and $3,957 and terms generally ranging up to five years, were held at December 31, 1998, 1997, and 1996, respectively. Collateral is not required of the counterparties or of our company. We do not anticipate nonperformance by any of the counterparties. Our exposure to credit loss in the event of nonperformance by the counterparties is limited to only those gains that we have recorded, but have not yet received cash payment. At December 31, 1998, 1997, and 1996, the exposure to credit loss was $22, $49, and $14, respectively.

  Please refer to Note 16 and Table IV on Page A-15 for fair value information.

18.  Environmental matters
--------------------------

The company is regulated by federal, state, and international environmental laws governing our use of substances and control of emissions. Compliance with these existing laws has not had a material impact on our capital expenditures, earnings, or competitive position.

  We are cleaning up hazardous waste at a number of locations, often with other companies, pursuant to federal and state laws. When it is likely we will pay clean-up costs at a site and those costs can be estimated, the costs are charged against our earnings. In doing that estimate, we do not consider amounts expected to be recovered from insurance companies and others.

  The amount set aside for environmental clean-up is not material and is included in "Accounts payable and accrued expenses" in Statement 3. If a range of liability estimates is available on a particular site, we accrue the lower end of that range.

  We cannot estimate costs on sites in the very early stages of clean-up. Currently, we have five of these sites and there is no more than a remote chance that a material amount for clean-up will be required.

19.  Plant closing and consolidation costs
------------------------------------------

The reserve for plant closing and consolidation costs includes the following:

                                                     December 31,
                                                1998     1997     1996
                                                -----    -----    -----
Write-down of property, plant, and equipment..  $  78    $ 103    $ 102
Employee severance benefits...................     37       95      103
Rearrangement, start-up costs, and other......      5       47       54
                                                -----    -----    -----
Total reserve.................................  $ 120    $ 245    $ 259
                                                =====    =====    =====


  The write-down of property, plant, and equipment establishes a new cost basis for assets that have been permanently impaired.

  Employee severance benefits (e.g., pension, medical, and supplemental unemployment benefits) are provided to employees affected by plant closings and consolidations. The reserve for such benefits is reduced as the benefits are provided.

  At December 31, 1998, the above reserve includes $49 of costs associated with the closure of the Component Products Division's Precision Barstock Products
(PBP) operation located in York, Pennsylvania. The probable closing of the PBP manufacturing operation was announced in December 1991. In March 1996, it was announced that the facility would be closed. We are in the final stages of closing the unit.

20.  Segment information
------------------------

A.  Basis for segment information

The company is organized based on a decentralized structure that has established accountabilities to continually improve business focus and increase our ability to react quickly to changes in both the global business cycle and competitors' actions. Our current structure uses a product, geographic matrix organization comprised of multiple profit and service center divisions.

  Caterpillar is a highly integrated company. The majority of our profit centers are product focused. They are primarily responsible for the design, manufacture, and on-going support of their products; however, some of these product-focused profit centers also have marketing responsibilities. We also have geographically-based profit centers that are primarily focused on marketing; however, most of these profit centers also have some manufacturing responsibilities. One of our profit centers provides various financial services to our customers and dealers. The service center divisions perform corporate functions and provide centralized services.

                                                                Caterpillar Inc.

  We have developed an internal measurement system to evaluate performance and to drive continuous improvement. This measurement system, which is not based on generally accepted accounting principles (GAAP), is intended to motivate desired behavior of employees and drive performance. It is not intended to measure a division's contribution to enterprise results. The sales and cost information used for internal purposes varies significantly from our consolidated, externally-reported information resulting in substantial reconciling items. Each division has specific performance targets and is evaluated and compensated based on achieving those targets. Performance targets differ from division to division; therefore, meaningful comparisons cannot be made among the profit or service center divisions. It is the comparison of actual results to budgeted results that makes our internal reporting valuable to management. Consequently, we feel that the financial information required by Statement of Financial Accounting Standards No. 131 (SFAS 131) "Disclosures about Segments of an Enterprise and Related Information" has limited value for our external readers.

  Due to Caterpillar's high level of integration and our concern that segment disclosures based on SFAS 131 requirements have limited value to external readers, we are continuing to disclose GAAP-based financial results for our three lines of business (Machinery, Engines, and Financial Products) in our Management's Discussion and Analysis beginning on page A-21.

B.  Description of segments

The profit center divisions meet the SFAS 131 definition of "operating segments"; however, the service center divisions do not. Several of the profit centers have similar characteristics and have been aggregated. The following is a brief description of our seven reportable segments and the business activities included in the "All other" category.

  Asia/Pacific Marketing: Primarily responsible for marketing products through dealers in Australia, Asia (excluding Japan), and the Pacific Rim. Also includes the regional manufacturing of some products which are also produced by Construction & Mining Products.

  Construction & Mining Products: Primarily responsible for the design, manufacture, and on-going support of small, medium, and large machinery used in a variety of construction and mining applications. Also includes the design, manufacture, procurement, and marketing of components and control systems that are primarily consumed in the manufacturing of our machinery.

  EAME Marketing: Primarily responsible for marketing products through dealers in Europe, Africa, the Middle East, and the Commonwealth of Independent States. Also includes the regional manufacturing of some products which are also produced by Construction & Mining Products and Power Products.

  Financing & Insurance Services: Provides financing to customers and dealers for the purchase and lease of Caterpillar and noncompetitive related equipment, as well as some financing for Caterpillar sales to dealers. Also provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment.

  Latin America Marketing: Primarily responsible for marketing products through dealers in Latin America. Also includes the regional manufacturing of some products which are also produced by Construction & Mining Products and Power Products.

  Power Products: Primarily responsible for the design, manufacture, marketing, and ongoing support of reciprocating and turbine engines along with related systems. These engines and related systems are used in products manufactured in other segments, on-highway trucks, and locomotives; and in a variety of construction, electric power generation, marine, petroleum, and industrial applications.

  North America Marketing: Primarily responsible for marketing products (excluding Power Products) through dealers in the United States and Canada.

  All other: Primarily includes activities such as: service support and parts distribution to Caterpillar dealers worldwide; the design, manufacture, and ongoing support of agricultural machinery and paving products; logistics services for other companies; service tools for Caterpillar dealers; preventive maintenance products (filters and fluids); and the remanufacturing of Caterpillar engines and components.

C.  Segment measurement and reconciliations

Please refer to Table V on Pages A-18 and A-19 for financial information regarding our segments. There are several accounting differences between our segment reporting and our GAAP-based external reporting. Our segments are measured on an accountable basis; therefore, only those items for which divisional management is directly responsible are included in the determination of segment profit/(loss) and assets. The following is a list of the more significant accounting differences:

  . Generally, liabilities are managed at the corporate level and are not included in segment operations. Segment accountable assets generally include inventories, receivables, property, plant, and equipment.

  . We account for intersegment transfers using a system of market-based prices.
    With minor exceptions, each of the profit centers either sells or purchases virtually all of its products to or from other profit centers within the company. Our high level of integration results in our internally-reported sales being approximately double that of our consolidated, externally-reported sales.

  . Segment inventories and cost of sales are valued using a current cost methodology.

  . Timing differences occur between our internal reporting and our external reporting such as: postretirement benefit expenses and profit that is recognized on intersegment transfers.

  . Interest expense is imputed (i.e., charged) to profit centers based on their level of accountable assets. This calculation takes into consideration the corporate debt to debt plus equity ratio and a weighted-average corporate interest rate.

  . In general, foreign currency fluctuations are neutralized for segment reporting.

  . Accountable profit is determined on a pre-tax basis.

  Reconciling items are created based on accounting differences between segment reporting and our consolidated, external reporting. Please refer to Table V on Pages A-18 and A-19 for financial information regarding significant reconciling items. Most of our

NOTES continued
(Dollars in millions except per share data)
--------------------------------------------------------------------------------
reconciling items are self-explanatory given the above explanations of accounting differences. However, for the reconciliation of profit, we have grouped the reconciling items as follows:

     . Corporate costs: Certain corporate costs are not charged to our segments.
       These costs are related to corporate requirements and strategies that are considered to be for the benefit of the entire organization.

     . Methodology differences: See previous discussion of significant accounting differences between segment reporting and consolidated, external reporting.

     . Methodology changes in segment reporting: Estimated restatements of prior periods to reflect changes in our internal-reporting methodology.

------------------------------------------------------------------------------------------------------------------------------------
                                            TABLE V -- Segment Information (unaudited)
------------------------------------------------------------------------------------------------------------------------------------

Business Segments:
                                Asia/     Construction             Financing     Latin                North
                               Pacific      & Mining     EAME     & Insurance   America    Power     America     All
                              Marketing     Products   Marketing    Services   Marketing  Products  Marketing   Other    Total
                              ---------   ----------   ---------   ---------   ---------  --------  ---------   ------  --------
1998
External sales and revenues...  $1,093         197      3,289       1,114       1,763     5,300       7,414      866    $21,036
Intersegment sales and
 revenues.....................  $    2       8,678        937          --        145      4,122         209    1,830    $15,923
Total sales and revenues......  $1,095       8,875      4,226       1,114      1,908      9,422       7,623    2,696    $36,959
Depreciation and amortization.  $    6         224         64         165         28        258          --       54    $   799/1/
Imputed interest expense......  $    8          72         25         501         22        118          68       56    $   870
Accountable profit (loss).....  $  (49)      1,090        211         201         85        410         118      191    $ 2,257
Accountable assets at Dec. 31.  $  289       2,349        862      10,539        741      3,479       1,595    2,030    $21,884
Capital Expenditures..........  $   26         292         72          --         19        349          --       88    $   846/1/
------------------------------------------------------------------------------------------------------------------------------------
1997
External sales and revenues...  $1,947         294      3,022         832      1,730      3,693     6,614       855     $18,987
Intersegment sales and
 revenues.....................  $    1       8,763        857          --        147      3,645       207     1,718     $15,338
Total sales and revenues......  $1,948       9,057      3,879         832      1,877      7,338     6,821     2,573     $34,325
Depreciation and amortization.  $    5         228         67         136         27        165         1        48     $   677/1/
Imputed interest expense......  $   13          70         24         380         19         68        59        57     $   690
Accountable profit............  $   12       1,299        121         162         91        442       199       196     $ 2,522
Accountable assets at Dec. 31.  $  402       2,238        937       7,189        836      2,460     1,396     1,931     $17,389
Capital Expenditures..........  $   23         243         67           7         18        287         1       105     $   751/1/
-----------------------------------------------------------------------------------------------------------------------------------
1996
External sales and revenues...  $2,172         314      2,937         715      1,270      2,890     5,632       734     $16,664
Intersegment sales and
 revenues.....................  $    2       7,815        633          --        125      3,110       168     1,554     $13,407
Total sales and revenues......  $2,174       8,129      3,570         715      1,395      6,000     5,800     2,288     $30,071
Depreciation and amortization.  $    3         238         73         119         27        139        --        45     $   644/1/
Imputed interest expense......  $   14          64         34         319         13         50        31        48     $   573
Accountable profit............  $   94       1,065         92         137         43        373       195       211     $ 2,210
Accountable assets at Dec. 31.  $  410       2,127      1,000       6,212        729      2,144     1,186     1,796     $15,604
Capital Expenditures..........  $   20         172         56          --         12        125        --        73     $   458/1/

/1/Amount differs from our consolidated, external reporting amount primarily because of service centers, which are not included in business segments.


Reconciliations:
                                            1998      1997      1996
                                          --------  --------  --------
           Sales & Revenues
           ----------------
Total external sales and revenues
 from business segments.................. $21,036   $18,987   $16,664
Other...................................      (59)      (62)     (142)
                                          -------   -------   -------
Total consolidated sales and revenues...  $20,977   $18,925   $16,522
                                          =======   =======   =======
           Profit before taxes
           -------------------
Total accountable profit from
 business segments....................... $ 2,257   $ 2,522   $ 2,210
 Corporate costs.........................    (316)     (317)     (290)
 Methodology differences.................     168        14      (122)
 Methodology changes in
  segment reporting......................      --       119       107
 Other...................................      65        75        36
                                          -------   -------   -------
Total consolidated profit before taxes..  $ 2,174   $ 2,413   $ 1,941
                                          =======   =======   =======

                                                    December 31,
                                             1998      1997      1996
                                          -------   -------   -------
           Assets
           ------
Total accountable assets from
 business segments....................... $21,884   $17,389   $15,604
Items not included in segment assets:
 Deferred income taxes & prepaids........   2,036     1,968     1,945
 Intangible assets & other assets........   1,663       847       641
 Investments in affiliated companies.....     534       539       536
 Cash and short-term investments.........     360       292       487
 Service center assets..................      350       294       281
Liabilities included in segment assets..      596       643       464
Inventory methodology differences.......   (1,769)   (1,700)   (1,634)
Intercompany trade receivables
 double counted in segment assets........  (1,217)       --        --
Other...................................      691       484       404
                                          -------   -------   -------
Total consolidated assets...............  $25,128   $20,756   $18,728
                                          =======   =======   =======

                                                          Continued on Page A-19

                                                                Caterpillar Inc.

_______________________________________________________________________________
              TABLE V Continued -- Segment Information (unaudited)
_______________________________________________________________________________

Enterprise-Wide Disclosures:

External sales and revenues from products and services:


                               1998       1997       1996
                             -------    -------    -------
Machinery..................  $13,448    $13,350    $11,862
Engines....................    6,524      4,760      3,952
Financial Products.........    1,005        815        708
                             -------    -------    -------
  Total consolidated.......  $20,977    $18,925    $16,522
                             =======    =======    =======


Information about Geographic Areas:



                                       Sales & Revenues/1/              Net property, plant, and equipment
                             --------------------------------------    -------------------------------------
                                                                                       December 31,
                                1998          1997          1996           1998           1997       1996
                              ----------    ----------    ----------   ----------    -----------   ---------
Inside United States........    $10,870       $ 9,492       $ 8,160        $3,038         $2,830      $2,638
Outside United States.......     10,107         9,433         8,362         1,828/2/       1,228/2/    1,129/2/
                             ----------    ----------    ----------    ----------    -----------   ---------
  Total.....................    $20,977       $18,925       $16,522        $4,866         $4,058      $3,767
                             ==========    ==========    ==========    ==========    ===========   =========

/1/ Sales of machinery and engines are based on dealer location. Revenues from services provided are based on location of customer.
/2/ Amount includes $531, $189, and $139 of net property, plant, and equipment located in the United Kingdom as of December 31, 1998, 1997, and
1996, respectively.
________________________________________________________________________________

21. Selected quarterly financial results (unaudited)
--------------------------------------------------------------------------------

                                               1998 Quarter
                               ---------------------------------------------
                                 1st          2nd         3rd          4th
                               -------      -------     -------      -------
Sales and revenues...........   $4,794       $5,604      $5,173       $5,406
Less: Revenues...............      221          247         267          270
                               -------      -------     -------      -------
Sales........................    4,573        5,357       4,906        5,136
Cost of goods sold...........    3,334        3,978       3,748        3,971
                               -------      -------     -------      -------
Gross margin.................    1,239        1,379       1,158        1,165
Profit.......................      430          446         336          301
Profit per share of common
 stock.......................   $ 1.17       $ 1.22      $  .93       $  .84
Profit per share of common
 stock -- assuming dilution..   $ 1.15       $ 1.20      $  .92       $  .83

                                               1997 Quarter
                                --------------------------------------------
                                 1st          2nd         3rd          4th
                               -------      -------     -------      -------
Sales and revenues...........   $4,262       $4,870      $4,600       $5,193
Less: Revenues...............      190          194         215          216
                               -------      -------     -------      -------
Sales........................    4,072        4,676       4,385        4,977
Cost of goods sold...........    2,981        3,450       3,278        3,665
                               -------      -------     -------      -------
Gross margin.................    1,091        1,226       1,107        1,312
Profit.......................      394          435         385          451
Profit per share of common
 stock.......................   $ 1.04       $ 1.15      $ 1.03       $ 1.22
Profit per share of common
 stock -- assuming dilution..   $ 1.03       $ 1.13      $ 1.01       $ 1.20

22.  Acquisition of Perkins
----------------------------------------------------------------------------

During the first quarter of 1998, we acquired the net assets of Perkins Ltd. and the stock of several related subsidiaries for $1,328. We paid for this acquisition using a combination of existing cash and new debt. Perkins is a leading manufacturer of small to medium-sized diesel engines. The acquisition was accounted for using the purchase method of accounting. When we acquired Perkins we preliminarily used a 15-year amortization period for the purchased intangible assets. Subsequent review, including a more detailed analysis of the composition and benefit lives of these assets and a study of industry practices, led us to conclude that a 20-year amortization period was more appropriate. Therefore, amortization of acquired intangible assets, including goodwill, is being computed using the straight-line method over a period of 20 years.

Five-year Financial Summary                                     Caterpillar Inc.
(Dollars in millions except per share data)
--------------------------------------------------------------------------------


Years ended December 31,                                          1998     1997     1996     1995     1994
                                                                -------   ------   ------   ------   ------
Sales and revenues............................................  $20,977   18,925   16,522   16,072   14,328
 Sales........................................................  $19,972   18,110   15,814   15,451   13,863
   Percent inside the United States...........................       51%      49%      49%      48%      51%
   Percent outside the United States..........................       49%      51%      51%      52%      49%
 Revenues.....................................................  $ 1,005      815      708      621      465
Profit........................................................  $ 1,513    1,665    1,361    1,136      955
Profit per share of common stock/1/...........................  $  4.17     4.44     3.54     2.86     2.35
Profit per share of common stock --
 assuming dilution/1/.........................................  $  4.11     4.37     3.50     2.84     2.33
Dividends declared per share of common stock..................  $  1.15      .95      .78      .65      .32
Return on average common stock equity.........................     30.9%    37.9%    36.3%    36.1%    37.4%
Capital expenditures:
 Property, plant, and equipment...............................  $   925      824      506      464      501
 Equipment leased to others...................................  $   344      282      265      215      193
Depreciation and amortization.................................  $   865      738      696      682      683
Research and engineering expenses.............................  $   838      700      570      532      435
 As a percent of sales and revenues...........................      4.0%     3.7%     3.4%     3.3%     3.0%
Wages, salaries, and employee benefits........................  $ 4,146    3,773    3,437    2,919    3,146
Average number of employees...................................   64,441   58,366   54,968   54,263   52,778

December 31,

Total assets:
 Consolidated.................................................  $25,128   20,756   18,728   16,830   16,250
 Machinery and Engines/2/.....................................  $15,619   14,188   13,066   12,375   12,142
 Financial Products...........................................  $11,648    7,806    6,681    5,712    4,737
Long-term debt due after one year:
 Consolidated.................................................  $ 9,404    6,942    5,087    3,964    4,270
 Machinery and Engines/2/.....................................  $ 2,993    2,367    2,018    2,049    1,934
 Financial Products...........................................  $ 6,411    4,575    3,069    1,915    2,336
Total debt:
 Consolidated.................................................  $12,452    8,568    7,459    6,400    5,903
 Machinery and Engines/2/.....................................  $ 3,102    2,474    2,176    2,219    2,037
 Financial Products...........................................  $ 9,350    6,094    5,283    4,181    3,866
Percent of total debt to total debt and stockholders' equity
 (Machinery and Engines)......................................     37.7%    34.6%    34.6%    39.6%    41.2%


/1/ Computed on weighted-average number of shares outstanding.
/2/ Represents Caterpillar Inc. and its subsidiaries except for Financial Products, which is accounted for on the equity basis.

Transactions between Machinery and Engines and Financial Products have been eliminated to arrive at the consolidated data.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS


It is our objective to provide the most meaningful disclosures in our Management's Discussion and Analysis in order to explain significant changes in our company's results of operations and liquidity and capital resources. As discussed in Note 20A, "Basis for segment information" on Page A-16, our segment financial information is not based on generally accepted accounting principles and it is not intended to measure contributions to enterprise results. Therefore, it is impractical for us to try to discuss our company's results of operations and liquidity and capital resources solely based on segment information. Where practical, we have linked our discussions to segment information provided in Table V on Pages A-18 and A-19 (see Reconciliation of Machinery and Engine Sales by Geographic Region to External Sales by Marketing Segment on Page A-22). Our discussions will focus on consolidated results and our three principal lines of business as described below:

  Consolidated -- represents the consolidated data of Caterpillar Inc. and all its subsidiaries (affiliated companies that are more than 50% owned).

  Machinery -- design, manufacture, and marketing of construction, mining, agricultural, and forestry machinery -- track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, mining shovels, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, telescopic handlers, skid-steer loaders, and related parts.

  Engines -- design, manufacture, and marketing of engines for Caterpillar Machinery, on-highway trucks, and locomotives; marine, petroleum, construction, industrial, and other applications; electric power generation systems; and related parts. Reciprocating engines meet power needs ranging from 5 to over 21,000 horsepower (4 to over 15 660 kilowatts). Turbines range from 1,340 to 18,000 horsepower (1000 to 13 500 kilowatts).

  Financial Products -- financing to customers and dealers for the purchase and lease of Caterpillar and noncompetitive related equipment, as well as some financing for Caterpillar sales to dealers. Also provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment. This line of business consists primarily of Caterpillar Financial Services Corporation (Cat Financial) and its subsidiaries and Caterpillar Insurance Services Corporation.

--------------------------------------------------------------------------------

Machinery and Engines Sales Table by Geographic Region
(Millions of dollars)                                       Total  North America  EAME**  Latin America  Asia/Pacific
                                                          -----------------------------------------------------------
1998
Machinery Sales.........................................   $13,448    $ 8,352     $ 2,871     $ 1,252      $   973
Engine Sales/*/.........................................     6,524      3,097       2,134         666          627
                                                           -------    -------     -------     -------      -------
                                                           $19,972    $11,449     $ 5,005     $ 1,918      $ 1,600
                                                           =======    =======     =======     =======      =======
1997
Machinery Sales.........................................   $13,350    $ 7,606     $ 2,714     $ 1,252      $ 1,778
Engine Sales/*/.........................................     4,760      2,526       1,088         450          696
                                                           -------    -------     -------     -------      -------
                                                           $18,110    $10,132     $ 3,802     $ 1,702      $ 2,474
                                                           =======    =======     =======     =======      =======
1996
Machinery Sales.........................................   $11,862    $ 6,465     $ 2,569      $  854      $ 1,974
Engine Sales/*/.........................................     3,952      2,034         948         384          586
                                                           -------    -------     -------     -------      -------
                                                           $15,814    $ 8,499     $ 3,517     $ 1,238      $ 2,560
                                                           =======    =======     =======     =======      =======

 /*/Does not include internal engine sales of $1,268 million, $1,162 million, and $927 million in 1998, 1997, and 1996, respectively. Internal engine sales are valued at prices comparable to those for unrelated parties.

/**/Europe, Africa & Middle East, and Commonwealth of Independent States.
--------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS continued
________________________________________________________________________________

Reconciliation of Machinery and Engine Sales by Geographic Region to External Sales by Marketing Segment

(Millions of dollars)                                                                                      1998      1997      1996
------------------------------------------------------------------------------------------------------------------------------------
North America Geographic Region.......................................................................  $11,449   $10,132   $ 8,499
Engine sales included in the Power Products segment...................................................   (3,097)   (2,526)   (2,034)
Company owned dealer sales included in the All Other segment..........................................     (389)     (411)     (329)
North America Geographic Region sales which are included
 in the Latin America Marketing segment...............................................................     (135)     (132)      (87)
Other*................................................................................................     (414)     (449)     (417)
                                                                                                        -------   -------   -------
North America Marketing external sales................................................................  $ 7,414   $ 6,614   $ 5,632
                                                                                                        =======   =======   =======
EAME..................................................................................................  $ 5,005   $ 3,802   $ 3,517
Power Products sales not included in the EAME Marketing segment.......................................   (1,448)     (587)     (457)
Other*................................................................................................     (268)     (193)     (123)
                                                                                                        -------   -------   -------
EAME Marketing external sales.........................................................................  $ 3,289   $ 3,022   $ 2,937
                                                                                                        =======   =======   =======
Latin America Geographic Region.......................................................................  $ 1,918   $ 1,702   $ 1,238
Sales to the North America Geographic Region which are included in the
  Latin America Marketing segment.....................................................................      135       132        87
Power Products sales not included in the Latin America Marketing segment..............................     (385)     (237)     (193)
Other.................................................................................................       95       133       138
                                                                                                        -------   -------   -------
Latin America Marketing external sales................................................................  $ 1,763   $ 1,730   $ 1,270
                                                                                                        =======   =======   =======
Asia/Pacific Geographic Region........................................................................  $ 1,600   $ 2,474   $ 2,560
Power Products sales not included in the Asia/Pacific Marketing segment...............................     (370)     (343)     (206)
Other.................................................................................................     (137)     (184)     (182)
                                                                                                        -------   -------   -------
Asia/Pacific Marketing external sales.................................................................  $ 1,093   $ 1,947   $ 2,172
                                                                                                        =======   =======   =======
*Mostly represents external sales of the Construction & Mining Products and the All Other segments.
-----------------------------------------------------------------------------------------------------------------------------------

1998 COMPARED WITH 1997
-----------------------
Sales and revenues of $20.98 billion rose $2.05 billion (approximately $850 million from Perkins), 11% over 1997's record of $18.93 billion. Profit of $1.51 billion was $152 million, 9% less than 1997's record of $1.67 billion. Continued spending for growth initiatives, including the impact of Perkins, more than offset the additional profit associated with higher sales and revenues. Profit per share of $4.11 was down 6% from the 1997 record of $4.37, and continues to benefit from the company's share repurchase programs.

MACHINERY AND ENGINES

Machinery sales were $13.45 billion, an increase of $98 million from 1997. The improvement resulted from an increase in physical volume as higher sales to end users and dealer rental fleets more than offset a slowdown in dealer inventory accumulation. Price realization was lower as price increases taken over the past year were more than offset by higher discounting and the effect of the stronger dollar on sales denominated in currencies other than U.S. dollars.

  Sales were higher in all regions of the world except Asia/Pacific where severe recessions resulted in lower industry demand and a large reduction in dealer inventories. Sales in North America were particularly strong reflecting good economic and industry growth as well as an increase in dealer inventory levels. Sales were up in both the United States and Canada. Sales were higher in Europe due to improved industry demand. In contrast, low commodity prices and sluggish economic growth kept sales in Africa & Middle East at 1997 levels. Latin America began the year with considerable momentum. However, a sharp economic downturn brought on by higher interest rates and government spending cuts kept sales at last year's levels.

Engine sales were $6.52 billion, an increase of $1.76 billion or 37%. Excluding Perkins, sales were up $910 million or 19%. The increase was due primarily to higher physical volume resulting from improved end-user and Original Equipment Manufacturer (OEM) demand. Price realization was about the same.

  Sales excluding Perkins were up in all regions except Asia/Pacific, although turbine sales in developing Asia were higher despite the severe downturn. Sales in North America were up reflecting the strong on-highway truck market as well as increased demand for other applications. Sales also were higher in Latin America with increases in petroleum, power generation, and marine applications. Sales in Europe, Africa & Middle East, and Commonwealth of Independent States
(EAME) were up due primarily to higher demand for petroleum and power generation applications.

                                                                Caterpillar Inc.
--------------------------------------------------------------------------------

Operating Profit Table
(Millions of dollars)        1998     1997     1996
-----------------------------------------------------
Machinery...............  $ 1,584   $ 1,808   $ 1,487
Engine..................      504       468       370
                          -------   -------   -------
                          $ 2,088   $ 2,276   $ 1,857
                          =======   =======   =======

Caterpillar operations are highly integrated; therefore, we use a number of allocations to determine lines of business operating profit.
--------------------------------------------------------------------------------

Machinery operating profit decreased $224 million, or 12% from 1997. Margin (sales less cost of goods sold) was about the same, as the benefit from higher sales was mostly offset by higher fixed manufacturing costs and an unfavorable change in product sales mix. The unfavorable impact of the stronger dollar on sales was mostly offset by a favorable impact on costs. Selling, general, and administrative and research and development expenses were higher in support of major growth initiatives.

Engine operating profit increased $36 million, or 8% from 1997. Margin (sales less cost of goods sold) increased due to the higher sales volume but was unfavorably impacted by higher fixed manufacturing costs (primarily due to Perkins) and an unfavorable change in product sales mix. Selling, general, and administrative and research and development expenses were higher in support of major growth initiatives, including Perkins.

Interest expense was $45 million higher than a year ago due to higher average debt levels to support the Perkins acquisition and increased working capital needs.

Other income/expense was income of $46 million compared with income of $153 million last year. The decrease was mostly due to the discounts taken on the sales of trade receivables to Caterpillar Financial Services Corporation (Cat Financial). Discounts taken on this revolving sale of receivables to Cat Financial are reflected in Machinery and Engines as other expense. Revenues offsetting these discounts as well as the related borrowing costs are reflected in Financial Products.

Table of Supplemental Information
(Millions of dollars)         1998     1997
--------------------------------------------
   Identifiable Assets
   Machinery..............  $ 9,199    $ 9,463
   Engines................    6,420      4,725
                            -------    -------
     Total................  $15,619    $14,188
                            =======    =======
   Capital Expenditures
   Machinery..............  $   511    $   481
   Engines................      416        343
                            -------    -------
     Total................  $   927    $   824
                            =======    =======
   Depreciation
   and Amortization
   Machinery..............  $   414    $   392
   Engines................      283        207
                            -------    -------
     Total................  $   697    $   599
                            =======    =======

Caterpillar operations are highly integrated; therefore, we use a number of allocations to determine lines of business financial data.
--------------------------------------------------------------------------------

FINANCIAL PRODUCTS

Revenues were a record $1.12 billion, up $278 million or 33% compared with 1997. The increase was primarily due to Cat Financial's portfolio growth, resulting from record new retail business and the purchase of trade receivables from Caterpillar Inc.

Selling, general, and administrative expenses were up $53 million, principally the result of record new business levels which increased provision for credit losses and depreciation on leased equipment. Other increases due to growth were partially offset by favorable reserve adjustments at Caterpillar Insurance Co. Ltd. (Cat Insurance).

Interest expense was $128 million higher because of increased borrowings to support the larger portfolio.

INCOME TAXES

1998 tax expense reflects an effective tax rate of 31% and includes a favorable adjustment to recognize deferred tax assets at certain European subsidiaries. The 1997 effective tax rate was 33%.

UNCONSOLIDATED AFFILIATED COMPANIES

The company's share of unconsolidated affiliated companies' profit was $4 million, down $44 million from a year ago. The major factor for the decrease was less favorable results at Shin Caterpillar Mitsubishi Ltd.

SUPPLEMENTAL INFORMATION
------------------------

Dealer Machine Sales to End Users and Deliveries to Dealer Rental Operations

Sales and deliveries in North America were up in 1998 due to higher industry demand. The United States economy registered very good growth with Gross Domestic Product (GDP) increasing about 3.7%, significantly faster than the 2.0%-2.5% threshold required for industry expansion. Residential construction was exceptionally strong all year. Canada started the year with strength, but lower commodity prices and higher interest rates to defend the Canadian dollar caused a sharp mid-year deceleration in the economy. In total, sales to end users rose in all key construction sectors as well as nonmetals mining, petroleum, agriculture, and solid waste. Sales to end users fell in metals and coal mining and in industrial as well as forestry applications. Deliveries to dealer rental operations continued to rise.

     Sales and deliveries in the EAME region also were up in 1998 due to higher industry demand and an improvement in share of industry sales. GDP growth in Europe was near 3% resulting in better industry demand, although the United Kingdom represented an important exception as high interest rates and a strong currency depressed the economy. Sales to users were higher in Germany, France, Spain, and Italy but lower in the United Kingdom. In Africa & Middle East low commodity prices, sluggish growth, and spending reductions led to lower industry demand and slightly lower sales to users. Sales to users were higher in United Arab Emirates, about the same in Turkey, and lower in South Africa and Egypt. In the Commonwealth of Independent States sales were lower due to severe recession in Russia and economic difficulties in other countries. For the region as a whole, sales to users were higher for construction applications as well as metals and nonmetals mining.

MANAGEMENT'S DISCUSSION AND ANALYSIS continued
________________________________________________________________________________

  Sales and deliveries in Latin America were higher for the year despite a decline in the second half. In the first half, good economic growth led to strong industry demand and higher sales. In August, however, countries throughout the region raised interest rates and cut spending to defend their currencies. These actions along with low commodity prices led to slower growth for most countries, recession in Brazil and lower industry demand. For the year as a whole, sales to users rose in Brazil, Mexico, and Argentina, but fell in Colombia, Chile, and Peru. Sales to users were higher for construction applications, but lower for commodity applications, particularly metals mining.

  Sales and deliveries in Asia/Pacific were down considerably due to severe recessions in Southeast Asia, Korea, and Japan. Economic contraction, currency depreciation, high interest rates, government spending reductions, and high levels of uncertainty led to a very significant decline in sales to end users in Southeast Asia and Korea. In Japan, industry demand continued to fall as low interest rates and government spending failed to pull the economy out of recession. Economic growth in China slowed, but a large government spending initiative combined with lower interest rates bolstered the economy and led to higher sales to users. Good growth continued in Australia leading to higher industry demand and sales to users. For the Asia/Pacific region as a whole, sales to users were lower in all key construction and commodity sectors.

Dealer Inventories of Machines

Worldwide dealer new machine inventories at year end were about flat compared to year-end 1997 and moderately above normal relative to current selling rates. Higher inventories in North America, EAME, and Latin America offset a large decline in Asia/Pacific. At year end, inventories compared with current selling rates were about normal in EAME and Asia/Pacific. Inventories in North America were moderately above normal compared with current selling rates as dealers took advantage of special financing and inventory programs to improve product availability for the 1999 selling season. There was also some build up in anticipation of reloading rental fleets. Inventories in Latin America were significantly above current selling rates as sales fell more sharply than anticipated in the fourth quarter.

Engine Sales to End Users and OEMs (excluding Perkins)

Sales in North America were up due to higher industry demand and an increased share of industry sales. The on-highway truck market was particularly strong. Sales were also higher in other applications including petroleum, power generation, marine, and industrial. Sales of both reciprocating and turbine engines were higher. Sales were up in Canada as well as the United States.

  Sales in EAME also were up. In Europe, good economic growth led to higher sales of reciprocating engines for most applications, especially power generation. In Africa & Middle East, sales of turbines were higher for oil and natural gas projects. For the region as a whole, both reciprocating engine and turbine sales were up with gains in all applications except marine.

  Sales in Latin America were higher for the year despite the second-half economic slowdown. Significantly higher sales of turbines for oil and natural gas applications accounted for the increase.

  Sales in Asia/Pacific were down reflecting severe economic recession in Southeast Asia, Korea, and Japan. Sales were lower in power generation and industrial applications, flat in petroleum, and higher in marine and truck applications.

Machinery and Engines Sales Table

(Millions of dollars)                Total   North America  EAME**  Latin America  Asia/Pacific
                                     -----   -------------  ------  -------------  ------------
Fourth-Quarter 1998
Machinery Sales....................  $3,111     $1,942      $  674       $267           $228
Engine Sales*......................   2,025        858         662        262            243
                                     ------     ------      ------       ----           ----
                                     $5,136     $2,800      $1,336       $529           $471
                                    =======     ======      ======       ====           ====
Fourth-Quarter 1997
Machinery Sales....................  $3,402     $1,926      $  674       $381           $421
Engine Sales*......................   1,575        739         382        195            259
                                     ------     ------      ------       ----           ----
                                     $4,977     $2,665      $1,056       $576           $680
                                    =======     ======      ======       ====           ====

 *Does not include internal engine sales of $304 million and $316 million in 1998 and 1997, respectively. Internal engine sales are valued at prices comparable to those for unrelated parties.

**Europe, Africa & Middle East, and Commonwealth of Independent States.

                                                                Caterpillar Inc.
--------------------------------------------------------------------------------
FOURTH-QUARTER 1998
COMPARED WITH FOURTH-QUARTER 1997
---------------------------------
Fourth-quarter sales and revenues of $5.41 billion were a fourth-quarter record and were up 4% from fourth-quarter 1997. A 37% increase in Financial Products revenues and the additional sales provided by Perkins were partially offset by lower sales in other areas. Profit of $301 million was down 33% from the fourth-quarter record set in 1997 and profit per share of $.83 was down 31%. The profit from the higher sales and revenues was more than offset by lower margin rates and continued spending for growth initiatives.

MACHINERY AND ENGINES
Machinery sales were $3.11 billion, a decrease of $291 million or 9% from fourth-quarter 1997. The lower sales resulted primarily from a decrease in physical volume due to lower dealer sales to end users. Price realization was lower as price increases taken over the past year were more than offset by higher sales discounts.

  Sales were flat in North America as an increase in dealer inventories offset a slight reduction in sales to users. In EAME both company sales and end-user demand were flat. In Latin America and Asia/Pacific sales were lower due primarily to a drop in end-user demand, reflecting economic weakness in those areas.

Engine sales were $2.03 billion, an increase of $450 million or 29%. Excluding Perkins, sales were up $210 million or 13%. The increase was due to higher physical sales volume resulting from improved end-user and OEM demand. Price realization was about the same.

  Sales excluding Perkins were up in all regions except Asia/Pacific. Sales in North America were higher due to heightened demand for both turbines and reciprocating engines. Sales in EAME and Latin America were up due primarily to higher turbine sales.


Operating Profit Table

(Millions of dollars)      1998    1997
---------------------------------------
Machinery...............   $235    $418
Engine..................    165     206
                           ----    ----
                           $400    $624
                           ====    ====

Caterpillar operations are highly integrated; therefore, we use a number of allocations to determine lines of business operating profit.
--------------------------------------------------------------------------------

Machinery operating profit decreased $183 million, or 44% from 1997. Margin (sales less cost of goods sold) was lower due to the lower sales volume, higher fixed manufacturing costs, and an unfavorable change in product sales mix. Selling, general, and administrative and research and development expenses were higher in support of major growth initiatives.

Engine operating profit decreased $41 million, or 20% from 1997. Margin (sales less cost of goods sold) was about the same as the benefit from higher sales volumes was offset by higher fixed manufacturing costs (primarily due to Perkins) and an unfavorable change in product sales mix. Selling, general, and administrative expenses were higher primarily due to Perkins. Research and development expenses were slightly lower.

Interest expense was $10 million higher than a year ago due to higher average debt levels supporting the Perkins acquisition and increased working capital needs.

Other income/expense was expense of $6 million compared with income of $32 million last year. The decrease is mostly due to the discounts taken on the sales of trade receivables to Cat Financial and the agreement reached with the Environmental Protection Agency to reduce emissions.

FINANCIAL PRODUCTS
Revenues were a record $305 million, up $83 million or 37% compared with 1997. The increase was primarily due to Cat Financial's portfolio growth, resulting from strong new retail business and the purchase of trade receivables from Caterpillar Inc.

Selling, general, and administrative expenses were up $22 million, principally the result of record new business levels which increased provision for credit losses and depreciation on leased equipment. Other increases due to growth were partially offset by favorable reserve adjustments at Cat Insurance.

Interest expense was $32 million higher due to increased borrowings to support the larger portfolio.

INCOME TAXES
Fourth-quarter 1998 tax expense reflects an effective tax rate of 24% and includes a favorable adjustment to recognize deferred tax assets at certain European subsidiaries. The fourth-quarter 1997 effective tax rate was 33%.

UNCONSOLIDATED AFFILIATED COMPANIES
The company's share of unconsolidated affiliated companies' results was a loss of $7 million in 1998, compared with profit of $12 million in 1997. The major factor for the decrease was less favorable results at Shin Caterpillar Mitsubishi Ltd., including a fourth-quarter 1998 adjustment to write off certain deferred tax assets.

1997 COMPARED WITH 1996
-----------------------
(has been changed to conform with 1998 presentation)

Profit for 1997 was up 22% on a 15% increase in sales and revenues. Profit per share of common stock increased 25%, reflecting the impact of the higher profit and the ongoing share repurchase program. Profit of $1.67 billion or $4.37 per share was the best in our history, an improvement of $304 million over the profit of $1.36 billion or $3.50 per share in 1996. Sales and revenues of $18.93 billion were $2.40 billion higher and also an all-time record. An increase in physical sales volume of 15% was the most significant factor contributing to the higher sales and revenues and profit.

MACHINERY AND ENGINES
Machinery sales were $13.35 billion, an increase of $1.49 billion from 1996, setting another all-time record. Most of the improvement was due to higher sales volume resulting from higher dealer sales to end users. Sales were higher in most key applications including construction, sand and quarry operations, and forestry. Price realization was about the same as price increases taken over the past year and a favorable change in geographic sales mix were offset by the effect of the stronger dollar on sales denominated in currencies other than the U.S. dollar.

MANAGEMENT'S DISCUSSION AND ANALYSIS continued
--------------------------------------------------------------------------------

  Sales were higher in all regions of the world except Asia/Pacific. Sales in North America were particularly strong reflecting good economic and industry growth as well as strong industry demand for construction and mining equipment. A healthy farm economy also boosted industry demand for agricultural equipment. Sales were up in both the United States and Canada. Sales were higher in EAME primarily due to increased sales in Europe as dealers replenished their new machine inventory. Sales in Latin America were notably higher with sizable gains in Brazil, Mexico, Peru, Chile, and Argentina, all of which registered good economic growth. End-user demand was higher in all key construction sectors as well as metal and nonmetal mining. Lower demand was registered only in coal mining and agricultural applications. Sales in Asia/Pacific declined reflecting the impact of the currency crisis on the region's economy. Industry demand for machines declined sharply in the second half of the year in a number of Southeast Asia countries including Thailand, Indonesia, Malaysia, and the Phillipines. As a result, sales to end users for the entire year slipped below 1996 levels.

Engine sales were $4.76 billion, an increase of $808 million from 1996. The improvement reflected higher end-user demand for reciprocating gas and diesel engines, as well as turbines. Company sales were higher in all key applications including on-highway trucks, power generation, oil and gas, industrial, and marine. Sales were also higher due to the acquisition of MaK Motoren GmbH & Co. KG on December 31, 1996. Price realization was about the same as price increases taken over the past year and a favorable change in geographic sales mix were offset by the effect of the stronger dollar on sales denominated in currencies other than the U.S. dollar.

  Sales were higher in all regions. Sales in North America were up considerably reflecting the strong on-highway truck market as well as increased demand for turbines and other reciprocating engines. Sales were higher in Latin America reflecting good economic growth of Brazil, Mexico, Peru, Chile, and Argentina. Sales in EAME were up due primarily to higher industry demand. Sales in Asia/Pacific increased primarily due to turbine sales in Australia and developing Asia. Sales of reciprocating engines remained near 1996 levels.

Machinery operating profit increased $321 million, or 22% from 1996. Margin (sales less cost of goods sold) improved as the benefit from higher sales more than offset higher fixed manufacturing costs. Selling, general, and administrative and research and development expenses were higher in support of major growth initiatives and product line expansions.

Engine operating profit increased $98 million, or 26% from 1996. Margin (sales less cost of goods sold) improved as the benefit from higher sales more than offset higher fixed manufacturing costs and an unfavorable change in product sales mix. Selling, general, and administrative and research and development expenses were higher in support of major growth initiatives and product line expansions.

Interest expense of $219 million was $25 million higher than a year ago, mostly due to higher average debt levels.

Other income/expense was income of $153 million compared with income of $127 million last year. The increase of $26 million is primarily due to several small favorable items, partially offset by an unfavorable change in foreign exchange gains and losses.

FINANCIAL PRODUCTS
Revenues of $839 million were a record, up $107 million or 15% compared with 1996, primarily the result of Cat Financial's larger portfolio.

Selling, general, and administrative expenses were up $22 million, primarily due to Cat Financial's higher depreciation on leased equipment and other increases due to growth, partially offset by a favorable reserve adjustment at Cat Insurance.

Interest expense was up $57 million due to increased borrowings to support the larger portfolio. Other income/expense was income of $61 million, an increase of $24 million from a year ago.

The increase in other income was primarily the result of higher gains on sales of used equipment, exchange gains, increased use of securitization by Cat Financial, and higher investment income at Cat Insurance.

INCOME TAXES

The provision for income taxes was $796 million compared with $613 million for 1996. The $183 million increase reflects the higher before-tax profit and a higher effective tax rate of 33% compared with 31.6% for 1996. The higher tax rate accounted for $34 million of the increase.

LIQUIDITY & CAPITAL RESOURCES

Consolidated operating cash flow totaled $1.78 billion for 1998, compared with $2.10 billion during 1997. This decrease is largely due to an unfavorable change in accounts payable and accrued expenses.

  Total debt at year-end 1998 was $12.45 billion, an increase of $3.88 billion from year-end 1997. Over this period, debt related to Machinery and Engines increased $628 million to $3.10 billion, while debt related to Financial Products increased $3.26 billion to $9.35 billion.

  During 1995, we announced a plan to repurchase up to 10% of our outstanding common stock over a three to five year period. This share repurchase program was completed in the third quarter of 1998. In October 1998, the Board of Directors authorized another share repurchase program to reduce the number of outstanding shares to 320 million within the next three to five years. In total, 11.6 million shares were repurchased during the year. The number of shares outstanding at December 31, 1998, was 357.2 million.

Machinery and Engines

Operating cash flow totaled $2.65 billion for 1998, compared with $1.80 billion for 1997. The increase is primarily the result of a $1.33 billion favorable change in accounts receivable, largely due to the $1.22 billion sale of receivables to Cat Financial. Partially offsetting this favorable item was a $372 million net unfavorable change in accounts payable and accrued expenses and inventories.

  Capital expenditures, excluding equipment leased to others, totaled
$918 million for 1998 compared with $819 million for 1997. Total debt increased by $628 million. As part of the company's long-term funding strategy, $250 million of Eurobond notes and $300 million of debentures were issued during the first and third quarter of 1998, respectively. The $250 million of five-year Eurobonds were issued at a premium. These bonds are due

                                                                Caterpillar Inc.
--------------------------------------------------------------------------------

February 13, 2003, and were priced to yield 5.914% semi-annually with a coupon of 6%. The $300 million of 30-year debentures were issued at a discount. These bonds are due July 15, 2028, and were priced to yield 6.649% semi-annually with a coupon of 6.625%. These funds were utilized for general corporate purposes, including the acquisition of Perkins. Our additional debt has increased the percent of debt to debt plus stockholders' equity from 35% at December 31, 1997, to 38% at December 31, 1998.

Financial Products

Operating cash flow totaled $(822) million for 1998, compared with $323 million for 1997. This decrease resulted from the purchase of $1.22 billion of Machinery and Engines trade receivables. Cash used to purchase equipment leased to others totaled $335 million in 1998. In addition, net cash used for finance receivables was $2.20 billion for 1998, compared with $1.21 billion for 1997.

  Financial Products' debt was $9.35 billion at December 31, 1998, an increase of $3.26 billion from December 31, 1997, and is primarily comprised of $6.20 billion of medium-term notes, $189 million of notes payable to banks, and $2.85 billion of commercial paper. At December 31, 1998, finance receivables past due over 30 days were 1.5%, compared with 1.7% at December 31, 1997. The ratio of debt to equity of Cat Financial was 8.0:1 at December 31, 1998, compared with 7.8:1 at December 31, 1997.

  Financial Products had outstanding credit lines totaling $4.24 billion at December 31, 1998, which included $2.61 billion of shared revolving credit agreements with Machinery and Engines. These credit lines are with a number of banks and are considered support for our outstanding commercial paper, commercial paper guarantees, the discounting of bank and trade bills, and bank borrowings.

Dividends paid per share of common stock
Quarter                                      1998   1997   1996
---------------------------------------------------------------
First.....................................  $ .25  $ .20  $ .18
Second....................................    .25    .20    .17
Third.....................................    .30    .25    .20
Fourth....................................    .30    .25    .20
                                            -----  -----  -----
                                            $1.10  $ .90  $ .75
                                            =====  =====  =====
---------------------------------------------------------------

EMPLOYMENT

At the end of 1998, Caterpillar's worldwide employment was 65,824 compared with 59,863 one year ago. Hourly employment increased 2,459 to 36,707; salaried and management employment increased 3,502 to 29,117. The increases were almost entirely the result of acquisitions.

Full-Time Employees at Year End
                                    1998    1997    1996
---------------------------------------------------------
Inside U.S.......................  40,261  39,722  38,571
Outside U.S......................  25,563  20,141  18,455
 Total...........................  65,824  59,863  57,026
By Region:
 North America...................  40,485  39,941  38,698
 EAME............................  18,117  12,739  12,042
 Latin America...................   5,302   5,340   4,540
 Asia/Pacific....................   1,920   1,843   1,746
   Total.........................  65,824  59,863  57,026
---------------------------------------------------------

OTHER MATTERS

ENVIRONMENTAL MATTERS

The company is regulated by federal, state, and international environmental laws governing our use of substances and control of emissions. Compliance with these existing laws has not had a material impact on our capital expenditures, earnings, or competitive position.

  We are cleaning up hazardous waste at a number of locations, often with other companies, pursuant to federal and state laws. When it is likely we will pay clean-up costs at a site and those costs can be estimated, the costs are charged against our earnings. In doing that estimate, we do not consider amounts expected to be recovered from insurance companies and others.

  The amount set aside for environmental clean-up is not material and is included in "Accounts payable and accrued expenses" in Statement 3. If a range of liability estimates is available on a particular site, we accrue the lower end of that range.

  We cannot estimate costs on sites in the very early stages of clean-up. Currently, we have five of these sites and there is no more than a remote chance that a material amount for clean-up will be required.

DERIVATIVE FINANCIAL INSTRUMENTS

I. Market Risk and Risk Management Policies

Our earnings and cash flow are subject to fluctuations due to changes in foreign currency exchange rates, interest rates, and commodity prices. Our risk management policy includes the use of derivative financial instruments to manage foreign currency exchange rate, interest rate, and commodity price exposures.

Foreign Currency Exchange Rate
Foreign currency exchange rate movements create a degree of risk to our operations by affecting:
  . The U.S. dollar value of sales made in foreign currencies, and . The U.S. dollar value of costs incurred in foreign currencies.

  Foreign currency exchange rate movements also affect our competitive position, as exchange rate changes may affect business practices and/or pricing strategies of non-U.S. based competitors.

  Our general policy is to use foreign currency derivative instruments as needed to operate our business and protect our interests. We enter into foreign currency derivative instruments only to manage risk -- not as speculative instruments. We buy and sell currencies only to cover business needs and to protect our financial and competitive position. Our general approach is to manage future foreign currency cash flow for Machinery and Engines' operations and net foreign currency balance sheet exposures for Financial Products' operations.

  Our Machinery and Engines' operations manufacture products in, and purchase raw materials from, many locations around the world. Consequently, our cost base is well diversified over a number of European, Asia/Pacific, and Latin American currencies, as well as the U.S. dollar. This diversified cost base serves to counterbalance the cash flow and earnings impact of non-U.S. dollar revenues and, therefore, minimizes the effect of exchange rate movements on consolidated earnings. We use derivative

MANAGEMENT'S DISCUSSION AND ANALYSIS continued
--------------------------------------------------------------------------------

financial instruments to manage the currency exchange risk that results when the cash inflows and outflows by currency are not completely matched.

  In managing foreign currency for Machinery and Engines' operations, our objective is to maximize consolidated after-tax U.S. dollar cash flow. To this end, our policy allows for actively managing:

     . Cash flow related to firmly committed foreign currency transactions; . Anticipated foreign currency cash flow for the future rolling twelve-
       month period; and
     . Any hedges (derivative instruments) that are outstanding.

  We limit the types of derivative instruments we use to forward exchange contracts and foreign currency option contracts (net purchased option contracts). When using forward exchange contracts, we are protected from unfavorable exchange rate movements, but have given up any potential benefit from favorable changes in exchange rates. Purchased option contracts, on the other hand, protect us from unfavorable rate movements while permitting us to benefit from the effect of favorable exchange rate fluctuations. We do not use historic rate rollovers or leveraged options, nor do we sell or write foreign currency options, except in the case of combination option contracts that limit the unfavorable effect of exchange rate movements, while allowing a limited potential benefit from favorable exchange rate movements. The forward exchange or foreign currency option contracts that we use are not exchange traded.

  Each month, our financial officers approve the company's outlook for expected currency exchange rate movements, as well as the policy on desired future foreign currency cash flow positions (long, short, balanced) for those currencies in which we have significant activity. Financial officers receive a daily report on currency exchange rates, cash flow exposure, and open foreign currency hedges. Expected future cash flow positions and strategies are continuously monitored. Foreign exchange management practices, including the use of derivative financial instruments, are presented to the Audit Committee of our Board of Directors at least annually.

  In managing foreign currency risk for our Financial Products' operations, our objective is to minimize earnings volatility resulting from the translation of net foreign currency balance sheet positions. We use forward exchange contracts to offset the risk when the currency of our receivable portfolio does not match the currency of our debt portfolio.

Interest Rate

We use various interest rate derivative instruments, including interest rate swap agreements, interest rate cap (option) agreements, and forward rate agreements to manage exposure to interest rate changes and lower the cost of borrowed funds. All interest rate derivative instruments are linked to debt instruments upon entry. We enter into such agreements only with those financial institutions with strong bond ratings which, in the opinion of management, virtually negates exposure to credit loss.

  Our Financial Products' operations have a "match funding" objective whereby the interest rate profile (fixed rate or floating rate) of their debt portfolio must match the interest rate profile of their receivable, or asset portfolio within specified boundaries. In connection with that objective, we use interest rate derivative instruments to modify the debt structure to match the receivable portfolio. This "match funding" reduces the risk of deteriorating margins between interest-bearing assets and interest-bearing liabilities, regardless of which direction interest rates move. We also use these instruments to gain an economic and/or competitive advantage through lower cost of borrowed funds. This is accomplished by changing the characteristics of existing debt instruments or entering into new agreements in combination with the issuance of new debt.

Commodity Prices

Our Machinery and Engines' operations are subject to commodity price risk, as the price we must pay for raw materials changes with movements in underlying commodity prices. We use commodity swap and option agreements to reduce this risk. However, our use of these types of derivative financial instruments is not material.

II. Sensitivity

Exchange Rate Sensitivity

Based on the anticipated and firmly committed cash inflows and outflows for our Machinery and Engines' operations for the next 12 months and the foreign currency derivative instruments in place at year end, a hypothetical 10% weakening of the U.S. dollar relative to all other currencies would adversely affect our expected 1999 cash flows for our Machinery and Engines' operations by $116 million. This is not materially different than the potential $92 million adverse impact on expected 1998 cash flows for our Machinery and Engines' operations that we reported last year based on similar assumptions and calculations.

  Since our policy for Financial Products' operations is to hedge the foreign exchange risk when the currency of our debt portfolio does not match the currency of our receivable portfolio, a 10% change in the value of the U.S. dollar relative to all other currencies would not have a material effect on our consolidated financial position, results of operations, or cash flow. Neither our policy nor the effect of a 10% change in the value of the U.S. dollar has changed from that reported at the end of last year.

  The effect of the hypothetical change in exchange rates ignores the affect this movement may have on other variables including competitive risk. If it were possible to quantify this competitive impact, the results could well be different than the sensitivity effects shown above. In addition, it is unlikely that all currencies would uniformly strengthen or weaken relative to the U.S. dollar. In reality, some currencies may weaken while others may strengthen.

Interest Rate Sensitivity

For our Machinery and Engines' operations, we currently use interest rate swaps to lower the cost of borrowed funds by attaching fixed-to-floating interest rate swaps to fixed rate debt. A hypothetical 100 basis point adverse move (increase) in interest rates along the entire interest rate yield curve would adversely affect 1999 pretax earnings of Machinery and Engines by $8 million. Last year, similar assumptions and calculations yielded a potential $9 million adverse impact on 1998 pretax earnings.

                                                                Caterpillar Inc.
--------------------------------------------------------------------------------


  For our Financial Products' operations, we use interest rate derivative instruments primarily to meet our "match funding" objectives and strategies. A hypothetical 100 basis point adverse move (increase) in interest rates along the entire interest rate yield curve would adversely affect the 1999 pretax earnings of Financial Products by $14 million. This impact is not materially different from the potential $10 million adverse 1998 pretax earnings impact of a similar interest rate movement as reported last year.

  The effect of the hypothetical change in interest rates ignores the affect this movement may have on other variables including changes in actual sales volumes that could be indirectly attributed to changes in interest rates. The actions that management would take in response to such a change are also ignored. If it were possible to quantify this impact, the results could well be different than the sensitivity effects shown above.

YEAR 2000 CHALLENGE
-------------------

Our Approach

Caterpillar has a comprehensive plan to address the Year 2000 challenge. A Year 2000 Steering Committee, chaired by a member of our Executive Office, is charged with monitoring remediation efforts of our business units and reporting remediation status to our Executive Office and Board of Directors. Although this team has monitoring responsibility, vice presidents in charge of each business unit are responsible for identifying, evaluating, and implementing changes necessary to achieve readiness within their units.

Remediation History and Status

Caterpillar began addressing the Year 2000 challenge as part of plant modernization and corporate restructuring initiatives in the late 1980s and early 1990s. New systems incorporated Year 2000 compliance by design. In 1994, Caterpillar's corporate information systems division initiated projects to address the Year 2000 issue. Today, all Caterpillar business units are engaged in a comprehensive effort to meet the Year 2000 challenge as it impacts their internal and external customers.

 We have established five Year 2000 phases under which units measure their progress:
     .Inventory -- identifying key business areas and related products and services (both internal and external) potentially impacted by the Year 2000 issue;
     .Analysis -- determining how a product or service is impacted and preparing a plan to address the issue;
     .Remediation -- making the necessary changes to bring the product or service into compliance;
     .Validation -- testing the product or service to ensure it is Year 2000 compliant; and
     .Implementation -- installing necessary changes in production.

Internal Systems

As of December 31, 1998, substantially all Caterpillar business units have completed an inventory of internal systems having potential Year 2000 issues. By internal systems, we mean both information technology and non-information technology systems. Analysis to address Year 2000 issues has been completed on about 95% of critical systems within the control of our units. Of those critical systems, about 85% have been remediated and 80% validated. For about 75% of all critical systems within our control, Year 2000 fixes have been implemented.

  About 85% of our business units report that mission-critical systems within their control will be fixed, tested, and in production by June 1, 1999. Substantially all units (over 95%) report that mission-critical and significant priority systems will attain that status by October 1, 1999, with the remaining few units completed prior to year-end 1999.

Caterpillar Products

For some time, we have been assessing the potential impact of the Year 2000 challenge on the operation of machines and engines sold by Caterpillar. Our Electrical and Electronics business unit has substantially completed its review, evaluation, and testing of electronic components and service tools used on Caterpillar machines and engines for Year 2000 related problems. This review included all electronic control modules, display and monitoring systems, generator set control systems, and electronic service tools under the design control of that business unit.

  As a result of this assessment and others completed by Caterpillar, it is our position at this time that the Year 2000 challenge should not have any significant impact on the performance of previous, present, or future Caterpillar machines and engines. We note that our assessment of the Year 2000 impact across our product line is an ongoing process and subject to further review. We are committed to delivering the highest quality products and services to our customers currently and beyond the Year 2000.

Suppliers and Caterpillar Dealers

We are actively assessing the Year 2000 readiness of our significant third-party suppliers. Those efforts include survey mailings, presentations, review of supplier Year 2000 statements, and follow-up activities with suppliers that have not responded to requests for information. For suppliers that have not responded, we are following up to achieve ultimately an acceptable comfort level with our supply chain. For suppliers posing a significant risk, contingency plans are being developed.

  Analysis to address Year 2000 issues has been completed on about 92% of critical dependencies (including suppliers, utilities, and transportation services) outside the control of our business units. For 64% of these critical dependencies, we have implemented Year 2000-ready solutions or confirmed that the business partner or dependency was already Year 2000 compliant. Dependencies reported as outside the control of our units may include those supplied by other units within Caterpillar as well as those supplied by outside companies.

  We are also assessing the readiness of our dealers. Efforts in the U.S. and outside the U.S., include mailings requesting information on remediation plans and status, periodic regional meetings with dealers and their information systems managers, and on-site assessments by Caterpillar managers responsible for specific dealer regions. Based on these communications, we expect that by the end of 1999 our dealers will be in a position to service customers without any significant business disruption related to the Year 2000 issue. We will continually monitor dealer progress against this time frame.

MANAGEMENT'S DISCUSSION AND ANALYSIS continued
--------------------------------------------------------------------------------

Costs

The following cost estimates, which are as of December 31, 1998, would not have a material impact on Caterpillar's results, financial position, or cash flow. As of December 31, 1998, we have incurred about two-thirds of these estimated total costs. As necessary, we will refine these estimates.

  We anticipate incurring $130-150 million in Year 2000-related costs. Of these costs, capital costs for the replacement of systems, hardware, or equipment are currently estimated to be $20-30 million.

  These budgeted costs may not include all of the cost of implementing contingency plans, which are in the process of being developed. These estimates also do not include litigation or warranty costs related to the Year 2000 issue, which at this time cannot be reasonably estimated.

Risks

Our estimates on cost, remediation time frame, and potential financial impact are based on information we have currently. There can be no assurance these estimates will prove accurate and actual results could differ materially from those currently anticipated.

  Factors that could cause actual results to differ include unanticipated supplier or dealer failures; utilities, transportation, or telecommunications breakdowns; U.S. or non-U.S. government failures; and unanticipated failures on our part to address Year 2000-related issues.

  The most reasonably likely worst case scenario in light of these risks would involve a potential loss in sales resulting from production and shipping delays caused by Year 2000-related disruptions. Under this scenario, manual procedures would be required for order processing, invoicing, supplier management processing, warranty claim processing, and for certain factory machine tool operations. The degree of sales loss impact would depend on the severity of the disruption, the time required to correct it, whether the sales loss was temporary or permanent, and the degree to which our primary competitors were also impacted by the disruption.

  To minimize the potential impact of the most reasonably likely worst case scenario, each Caterpillar business unit is developing contingency plans. Finalized contingency plans may involve manual procedures for machine operation, manual procedures for collecting and reporting data, inventory adjustments for major components, and considering alternative sources of supply. Contingency plans, where deemed necessary, will be finalized by the end of 1999.

OUTLOOK
-------

Summary

World economic growth in 1999 is forecast to be similar to 1998 as improvement in Asia offsets slower growth in the Western Hemisphere and continued recession in Japan. Combined with low prices for metals and oil, this outlook is expected to result in slightly lower industry demand for construction and mining machinery.

  While machine demand is forecast to remain close to 1998 levels in the United States, lower demand in Japan, Latin America, Canada, and Australia should more than offset higher demand in Europe. Low prices for agricultural commodities are expected to depress worldwide industry demand for agricultural equipment.

  Worldwide industry demand for engines is forecast to be down slightly due to low oil prices and a softening in the OEM markets, including on-highway trucks. While declines are expected in the Western Hemisphere, demand elsewhere should remain near 1998 levels.

  In this environment, company sales and revenues for 1999 are expected to be slightly below 1998's record levels. Profit is expected to be moderately lower primarily because of the sales volume decrease and the continuing competitive pricing environment. As indicated at the end of the third quarter, our growth initiatives unfavorably impacted 1998 profit by about 10%. We expect that the dilutive effect in 1999 will be less than 1998 as some programs near completion. We anticipate the impact of our growth initiatives to be accretive in 2000.

North America

In the United States, Gross Domestic Product (GDP) growth is forecast to slow from 3.7% in 1998 to about 2.5% in 1999. Housing starts should remain strong, and the new six-year highway spending bill will significantly increase highway construction spending as well as aggregates production. Metal mining and agriculture, however, are expected to remain weak due to low worldwide prices. Overall, industry demand for machines is expected to remain at about last year's level. Industry demand for engines is forecast to decline due to lower on-highway truck and turbine engine demand. In Canada, slower economic growth is expected to result in slightly lower industry demand for both machines and engines. Company sales for the region are forecast to decline as dealers are not expected to increase new machine inventory as they did in 1998 and as industry demand for engines declines.

EAME

In Western Europe, GDP growth is expected to be about 2.7%, resulting in slightly higher industry demand for construction and mining machines. Demand in the United Kingdom, however, is anticipated to decline due to weak growth resulting from high interest rates and a strong currency. European demand for reciprocating engines is likely to be flat to down, but turbine demand is forecast to improve. In Africa & Middle East weak growth and low commodity prices are likely to keep industry demand for both machines and engines from exceeding 1998 levels. In Russia, continued recession and instability are forecast to result in lower industry demand. For the region as a whole, higher European industry demand for construction and mining machinery should lead to higher company sales.

Latin America

As a result of the January 13th Brazilian currency devaluation, recession is now forecast for the region. Brazil is likely to experience severe recession in the first half of 1999 which will likely adversely impact neighboring countries, particularly Argentina. The whole region is expected to suffer from higher interest rates and reductions in government spending as countries defend their currencies. Mexico is expected to avoid recession although growth will likely slow. For the region as a whole, industry demand for

                                                                Caterpillar Inc.
-------------------------------------------------------------------------------

machines and engines is forecast to decline significantly, leading to a drop in company sales.

Asia/Pacific

In the Asia/Pacific region, the developing countries which experienced severe recession in 1998 should begin to stabilize and China should continue to grow at about 7%. As a result, GDP for developing Asia is expected to increase from .6% in 1998 to 3.3% in 1999. Industry demand for machines is forecast to be flat with an increase in China offsetting continued decline in Southeast Asia and Korea. Industry demand for engines should also be about flat. Japan is expected to remain in recession with GDP forecast to fall 1% and industry demand expected to further decline. In Australia, slower economic growth and low commodity prices will likely result in lower industry demand for both machines and engines. For the region as a whole, company sales are forecast to be up slightly as higher sales in developing Asia offset lower sales in Australia.

  The information included in the Outlook section is forward looking and involves risks and uncertainties that could significantly affect expected results. A discussion of these risks and uncertainties is contained in Form 8-K filed with the Securities & Exchange Commission on January 20, 1999.

                                          MANAGEMENT'S DISCUSSION AND ANALYSIS

                      SUPPLEMENTAL STOCKHOLDER INFORMATION

Shareholder Services:

 Stock Transfer Agent
 First Chicago Trust Company of New York
 P.O. Box 2500
 Jersey City, NJ 07303-2500
 phone:  (800) 446-2617 (U.S. or Canada)
         (201) 324-0498 (Outside U.S. or Canada)
         (201) 222-4955 (Hearing impaired)
 Internet home page: www.fctc.com
 e-mail: fctc@em.fcnbd.com

 Caterpillar Assistant Secretary:

 Laurie J. Huxtable
 Assistant Secretary
 Caterpillar Inc.
 100 N.E. Adams Street
 Peoria, IL 61629-7310
 phone: (309) 675-4619
 fax: (309) 675-6620
 e-mail: huxtable_laurie_j@CAT.com

Stock Purchase Plan:

Current shareholders and other interested investors may purchase Caterpillar Inc. common stock directly through the DirectSERVICE(TM) Investment Program sponsored and administered by our Transfer Agent.

  Current shareholders can get more information on the program from our Transfer Agent using the contact information provided above. Non-shareholders can request program materials by calling: 800-955-4749 (U.S. and Canada) or 201-324-0498 (outside the U.S. and Canada). The DirectSERVICE Investment Program may also be accessed from our Investor Relations web site or First Chicago's home page.

Investor Relations:

Institutional analysts, portfolio managers, and representatives of financial institutions seeking additional information about the Company should contact:

 Director of Investor Relations
 James F. Masterson
 Caterpillar Inc.
 100 N.E. Adams Street, Peoria, IL 61629-5310
 phone: (309) 675-4549
 fax: (309) 675-4457
 e-mail: CATir@CAT.com
 Internet web site: www.CAT.com/investor

Common Stock (NYSE: CAT)

Listing Information: Caterpillar common stock is listed on the New York, Pacific and Chicago stock exchanges in the United States, and on stock exchanges in Belgium, France, Germany, Great Britain, and Switzerland.

Price Ranges: Quarterly price ranges of Caterpillar common stock on the New York Stock Exchange, the principal market in which the stock is traded, were:

                   1998                        1997
           ---------------------       ----------------------
Quarter     High           Low           High           Low
-------    -------       -------       --------       -------
First....  59 1/4        44 1/2        41 7/8         36 1/4
Second...  60 3/4        51 1/16       54 11/16       38 3/16
Third....  56 5/16       39 1/16       61 1/2         52 1/4
Fourth...  52 3/16       41 1/8        60 15/16       44

Number of Stockholders: Stockholders of record at year end totaled 34,527, compared with 32,409 at the end of 1997. Approximately 68% of our issued shares are held by institutions and banks, 25% by individuals, and 7% by Caterpillar benefit plans.

  Employees' investment and profit-sharing plans acquired 2,685,138 shares of Caterpillar stock in 1998. Investment plans, for which membership is voluntary, held 26,663,273 shares for employee accounts at 1998 year end. Profit-sharing plans, in which membership is automatic for most U.S. and Canadian employees in eligible categories, held 480,790 shares at 1998 year end.

Company Publications:

To request any of the following materials, call our Financial Hotline -- (800) CAT-7717 (U.S. & Canada) or (201) 332-8602 (outside U.S. or Canada); or visit our Investor Relations web site to download or request materials on-line:

  . Annual Report/Proxy Statement (early March)
  . Form 10-K (late April)
  . Form 10-Q (late May, Aug., and Nov.)
  . Financial Results Press Release (late Jan., April, July, and Oct.) . General Investor Packet

  To hear a summary of Caterpillar's latest financial results and current outlook or to request a copy of results by fax or mail, call our Financial Hotline.

Annual Meeting:

On Wednesday, April 14, 1999, at 10:30 a.m., Eastern Standard Time, the annual meeting of stockholders will be held at Graylyn International Conference Center of Wake Forest University, Winston-Salem, North Carolina. Requests for proxies are being sent to stockholders with this report mailed on or about February 26, 1999.

Internet:

Visit us on the Internet at www.CAT.com.

                             DIRECTORS AND OFFICERS

DIRECTORS
Lilyan H. Affinito/2,4/      Former Vice Chairman, Maxxam Group Inc.
Glen A. Barton/5/            Chairman and Chief Executive Officer, Caterpillar
                              Inc.
W. Frank Blount/1,3/         Director and Chief Executive Officer, Telstra
                              Corporation Limited
John R. Brazil/1,3/          President, Bradley University
John T. Dillon/2,4/          Chairman and Chief Executive Officer,
                              International Paper
Donald V. Fites/3,4,5/       Former Chairman and Chief Executive Officer,
                              Caterpillar Inc.
Juan Gallardo/1,3/           Chairman and Chief Executive Officer,
                              Grupo Embotelladoras Unidas S.A. de C.V.
David R. Goode/1,2/          Chairman, President, and Chief Executive Officer,
                              Norfolk Southern Corporation
James P. Gorter/1,2/         Chairman, Baker, Fentress & Company
Peter A. Magowan/2,4/        Former Chairman and CEO, Safeway Inc.; President
                              and Managing General Partner, San Francisco Giants
Gordon R. Parker/1,3/        Former Chairman, Newmont Mining Corporation
George A. Schaefer/1,3/      Former Chairman and Chief Executive Officer,
                              Caterpillar Inc.
Joshua I. Smith/3,4/         Chairman and Chief Executive Officer, The MAXIMA
                              Corporation
Clayton K. Yeutter/2,4/      Of Counsel to Hogan & Hartson, Washington, D.C.

/1/  Member of Audit Committee (David R. Goode, chairman)
/2/  Member of Compensation Committee (James P. Gorter, chairman)
/3/  Member of Nominating Committee (Joshua I. Smith, chairman)
/4/  Member of Public Policy Committee (Clayton K. Yeutter, chairman)

OFFICERS
Glen A. Barton/5/            Chairman and Chief Executive Officer
Gerald S. Flaherty           Group President
James W. Owens               Group President
Gerald L. Shaheen            Group President
Richard L. Thompson          Group President
R. Rennie Atterbury III      Vice President, General Counsel and Secretary
James W. Baldwin             Vice President
Sidney C. Banwart            Vice President
Vito H. Baumgartner          Vice President
Michael J. Baunton           Vice President
James S. Beard               Vice President
Richard A. Benson            Vice President
Ronald P. Bonati             Vice President
James E. Despain             Vice President
Roger E. Fischbach/6/        Vice President
Michael A. Flexsenhar        Vice President
Donald M. Ings               Vice President
Duane H. Livingston          Vice President
Robert R. Macier             Vice President
David A. McKie               Vice President
F. Lynn McPheeters           Vice President
Daniel M. Murphy             Vice President
Douglas R. Oberhelman        Vice President
Gerald Palmer                Vice President
Robert C. Petterson          Vice President
John E. Pfeffer              Vice President
Siegfried R. Ramseyer        Vice President
Alan J. Rassi                Vice President
Gary A. Stroup               Vice President
Sherril K. West              Vice President
Donald G. Western            Vice President
Steven H. Wunning            Vice President
Robert R. Gallagher          Controller
Kenneth J. Zika              Treasurer
Robin D. Beran               Assistant Treasurer
Mary J. Callahan             Assistant Secretary
Laurie J. Huxtable           Assistant Secretary
__________
Note: All director/officer information is as of December 31, 1998, except as noted.

/5/  Effective February 1, 1999
/6/  Will retire effective April 1, 1999

                                      NOTES
--------------------------------------------------------------------------------

                                     NOTES
--------------------------------------------------------------------------------

                             [LOGO OF CATERPILLAR]

                              VOTING INSTRUCTION

                           [LOGO OF CATERPILLAR(R)]


               ANNUAL MEETING OF STOCKHOLDERS - APRIL 14, 1999

   THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      At the Annual Meeting of Stockholders of the Company on April 14, 1999, or at any adjournments thereof, the undersigned hereby authorizes THE NORTHERN TRUST COMPANY, as Trustee, to appoint L.H. AFFINITO and J.I. SMITH, and each or either of them, with power of substitution, proxies to vote all shares of the Company's stock credited to the accounts of the undersigned under the Employees' Investment Plan Trust at the close of business on February
    16, 1999, as directed hereon on the following matters, and, in their discretion, on any other matters that may come before the meeting.


    Election of Directors. Nominees: W.F. Blount, J.R. Brazil, J.P. Gorter, P.A. Magowan, C.K. Yeutter

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .



                    ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year's annual report and proxy materials via the Internet. Next year when the materials are available, we will send you an e-mall with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit http://www.vote-by-net.com.

[X] Please mark your
    votes as in this
    example.

This Proxy, when properly executed, will be voted in the manner you have directed. If no direction is given, this Proxy will be voted FOR the election of directors, FOR proposal 2 and AGAINST proposals 3 and 4.

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                    FOR      WITHHELD                                                                      FOR     AGAINST   ABSTAIN
 1.  Election of                          Nominees:               2. Appointment of Independent Auditors   [_]       [_]       [_]
     Directors      [_]        [_]        1. W. Frank Blount
                                          2. John R. Brazil
For, except vote withheld from the        3. James P. Gorter
 following nominee(s):                    4. Peter A. Magowan     3. Shareholder Proposal--Country
                                          5. Clayton K. Yeutter      Selection Guidelines                  [_]       [_]       [_]
-----------------------------------------------------------------


                                                                  4. Shareholder Proposal--Declassify
                                                                      Board                                [_]       [_]       [_]
                                                                --------------------------------------------------------------------

                                                                  NOTE: Please sign exactly as name appears hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                                                  ____________________________________________________________

                                                                  ____________________________________________________________
                                                                      SIGNATURE (S)                                DATE

____________________________________________________________________________________________________________________________________
                                                     . FOLD AND DETACH HERE .


                         NEW VOTING OPTIONS AVAILABLE!

--------------------------------------------------------------------------------
                                 VOTE BY MAIL
--------------------------------------------------------------------------------

Complete, date, sign and mail your proxy card (above) in the enclosed envelope to:

Caterpillar Inc.
c/o First Chicago Trust
Company of New York
P.O. Box 8940
Edison, NJ 08818
USA

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                 VOTE BY PHONE
--------------------------------------------------------------------------------

Call 1-800-OK2-VOTE
(1-800-652-8683)
toll free from U.S. & Canada

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               VOTE BY INTERNET
--------------------------------------------------------------------------------

Access http://www.vote-by-net.com for on-line voting.

--------------------------------------------------------------------------------

 . Available 24 hours a day, 7 days a week.

 . To vote by phone or internet, have your social security number and your proxy card available. The sequence of numbers appearing on your card and social security number are necessary to verify your vote.

 . A phone or internet vote authorizes the named proxies in the same manner as if you marked, signed and returned your card by mail.

                         PROXY AND VOTING INSTRUCTION


                           [LOGO OF CATERPILLAR(R)]


                ANNUAL MEETING OF STOCKHOLDERS - APRIL 14, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      At the Annual Meeting of Stockholders of the Company on April 14, 1999, or at any adjournments thereof, the undersigned hereby appoints (i) L.H. AFFINITO and J.I. SMITH, and each of them, proxies with power of substitution to vote the common stock of the undersigned and (ii) THE NORTHERN TRUST COMPANY, as Trustee, to appoint L.H. AFFINITO and J.I. SMITH, and each or either of them, with power of substitution, proxies to vote all shares of the Company's stock credited to the accounts of the undersigned under the Employees' Investment Plan Trust and/or the Caterpillar Inc. Investment Trust at the close of business on February 16, 1999, as directed hereon on the following matters, and, in their discretion, on any other matters that may come before the meeting.

    Election of Directors. Nominees: W.F. Blount, J.R. Brazil, J.P. Gorter, P.A. Magowan, C.K. Yeutter

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS. THIS CARD ALSO CONSTITUTES VOTING INSTRUCTIONS FOR ANY SHARES HELD BY THE UNDERSIGNED IN ANY COMPANY EMPLOYEE INVESTMENT PLANS.
                                                                    ------------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                    ------------
--------------------------------------------------------------------------------
                           .  FOLD AND DETACH HERE .



                            INTERNET ACCOUNT ACCESS

Registered shareholders can now access account information on the Internet at http://gateway.fctc.com.

Through this site, you can view your current share balance, access your account history sell or request a certificate for shares, and obtain current and historical stock prices.

You must have the following to use this service:
    . issue and account number (located on your account statement or check stub)
    . password (located on your account statement or check stub) or call 877-THE-WEB7 to have your password reissued by mail
    .  U.S. social security number


                    ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year's annual report and proxy materials via the Internet. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit http://www.vote-by-net.com.

[X] Please mark your
    votes as in this
    example.

This Proxy, when properly executed, will be voted in the manner you have directed. If no direction is given, this Proxy will be voted FOR the election of directors, FOR proposal 2 and AGAINST proposals 3 and 4.

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                    FOR      WITHHELD                                                                      FOR     AGAINST   ABSTAIN
 1.  Election of                          Nominees:               2. Appointment of Independent Auditors   [_]       [_]       [_]
     Directors      [_]        [_]        1. W. Frank Blount
                                          2. John R. Brazil
For, except vote withheld from the        3. James P. Gorter
 following nominee(s):                    4. Peter A. Magowan     3. Shareholder Proposal--Country
                                          5. Clayton K. Yeutter      Selection Guidelines                  [_]       [_]       [_]
-----------------------------------------------------------------


                                                                  4. Shareholder Proposal--Declassify
                                                                      Board                                [_]       [_]       [_]
                                                                --------------------------------------------------------------------

                                                                  NOTE: Please sign exactly as name appears hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                                                  ____________________________________________________________

                                                                  ____________________________________________________________
                                                                      SIGNATURE (S)                                DATE

____________________________________________________________________________________________________________________________________
                                                     . FOLD AND DETACH HERE .


                         NEW VOTING OPTIONS AVAILABLE!

--------------------------------------------------------------------------------
                                 VOTE BY MAIL
--------------------------------------------------------------------------------

Complete, date, sign and mail your proxy card (above) in the enclosed envelope to:

Caterpillar Inc.
c/o First Chicago Trust
Company of New York
P.O. Box 8940
Edison, NJ 08818
USA

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                 VOTE BY PHONE
--------------------------------------------------------------------------------

Call 1-800-OK2-VOTE
(1-800-652-8683)
toll free from U.S. & Canada

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               VOTE BY INTERNET
--------------------------------------------------------------------------------

Access http://www.vote-by-net.com for on-line voting.

--------------------------------------------------------------------------------

 . Available 24 hours a day, 7 days a week.

 . To vote by phone or internet, have your social security number and your proxy card available. The sequence of numbers appearing on your card and social security number are necessary to verify your vote.

 . A phone or internet vote authorizes the named proxies in the same manner as if you marked, signed and returned your card by mail.

                                     PROXY

                           [LOGO OF CATERPILLAR(R)]

                ANNUAL MEETING OF STOCKHOLDERS - APRIL 14, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     At the Annual Meeting of Stockholders of the Company on April 14, 1999, or at any adjournments thereof, the undersigned hereby appoints L.H. AFFINITO and J.I. SMITH, and each of them, proxies with power of substitution to vote the stock of the undersigned on the following matters, and, in their discretion, on any other matters that may come before the meeting.

  Election of Directors, Nominees: W.F. Blount, J.R. Brazil, J.P. Gorter, P.A. Magowan, C.K. Yeutter

  YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                            -----------
                                                            SEE REVERSE
                                                                SIDE
                                                            -----------
--------------------------------------------------------------------------------
                           .  FOLD AND DETACH HERE  .


                            INTERNET ACCOUNT ACCESS

Registered shareholders can now access account information on the Internet at http://gateway.fctc.com.

Through this site, you can view your current share balance, access your account history, sell or request a certificate for shares, and obtain current and historical stock prices.

You must have the following to use this service:
  . issue and account number (located on your account statement or check stub) . password (located on your account statement or check stub) or call 877-THE-
     WEB7 to have your password reissued by mail
  .  U.S. social security number


                    ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year's annual report and proxy materials via the Internet. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit http://www.vote-by-net.com.

[X] Please mark your
    votes as in this
    example.

This Proxy, when properly executed, will be voted in the manner you have directed. If no direction is given, this Proxy will be voted FOR the election of directors, FOR proposal 2 and AGAINST proposals 3 and 4.

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                    FOR      WITHHELD                                                                      FOR     AGAINST   ABSTAIN
 1.  Election of                          Nominees:               2. Appointment of Independent Auditors   [_]       [_]       [_]
     Directors      [_]        [_]        1. W. Frank Blount
                                          2. John R. Brazil
For, except vote withheld from the        3. James P. Gorter
 following nominee(s):                    4. Peter A. Magowan     3. Shareholder Proposal--Country
                                          5. Clayton K. Yeutter      Selection Guidelines                  [_]       [_]       [_]
-----------------------------------------------------------------

                                                                  4. Shareholder Proposal--Declassify
                                                                      Board                                [_]       [_]       [_]
                                                                --------------------------------------------------------------------

                                                                  NOTE: Please sign exactly as name appears hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                                                  ____________________________________________________________

                                                                  ____________________________________________________________
                                                                      SIGNATURE (S)                                DATE

____________________________________________________________________________________________________________________________________
                                                     . FOLD AND DETACH HERE .


                         NEW VOTING OPTIONS AVAILABLE!

--------------------------------------------------------------------------------
                                 VOTE BY MAIL
--------------------------------------------------------------------------------

Complete, date, sign and mail your proxy card (above) in the enclosed envelope to:

Caterpillar Inc.
c/o First Chicago Trust
Company of New York
P.O. Box 8940
Edison, NJ 08818
USA

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                 VOTE BY PHONE
--------------------------------------------------------------------------------

Call 1-800-OK2-VOTE
(1-800-652-8683)
toll free from U.S. & Canada

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               VOTE BY INTERNET
--------------------------------------------------------------------------------

Access http://www.vote-by-net.com for on-line voting.

--------------------------------------------------------------------------------

 . Available 24 hours a day, 7 days a week.

 . To vote by phone or internet, have your social security number and your proxy card available. The sequence of numbers appearing on your card and social security number are necessary to verify your vote.

 . A phone or internet vote authorizes the named proxies in the same manner as if you marked, signed and returned your card by mail.

                              VOTING INSTRUCTION

                           [LOGO OF CATERPILLAR(R)]

                ANNUAL MEETING OF STOCKHOLDERS - APRIL 14, 1999

   THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        At the Annual Meeting of Stockholders of the Company on April 14, 1999, or at any adjournments thereof, the undersigned hereby authorizes THE CANADA TRUST COMPANY, as Trustee, to appoint L.H. AFFINITO and J.I. SMITH, and each or either of them, with power of substitution, proxies to vote all shares of the Company's stock credited to the accounts of the undersigned under the Employees' Investment Plan Trust at the close of business on February 16, 1999, as directed hereon on the following matters, and, in their discretion, on any other matters that may come before the meeting.


    Election of Directors. Nominees: W.F. Blount, J.R. Brazil, J.P. Gorter, P.A. Magowan, C.K. Yeutter


________________________________________________________________________________
                           . FOLD AND DETACH HERE .



                     ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year's annual report and proxy materials via the Internet. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit http://www.vote-by-net.com.

[X] Please mark your
    votes as in this
    example.

This Proxy, when properly executed, will be voted in the manner you have directed. If no direction is given, this Proxy will be voted FOR the election of directors, FOR proposal 2 and AGAINST proposals 3 and 4.

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                    FOR      WITHHELD                                                                      FOR     AGAINST   ABSTAIN
 1.  Election of                          Nominees:               2. Appointment of Independent Auditors   [_]       [_]       [_]
     Directors      [_]        [_]        1. W. Frank Blount
                                          2. John R. Brazil
For, except vote withheld from the        3. James P. Gorter
 following nominee(s):                    4. Peter A. Magowan     3. Shareholder Proposal--Country
                                          5. Clayton K. Yeutter      Selection Guidelines                  [_]       [_]       [_]
-----------------------------------------------------------------

                                                                  4. Shareholder Proposal--Declassify
                                                                      Board                                [_]       [_]       [_]
                                                                --------------------------------------------------------------------

                                                                  NOTE: Please sign exactly as name appears hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                                                  ____________________________________________________________

                                                                  ____________________________________________________________
                                                                      SIGNATURE (S)                                DATE

____________________________________________________________________________________________________________________________________
                                                     . FOLD AND DETACH HERE .


                         NEW VOTING OPTIONS AVAILABLE!

--------------------------------------------------------------------------------
                                 VOTE BY MAIL
--------------------------------------------------------------------------------

Complete, date, sign and mail your proxy card (above) in the enclosed envelope to:

Caterpillar Inc.
c/o First Chicago Trust
Company of New York
P.O. Box 8940
Edison, NJ 08818
USA

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                 VOTE BY PHONE
--------------------------------------------------------------------------------

Call 1-800-OK2-VOTE
(1-800-652-8683)
toll free from U.S. & Canada

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               VOTE BY INTERNET
--------------------------------------------------------------------------------

Access http://www.vote-by-net.com for on-line voting.

--------------------------------------------------------------------------------

 . Available 24 hours a day, 7 days a week.

 . To vote by phone or internet, have your social security number and your proxy card available. The sequence of numbers appearing on your card and social security number are necessary to verify your vote.

 . A phone or internet vote authorizes the named proxies in the same manner as if you marked, signed and returned your card by mail.